  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 13, 1996.
                                                      REGISTRATION NO. 333-07069

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        -----------------------------
                               AMENDMENT NO.1
                                     TO
                                  FORM S-4
                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933

                        -----------------------------

                          ETC TRANSACTION CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                ALBERTA, CANADA                               8099                                 75-2578619
        (State or Other Jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
         Incorporation or Organization)            Classification Code Number)                Identification No.)

                          5025 Arapaho Road, Suite 515
                              Dallas, Texas 75248
                                 (214) 980-0900
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                 L. CADE HAVARD
                      Chairman and Chief Executive Officer
                          ETC TRANSACTION CORPORATION
                          5025 Arapaho Road, Suite 515
                              Dallas, Texas 75248
                                 (214) 980-0900
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                        -----------------------------

                                   COPIES TO:
    Richard B. Goodner, Esq.                        David M. Goldenberg, Esq.
   Looper, Reed, Mark & McGraw                           Beaumont Church
          Incorporated                                    2200 AGT Tower
     4100 Thanksgiving Tower                          411 - 1st Street S.E.
         1601 Elm Street                                 Calgary, Alberta
       Dallas, Texas 75201                                Canada T2G 5E7

================================================================================

  Approximate date of commencement of proposed sale of the securities to the public:

        AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AND ONCE ALL CONDITIONS TO THE CONTINUANCE AND DOMESTICATION OF THE REGISTRANT AS A DELAWARE CORPORATION AND THE MERGER OF ELECTRONIC TRANSMISSION CORPORATION, A TEXAS CORPORATION, WITH AND INTO THE REGISTRANT PURSUANT TO THE AGREEMENT AND PLAN OF MERGER DESCRIBED IN THE ENCLOSED PROXY STATEMENT/PROSPECTUS, HAVE BEEN SATISFIED OR WAIVED.

        If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

                       CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                Proposed Maximum          Proposed Maximum
Title of Each Class of Securities       Amount to be             Offering Price          Aggregate Offering         Amount of
       to be Registered                 Registered (1)            Per Share (2)              Price (2)         Registration Fee (3)
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value       10,949,146                 $0.001                  $10,949.15               $100.00
- ------------------------------------------------------------------------------------------------------------------------------------

(1) Number of shares of common stock, $0.001 par value, of the Registrant to be registered on the basis of the exchange ratio for such shares as applicable to (a) the Registrant's existing shareholders and (b) the shares of common stock to be issued pursuant to the Agreement and Plan of Merger with Electronic Transmission Corporation.
(2)  Estimated solely for calculation of the Registration Fee.
(3)  This amount was previously paid with the initial filing.

        Expenses to be incurred by the Registrant, excluding the Registration Fee, are estimated to be $150,000.

                               ---------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
 Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
 Section 8(a), may determine.

================================================================================

                          ETC TRANSACTION CORPORATION
                          5025 Arapaho Road, Suite 515
                              Dallas, Texas 75248

               NOTICE OF THE COMBINED ANNUAL AND SPECIAL MEETING
                  OF SHAREHOLDERS TO BE HELD OCTOBER 28, 1996


         NOTICE IS HEREBY GIVEN that the Combined Annual and Special Meeting of the Shareholders (the "Meeting") of ETC Transaction Corporation (the "Company") will be held at the offices of Beaumont Church, Barristers and Solicitors, 2200 AGT Tower, 411 - 1st Street S.E., Calgary, Alberta, Canada T2G 5E7 on October 28, 1996 at 2:00 p.m. local time for the following purposes, namely:

1. To receive and consider the Annual Audited Financial Statements of the Company for the fiscal year ended December 31, 1995 and the Auditor's Report thereon.

2. To elect the directors for the ensuing year and to elect the replacement directors to serve upon completion of the Continuance and Merger, as hereinafter defined, if approved.

3. To appoint the auditors to serve until the close of the next annual meeting of the Company and to authorize the directors to fix the auditors' remuneration.

4. To consider and, if thought fit, to approve the following special resolutions having the effect of approving the continuance (the "Continuance") of the Company into the State of Delaware, U.S.A. The effectiveness of the Continuance of the Company is expressly conditioned upon the effectiveness of the merger (the "Merger") of the Company with Electronic Transmission Corporation, a Texas corporation ("ETC-Texas").

         "BE IT RESOLVED, as special resolutions that:

         (a) The Company be and is hereby authorized to apply to the Registrar of Corporations for the Province of Alberta and the Secretary of State for the State of Delaware for authorization to continue the Company into the State of Delaware under section 182 of the Alberta Business Corporations Act and
                 section 388 of the Delaware General Corporation Law (the "DGCL") as if the Company had been incorporated under the DGCL pursuant to section 101 of the DGCL and amendments thereto;

         (b) The Certificate of Domestication and Certificate of Incorporation under the DGCL (collectively, the "Filing Documents") in the form presented at the Meeting are hereby approved;

         (c) Subject to acceptance of the filing of the Filing Documents with the Delaware Secretary of State, the Filing Documents and form of Bylaws presented at the Meeting are adopted in substitution for the existing organizational documents of the Company;

         (d) Subject to the shareholders passing the special resolution approving the amalgamation and merger of the Company with ETC-Texas, the officers and directors of the Company are hereby authorized and directed to do such things and to execute such documents as may be necessary or desirable in order to effect the continuance of the Company from Alberta to Delaware; and

         (e) The directors of the Company may revoke these resolutions before they are acted upon without further approval of the shareholders of the Company."

5. To consider and, if thought fit, to pass the following special resolutions approving the amalgamation of the Company and ETC-Texas. The effectiveness of the Merger of the Company and ETC-Texas is expressly conditioned upon the effectiveness of the Continuance of the Company into the State of Delaware.

         "BE IT RESOLVED, as special resolutions, that:

         (a) The Agreement and Plan of Merger (the "Merger Agreement"), to become effective following the continuance of the Company into Delaware, between the Company and ETC-Texas, a corporation incorporated under the laws of the State of Texas, with or without amendment, and all of the transactions contemplated thereby, including the amalgamation and merger of the Company with ETC-Texas, whereby the amalgamated or survivor corporation shall be domiciled in the State of Delaware under the name Electronic Transmission Corporation, all as more particularly described in the enclosed Joint Proxy Statement/Prospectus and Information Circular be, and are hereby approved;

         (b) Subject to the shareholders of the Company passing the special resolutions approving the continuance of the Company from Alberta to Delaware, the officers and directors of the Company are hereby authorized and directed to do such things and execute such documents as may be necessary or desirable in order to give effect to the Merger Agreement; and

         (c) The directors of the Company may revoke these resolutions before they are acted upon without further approval of the shareholders of the Company."

6. To consider and, if thought fit, to pass the following special resolution changing the name of the Company to Electronic Transmission Corporation. The Company's name will not be changed unless the Continuance of the Company into the State of Delaware and the Merger of the Company with ETC-Texas are both approved and ratified.

         "BE IT RESOLVED, as special resolutions, that:

         (a) The name of the Company be changed to Electronic Transmission Corporation if the shareholders of the Company pass the special resolutions approving the continuance of the Company from Alberta to Delaware and the Merger Agreement;

         (b) The officers and directors of the Company are hereby authorized and directed to do such things and execute such documents as may be necessary or desirable in order to give effect to the name change; and

         (c) The directors of the Company may revoke these resolutions before they are acted upon without further approval of the shareholders of the Company."

7. To transact such other business as may properly come before the Meeting or any adjournments thereof.

         TAKE NOTICE that pursuant to the Alberta Business Corporations Act (the "ABCA") you may until October 28, 1996 (the day of the Meeting) give the Company a Notice of Dissent by registered mail addressed to the Company at c/o Beaumont Church, Barristers and Solicitors, 2200 AGT Tower, 411 1st Street S.E., Calgary, Alberta, Canada T2G 5E7, with respect to the above special resolutions regarding the continuance of the Company into the State of Delaware and the amalgamation and merger of the Company with Electronic Transmission Corporation. Pursuant to section 184 of the ABCA, a dissenting shareholder is entitled to be paid by the Company the fair value of the shares held by him in respect of which he dissents, determined at the close of business on the day before the Meeting. Details of your dissent rights and a copy of section 184 of the ABCA are contained in the accompanying Joint Proxy Statement/Prospectus and Information Circular.

         All of the matters are more fully described in the accompanying Joint Proxy Statement/Prospectus and Information Circular accompanying this Notice. Shareholders of record on the Company's stock transfer records at the close of business on September 23, 1996 are entitled to notice of and to vote at the Meeting or any adjournment thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection at the offices of Beaumont Church, Barristers and Solicitors, 2200 AGT Tower, 411 -- 1st Street S.E., Calgary, Alberta, Canada T2G 5E7 at least ten (10) days prior to the Meeting.

         If you are unable to attend the Meeting in person, please read the Joint Proxy Statement/Prospectus and Information Circular enclosed herewith and then complete and return the Proxy within the time set forth in the Joint Proxy Statement/Prospectus and Information Circular. The enclosed Proxy is solicited by management.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        L. CADE HAVARD
                                        Chairman and Chief Executive Officer

Dallas, Texas
__________, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED REPLY ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                      ELECTRONIC TRANSMISSION CORPORATION
                          5025 Arapaho Road, Suite 515
                              Dallas, Texas 75248

                    NOTICE OF SPECIAL SHAREHOLDERS' MEETING
                          TO BE HELD OCTOBER 21, 1996


         A Special Shareholders' Meeting (the "ETC-Texas Meeting") of ELECTRONIC TRANSMISSION CORPORATION, a Texas corporation ("ETC-Texas") will be held at 5025 Arapaho Road, Suite 515, Dallas, Texas 75248 on October 21, 1996 at 2:00 p.m., local time, for the following purposes:

         1. To consider and, if thought fit, to approve the following special resolutions having the effect of approving the merger of ETC Transaction Corporation, an Alberta, Canada corporation (the "Company" and sometimes referred to as the "Surviving Corporation"), with and into ETC-Texas (the "Merger"). The effectiveness of the Merger is expressly conditioned on the approval and effectiveness of the domestication of the Company into the State of Delaware under the identical name.

                 "BE IT RESOLVED, as special resolutions, that:

                 (a) To approve an Agreement and Plan of Merger (the "Merger Agreement") between ETC-Texas and the Company, with or without amendment, to become effective following the continuance and domestication of the Company into the State of Delaware, and to approve all of the transactions contemplated thereby, whereby the Surviving Corporation shall be domiciled in the State of Delaware under the name Electronic Transmission Corporation, all as more particularly described in the enclosed Joint Proxy Statement/Prospectus and Information Circular;

                 (b) The directors of ETC-Texas are authorized to abandon the Merger Agreement to merge ETC-Texas with the Company, at any time, if in their sole discretion, they consider it appropriate to do so, without further approval of the shareholders of ETC-Texas, and in such case, the relevant special resolution or resolutions shall be deemed to have been rescinded;

                 (c) The effectiveness of the Merger of ETC-Texas with and into the Company is expressly conditioned upon the approval and effectiveness of the continuation and domestication of the Company into the State of Delaware; and

                 (d) Any one of the directors or officers be and each is hereby authorized and directed to do, sign and execute all instruments, deeds and documents, including amendments thereof, necessary or desirable to carry out the foregoing and to affix the corporate seal as necessary."

         2. To transact such other business as may properly come before the ETC-Texas Meeting and any adjournments thereof.

         TAKE NOTICE that pursuant to the Texas Business Corporation Act (the "TBCA"), you may until October 21, 1996 (the day of the ETC-Texas Meeting) give ETC-Texas a notice of dissent by registered mail addressed to ETC-Texas at 5025 Arapaho Road, Suite 515, Dallas, Texas 75248, Attention: Secretary, with respect to the above special resolutions. As a result of giving notice of dissent you may, on receiving notice of intention to act under Article 5.12 of the TBCA, require ETC-Texas to purchase all your shares in respect of which the notice of dissent was given. A copy of Articles 5.11, 5.12 and 5.13 of the TBCA is attached to the accompanying Joint Proxy Statement/Prospectus and Information Circular.

         All of the matters are more fully described in the accompanying Joint Proxy Statement/Prospectus and Information Circular accompanying this Notice. Shareholders of record on ETC-Texas' stock transfer records at the close of business on September 23, 1996 are entitled to notice of and to vote at the ETC-Texas Meeting or any postponement or adjournment thereof. A list of shareholders entitled to vote at the ETC-Texas Meeting will be available for inspection at ETC-Texas' office, 5025 Arapaho Road, Suite 515, Dallas, Texas 75248, at least 10 days prior to the ETC-Texas Meeting.

         If you are unable to attend the ETC-Texas Meeting in person, please read the Joint Proxy Statement/Prospectus and Information Circular enclosed herewith and then complete and return the Proxy within the time set forth in the Joint Proxy Statement/Prospectus and Information Circular. The enclosed Proxy is solicited by management.

                                 BY ORDER OF THE BOARD OF DIRECTORS



                                 L. CADE HAVARD
                                 Chairman, President and Chief Executive Officer

Dallas, Texas
__________, 1996


         WHETHER OR NOT YOU PLAN TO ATTEND THE ETC-TEXAS MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED REPLY ENVELOPE. IF YOU ATTEND THE ETC-TEXAS MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 13, 1996

    ETC TRANSACTION CORPORATION        ELECTRONIC TRANSMISSION CORPORATION
  (an Alberta, Canada corporation)            (a Texas corporation)
    5025 Arapaho Road, Suite 515          5025 Arapaho Road, Suite 515
        Dallas, Texas 75248                    Dallas, Texas 75248

                           ------------------------

                        JOINT PROXY STATEMENT/PROSPECTUS
                              INFORMATION CIRCULAR

                           ------------------------

             COMBINED ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF
                          ETC TRANSACTION CORPORATION
                         TO BE HELD ON OCTOBER 28, 1996

                       SPECIAL MEETING OF SHAREHOLDERS OF
                      ELECTRONIC TRANSMISSION CORPORATION
                         TO BE HELD ON OCTOBER 21, 1996

                           ------------------------


         This Joint Proxy Statement/Prospectus and Information Circular ("Proxy Statement/Prospectus") is being furnished to holders of Class "A" common shares (the "Company Common Stock") of ETC Transaction Corporation (the "Company"), an Alberta, Canada corporation, proposed to be domesticated into the State of Delaware under the name "ETC Transaction Corporation" and subsequently the merger of Electronic Transmission Corporation, a Texas corporation ("ETC-Texas"), with and into the Company, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Combined Annual and Special Meeting of Shareholders of the Company to be held on October 28, 1996, at the offices of Beaumont Church, Barristers and Solicitors, 2200 AGT Tower, 411 -- 1st Street S.E., Calgary, Alberta, Canada T2G 5E7, commencing at 2:00 p.m., local time, and at any adjournment or postponement thereof (the "Meeting").

         This Proxy Statement/Prospectus is also being furnished to holders of common stock, no par value, of ETC-Texas (the "ETC-Texas Common Stock"), in connection with the solicitation of proxies by the Board of Directors of ETC-Texas related to the merger of ETC-Texas with and into the Company for use at a Special Meeting of Shareholders of ETC-Texas to be held on October 21, 1996 at 5025 Arapaho Road, Suite 515, Dallas, Texas 75248, commencing at 2:00 p.m., local time, and at any adjournment or postponement thereof (the "ETC-Texas Meeting").

         At both the Meeting and the ETC-Texas Meeting, the holders of Company Common Stock and ETC-Texas Common Stock, respectively, will be asked to consider and vote upon a proposal to approve the merger of ETC-Texas with and into the Company (the "Merger"), and the Agreement and Plan of Merger dated
May 1, 1996, by and among the Company and ETC-Texas (the "Merger Agreement"), providing for the Merger. Such approval is a condition to the continuance of the Company into the State of Delaware, U.S.A. (the "Continuance"). In the Merger (i) each outstanding share of ETC-Texas Common Stock will be converted automatically into 1.25 shares of the Company's Common Stock, (the "Continued Common Stock"), (ii) the Company will change its name to Electronic Transmission Corporation, and (iii) the directors and officers of ETC-Texas will serve as the directors and officers of the Company as continued into the State of Delaware, all as more fully described in this Proxy Statement/Prospectus.

         This Proxy Statement/Prospectus constitutes a prospectus of the Company, with respect to 10,949,146 shares of Continued Common Stock to be issued in connection with the Continuance and the Merger.

                           ------------------------

   THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF
     RISK.  SEE "RISK FACTORS" COMMENCING ON PAGE TWELVE OF THIS PROSPECTUS
       FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED BY INVESTORS.

 THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS
       AND INFORMATION CIRCULAR HAVE NOT BEEN APPROVED OR DISAPPROVED BY
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE COMMISSION NOR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

       NO REGULATORY AGENCY OR STOCK EXCHANGE HAS IN ANY WAY PASSED UPON
            THE MERITS OF THE TRANSACTIONS DESCRIBED HEREIN AND ANY
                 REPRESENTATION TO THE CONTRARY IS AN OFFENSE.

                           ------------------------

         This Proxy Statement/Prospectus and the accompanying proxy forms are first being mailed to shareholders of the Company and ETC-Texas, respectively, on or about ________________, 1996.

     The date of this Proxy Statement/Prospectus is _______________, 1996.

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
SOLICITATION OF PROXIES AND VOTING REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   v

APPOINTMENT AND REVOCATION OF PROXIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   v

VOTING OF SHARES AND EXERCISE OF DISCRETION OF PROXIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    vi

THE MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    vi

THE CONTINUANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    vi

THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    vi

CONSUMMATION OF THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    vi

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   vii

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         Accumulated Deficit and Independent Accountants' Report Referring to Going Concern Uncertainties . . . . .    12
         Working Capital Deficit; Lack of Liquidity and Capital Resources . . . . . . . . . . . . . . . . . . . . .    12
         Additional Financing Needed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         Limited Operating History; Absence of Profits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         Probability of Continued Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         Dependence on Quality of Claims Processing Services  . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         Dependence on Major Client . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         No Fairness Opinion Obtained by Either the Company or ETC-Texas  . . . . . . . . . . . . . . . . . . . . .    13
         Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         Proprietary Rights, Risk of Infringement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         Dependence on Key Personnel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         Control by Existing Shareholders, Directors and Executive Officers of ETC-Texas  . . . . . . . . . . . . .    14
         Conflicts of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         Employee Leasing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         Consolidation and Uncertainty in the Health Care Industry  . . . . . . . . . . . . . . . . . . . . . . . .    15
         Effect of Government Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         Potential Anti-Takeover Effects of Delaware Law, Certificate of Incorporation and Bylaws . . . . . . . . .    15
         No Public Market; Possible Volatility of Stock Price . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         Over-the-Counter Trading Market  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         Risks of Low-Priced Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         Limitation of Liability and Indemnification of Officers and Directors  . . . . . . . . . . . . . . . . . .    16
         Payment of Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         Prior Offerings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17

THE CONTINUANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         Right of Dissent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         Difference Between the Delaware Code and Alberta Business Corporations Act . . . . . . . . . . . . . . . .    18
         Certain Canadian Federal Income Tax Consequences of the Continuance and the Merger . . . . . . . . . . . .    22
         Certain United States Federal Income Tax Consequences of the Continuance . . . . . . . . . . . . . . . . .    24

THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
         General Description of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
         The Company's Reasons for the Merger; Recommendation of the Company's Board of Directors . . . . . . . . .    24
         ETC-Texas' Reasons for the Merger; Recommendation of ETC-Texas' Board of Directors . . . . . . . . . . . .    25
         Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
         Employment Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
         Certain Canadian Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
         Certain United States Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . .    27




         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
         Rights of Dissenting Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
         Stock Exchange Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
         U.S. Federal Securities Law Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
         Canadian Securities Law Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30

CERTAIN TERMS OF THE MERGER AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
         Effective Time of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
         Manner and Basis of Converting Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
         Conditions to the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
         Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
         Certain Covenants; Conduct of Business Prior to the Merger . . . . . . . . . . . . . . . . . . . . . . . .    32
         Certain Post-Merger Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
         Termination or Amendment of the Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32

COMPARISON OF SHAREHOLDERS RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
         Preemptive Rights; Cumulative Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
         Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
         Sale, Lease or Disposition of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
         Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
         Shareholder Action; Election of Directors; Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
         Business Combination; Takeovers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35

THE MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
         Date, Time and Place . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
         Purposes of the Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
         Record Date and Outstanding Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
         Voting and Revocation of Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
         Solicitation of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
         Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36

ELECTION OF COMPANY DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
         General Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
         Nominees for Company Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
         Board Recommendation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
         Directors and Executive Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
         Information Regarding the Board of Directors of the Company  . . . . . . . . . . . . . . . . . . . . . . .    38
         Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
         Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38

ELECTION OF SURVIVING CORPORATION DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
         General Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
         Nominees for Company Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
         Board Recommendation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
         Directors and Executive Officers of ETC-Texas and the Surviving Corporation  . . . . . . . . . . . . . . .    40
         Information Regarding the Board of Directors of ETC-Texas and the Surviving Corporation  . . . . . . . . .    40
         Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
         Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
         Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
         Nondisclosure and Noncompetition Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43

BENEFICIAL OWNERSHIP OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44

CERTAIN TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45

APPOINTMENT OF AUDITORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46

COMPANY NAME CHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46

THE COMPANIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
         Business Information Concerning the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
         Business Information Concerning ETC-Texas  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47




MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE COMPANY'S AND ETC-TEXAS'
      FINANCIAL CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
         The Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
         Development Stage Activities of ETC-Texas  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
         Results of Operations of ETC-Texas . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
         Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995  . . . . . . . . . . . . . . . .    53
         Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
         Net Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
         Liquidity and Capital Resources  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54

DESCRIPTION OF COMPANY CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
         Company Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
         Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55

DESCRIPTION OF ETC-TEXAS CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
         ETC-Texas Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
         ETC-Texas Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56

DESCRIPTION OF SURVIVING CORPORATION CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56
         Continued Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56
         Surviving Corporation Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56
         Certain Provisions of the Surviving Corporation Charter  . . . . . . . . . . . . . . . . . . . . . . . . .    56
         Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57

ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57

INDEX TO FINANCIAL STATEMENTS OF THE COMPANY AND ETC-TEXAS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

AGREEMENT AND PLAN OF MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Appendix A

CERTIFICATE OF CHANGE OF AUDITOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Appendix B

CERTIFICATE OF DOMESTICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Appendix C

CERTIFICATE OF INCORPORATION OF ETC TRANSACTION CORPORATION (AS CONTINUED)  . . . . . . . . . . . . . . . . .  Appendix D

TAX OPINION OF FELESKY FLYNN, BARRISTERS & SOLICITORS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Appendix E

TAX OPINION OF LOOPER, REED, MARK & McGRAW INCORPORATED . . . . . . . . . . . . . . . . . . . . . . . . . . .  Appendix F

DISSENTERS RIGHTS UNDER THE ALBERTA BUSINESS CORPORATIONS ACT . . . . . . . . . . . . . . . . . . . . . . . .  Appendix G

DISSENTERS RIGHTS UNDER THE TEXAS BUSINESS CORPORATION ACT  . . . . . . . . . . . . . . . . . . . . . . . . .  Appendix H


                SOLICITATION OF PROXIES AND VOTING REQUIREMENTS

         THE COMPANY. The cost of soliciting proxies on behalf of the Company, including the cost of preparing and mailing the notice of the Meeting and this Proxy Statement/Prospectus, will be paid by ETC-Texas. Solicitation will be primarily by mailing this Proxy Statement/Prospectus to all shareholders of the Company entitled to vote at the Meeting. Proxies may be solicited by officers of the Company personally, but at no compensation in addition to their regular compensation as officers. The Company may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from their principals.

         Only shareholders of record of the Company at the close of business on September 23, 1996 (the "Record Date") may vote at the Meeting or at any adjournment thereof. On the Record Date, there were 2,007,145 outstanding Class "A" common shares of Company Common Stock, the only outstanding class of securities of the Company. Each shareholder of record of the Company is entitled to one vote for each share registered in his or her name. Cumulative voting is not permitted. Meeting materials will be mailed to the registered shareholders by the Company. Beneficial shareholders will receive materials from intermediaries who hold shares of Company Common Stock on their behalf. These materials will be delivered to the intermediaries by the Company for redistribution to the beneficial shareholders.

         Five percent (5%) of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the Meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but an abstention as to any particular matter does not constitute a vote "for" or "against" and will be disregarded in calculating the votes cast as to such matter. "Broker non-votes" (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter), if any, will be treated in the same manner as abstentions.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENVELOPE PROVIDED.

         ETC-TEXAS. The cost of soliciting proxies on behalf of ETC-Texas, including the cost of preparing and mailing the notice of the ETC-Texas Meeting and this Proxy Statement/Prospectus, will be paid by ETC-Texas. Solicitation will be primarily by mailing this Proxy Statement/Prospectus to all shareholders of ETC-Texas entitled to vote at the ETC-Texas Meeting. Proxies may be solicited by officers of ETC-Texas personally, but at no compensation in addition to their regular compensation as officers. ETC-Texas may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from their principals.

         Only shareholders of record of ETC-Texas at the close of business on September 23, 1996 (the "ETC-Texas Record Date") may vote at the ETC-Texas Meeting or at any adjournment thereof. On the ETC-Texas Record Date, there were 7,153,601 outstanding shares of ETC-Texas Common Stock, the only outstanding class of securities of ETC-Texas. Each shareholder of record of ETC-Texas is entitled to one vote for each share registered in his or her name. Cumulative voting is not permitted.

         A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the ETC-Texas Meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but an abstention as to any particular matter does not constitute a vote "for" or "against" and will be disregarded in calculating the votes cast as to such matter. "Broker non-votes" (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter), if any, will be treated in the same manner as abstentions.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ETC-TEXAS MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENVELOPE PROVIDED.

                     APPOINTMENT AND REVOCATION OF PROXIES

         THE INSTRUMENTS OF PROXY ARE BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND THE BOARD OF DIRECTORS OF ETC-TEXAS, RESPECTIVELY.

         The Proxy for the Meeting and the ETC-Texas Meeting, respectively, must be signed by an individual shareholder or by his attorney authorized in writing executed by the shareholder. If the shareholder is a corporation, it must either be under its common seal or signed by a duly authorized officer, or if the shareholder is a partnership, it must be signed by either a general partner, managing partner or duly authorized officer of the partnership.

         A shareholder of either the Company or ETC-Texas who has given a Proxy may revoke it at any time before it is exercised. In addition to revocation in any other manner permitted by law, a Proxy may be revoked by a later dated instrument in writing executed by a shareholder of the Company or a shareholder of ETC-Texas or by their attorney authorized in writing and executed by the shareholder. If the shareholder is a corporation, it must either be under its common seal, or signed by a duly authorized officer, or if the shareholder is a partnership it must be signed by either a general partner, managing partner or duly authorized officer of the partnership. A revocation of a Proxy by a Company shareholder should be deposited with the Registrar and Transfer Agent of the Company, Montreal Trust Company #600, 530 - 8th Avenue S.W., Calgary, Alberta T2P 3S8. A revocation of a Proxy by an ETC-Texas shareholder should be delivered to ETC-Texas at 5025 Arapaho Road, Suite 515, Dallas, Texas 75248, Attention: Secretary. Revocation of a Proxy by either a shareholder of the Company or ETC-Texas may be delivered at any time up to and including the day of the Meeting and the ETC-Texas Meeting, respectively, or any adjournment of either of the meetings at which the proxy is to be used. A Proxy is also revoked if the shareholder is present at either of the meetings and elects to vote in person.

             VOTING OF SHARES AND EXERCISE OF DISCRETION OF PROXIES

         THE SHARES OF BOTH THE COMPANY AND ETC-TEXAS REPRESENTED BY PROXY WILL BE VOTED OR WITHHELD FROM VOTING BY THE PROXY HOLDER IN ACCORDANCE WITH THE INSTRUCTION OF THE SHAREHOLDER ON ANY BALLOT THAT MAY BE CALLED FOR AND, IF THE SHAREHOLDER SPECIFIES A CHOICE WITH RESPECT TO ANY MATTER TO BE ACTED UPON, THE SHARES WILL BE VOTED ACCORDINGLY.

         IN THE ABSENCE OF ANY INSTRUCTIONS IN THE PROXY, IT IS INTENDED THAT SUCH SHARES WILL BE VOTED IN FAVOR OF THE MOTIONS PROPOSED TO BE MADE AT THE APPLICABLE MEETING AS STATED IN THIS PROXY STATEMENT/PROSPECTUS.

         THE ACCOMPANYING INSTRUMENTS OF PROXY CONFER DISCRETIONARY AUTHORITY ON THE PERSONS NAMED THEREIN WITH RESPECT TO AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE RESPECTIVE NOTICES OF SPECIAL MEETING AND WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETINGS. FOR THOSE SHAREHOLDERS VOTING AGAINST THE PROPOSALS CONTAINED IN THE PROXY, THE DISCRETIONARY AUTHORITY OF THOSE NAMED THEREIN WILL NOT BE VOTED TO ADJOURN ANY MEETING. AT THE DATE HEREOF, MANAGEMENT OF THE COMPANY AND ETC-TEXAS, RESPECTIVELY, KNOW OF NO SUCH AMENDMENTS, VARIATIONS OR OTHER MATTERS TO COME BEFORE THE MEETINGS OTHER THAN THE MATTERS REFERRED TO IN THE RESPECTIVE NOTICES OF MEETING.

                                  THE MEETINGS

         At the Meeting, shareholders of record of the Company as of the close of business on the Record Date, will consider and vote upon (i) the election of directors nominated by management, (ii) the appointment of auditors to serve until the next annual meeting of the Company, (iii) a proposal to continue and domesticate the Company into the State of Delaware under the name of "ETC Transaction Corporation," (iv) a proposal to approve the Merger pursuant to the terms and conditions of the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Appendix "A", with the Company being the surviving corporation, (v) the change of the Company's name to "Electronic Transmission Corporation" following consummation of the Merger, and (vi) such other matters as may properly be brought before the Meeting or any adjournment or postponement thereof.

         At the ETC-Texas Meeting, shareholders of record of ETC-Texas as of the ETC-Texas Record Date will consider and vote upon (i) a proposal to approve the Merger pursuant to the terms and conditions of the Merger Agreement, (ii) the election of directors to serve on the Board of Directors of the Surviving Corporation (as hereinafter defined), and (iii) such other matters as may properly be brought before the ETC-Texas Meeting or any adjournment or postponement thereof.

                                THE CONTINUANCE

         The Continuance contemplates that the Company will be continued and domesticated into the State of Delaware, U.S.A., under the name "ETC Transaction Corporation." Upon the effectiveness of the Continuance, holders of issued and outstanding Company Common Stock, who do not exercise their rights of dissent and appraisal, shall receive one share of Continued Common Stock for each share of Company Common Stock held of record on the Record Date. See "The Continuance."

                                   THE MERGER

         Simultaneous with the approval of and effectiveness of the Continuance, the Merger will be consummated. See "The Continuance" and "The Merger."

                           CONSUMMATION OF THE MERGER

         Upon consummation of the Merger, each issued and outstanding share of ETC-Texas Common Stock (other than any shares to which dissenters' and appraisal rights are perfected) will be converted into one and one-fourth (1.25) shares of Continued Common Stock (the "Exchange Ratio"). See "The Merger -- General Description of the Merger."

                           ------------------------

         No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, ETC-Texas or any other person. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company or ETC-Texas since the date hereof or that the information herein is correct as of any time subsequent to its date.

                             AVAILABLE INFORMATION

         Neither the Company nor ETC-Texas are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon the effectiveness of the Continuance and the Merger, the Company will become subject to the information requirements of the Exchange Act, and in accordance therewith shall file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information to be filed by the Company, as continued and domesticated into the State of Delaware, U.S.A., with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Room 1400, 75 Park Place, New York, New York 10007 and Room 3190 Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material also may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

         The Company has filed with the Commission a Registration Statement on Form S-4, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Continued Common Stock to be issued as a result of the Continuance and the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                                    SUMMARY

         The following is a brief summary of certain information contained elsewhere in this Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement/Prospectus and the Appendixes hereto. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement/Prospectus. Unless otherwise indicated, all dollar amounts are stated in U.S. dollars. Shareholders are urged to read this Proxy Statement/Prospectus and the Appendixes hereto in their entirety.

                                 THE COMPANIES

         ETC TRANSACTION CORPORATION. The Company was incorporated as Solo Petroleums Ltd. on September 5, 1986 for the purpose of undertaking oil and gas exploration efforts. In 1987, the Company completed a public offering of the Company Common Stock as a Junior Capital Pool Company under the policies of The Alberta Stock Exchange (the "ASE") and the Alberta Securities Commission (the "ASC"). The Company Common Stock was subsequently listed for trading on the ASE under the trading symbol "SOP". By 1990, revenues from oil and gas exploration efforts had substantially declined and the Company began experiencing financial difficulties. As a result, the Company liquidated substantially all of its assets and underwent a significant change in management during 1990. Management of the Company is currently seeking to consummate an acquisition or merger transaction with a privately-held business which the Company believes has significant growth potential, thereby allowing the shareholders of both corporations to benefit by owning an interest in a viable business enterprise. Since the Company has no significant assets or operations, its principal potential for profits comes solely from operations it may receive in an acquisition or merger transaction. Management of the Company has identified ETC-Texas as a suitable merger candidate because of its position in the emerging electronic medical claims processing industry and its potential for significant growth. On March 21, 1996, the Company changed its name to ETC Transaction Corporation and approved a one-for-five consolidation of capital of the Company Common Stock to facilitate the effectiveness of the Merger. The Company has loaned to ETC-Texas $779,575 to fund its business operations, costs associated with the Merger and general working capital. The loan bears interest at 6% per annum and is due and payable on July 1, 1997. Unless otherwise indicated herein, the outstanding shares of Company Common Stock have been adjusted to reflect a one-for-five consolidation of capital of the Company Common Stock. The principal executive offices of the Company are located at 5025 Arapaho Road, Suite 515, Dallas, Texas 75248, (214) 980-0900, The registered office of the Company is located at 2200 AGT Tower, 411 - 1st Street S.W., Calgary, Alberta, Canada T2G 5E7. See "The Companies -- Business Information Concerning the Company."

         ELECTRONIC TRANSMISSION CORPORATION. ETC-Texas was organized in December 1994 under the laws of the State of Texas. Effective January 1, 1995, ETC-Texas paid to Sterling National Corporation ("Sterling") $210,000 and issued 3,965,100 shares of ETC-Texas Common Stock in exchange for Sterling's electronic medical claims processing business. L. Cade Havard, the Chairman, President and Chief Executive Officer of ETC-Texas and the Chairman and Chief Executive Officer of the Company, is the sole shareholder of Sterling. See "The Merger -- Interests of Certain Persons in the Merger" and "Certain Transactions." ETC-Texas has developed and markets an electronic medical claims flow process. The primary business of ETC-Texas is that of providing automated processing services for health care claims for (i) self- insured companies that administer their own health care plans and pay their own medical claims, (ii) third-party administrators that administer health care plans and pay medical claims for self-insured companies, (iii) preferred provider organizations, and (iv) other managed care organizations that offer discounts on medical claims and which reprice those claims to reflect discounts offered by health care providers to payors. ETC-Texas processes more than 90,000 claims per month for four clients, the majority of which are generated by a self-insured employer which manages its own health plan. Utilizing its existing work flow process and imaging technology, ETC-Texas processes standardized claim and plan enrollment forms by scanning these forms at the client's facilities, with the scanned images being transmitted to ETC-Texas' imaging center. Once received at ETC-Texas' imaging center, the data is extracted using an optical character recognition process. ETC-Texas then processes all data and manually reviews each claim. Once reviewed, ETC-Texas transmits the claim to the respective managed care organization, if applicable, then to the payor for adjudication. ETC-Texas is compensated for these services on a per processed claim basis. See "The Companies -- Business Information Concerning ETC-Texas."

         During 1995, ETC-Texas began investigating the possibility of becoming a public company in order to gain better access to equity capital for purposes of enhancing its processing capabilities, facilitating its proposed growth plans and to provide greater liquidity for the ETC-Texas Common Stock. After assessing the costs and benefits of the various means by which ETC-Texas could become a public company, the Board of Directors concluded that merging with an existing public company would be the most desirable way to effect this business strategy. Upon completion of its due diligence review, ETC-Texas determined that the Company was a desirable candidate with which ETC-Texas could merge. The principal executive offices of ETC-Texas are located at 5025 Arapaho Road, Suite 515, Dallas, Texas 75248, (214) 980-0900. See "The Merger -- ETC-Texas' Reasons for the Merger; Recommendation of ETC-Texas' Board of Directors."

         SURVIVING CORPORATION. If the Continuance and the Merger are approved by the Company's shareholders at the Meeting and the Merger is approved by the ETC-Texas shareholders at the ETC-Texas Meeting, the Company shall be the surviving corporation of the Merger (the "Surviving Corporation"). Pursuant to the Merger Agreement, the Certificate of Incorporation of the Company, as continued, shall be the Certificate of Incorporation of the Surviving Corporation, the Bylaws of the Company, as continued, shall be the Bylaws of the Surviving Corporation and the name of the Surviving Corporation will be changed to Electronic

Transmission Corporation. The officers and directors of ETC-Texas will be the officers and directors of the Surviving Corporation. See "The Merger" and "Certain Terms of the Merger Agreement."

                              DATE, TIME AND PLACE

         THE COMPANY. The Meeting will be held on October 28, 1996, at the offices of Beaumont Church, Barristers and Solicitors, 2200 AGT Tower, 411 -- 1st Street S.E., Calgary, Alberta, Canada T2G 5E7, commencing at 2:00 p.m. local time.

         ETC-TEXAS. The ETC-Texas Meeting will be held on October 21, 1996, at 5025 Arapaho Road, Suite 515, Dallas, Texas 75248, commencing at 2:00 p.m. local time.

                     RECORD DATES; SHARES ENTITLED TO VOTE

         THE COMPANY. Only holders of record of shares of Company Common Stock at the close of business on September 23, 1996 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were 2,007,145 shares of Company Common Stock outstanding, each of which will be entitled to vote on each matter to be acted upon at the Meeting.

         ETC-TEXAS. Only holders of record of shares of ETC-Texas Common Stock at the close of business on the ETC-Texas Record Date are entitled to notice of and to vote at the ETC-Texas Meeting. On the ETC-Texas Record Date, there were 7,153,601 shares of ETC-Texas Common Stock outstanding, each of which will be entitled to vote on each matter to be acted upon at the ETC-Texas Meeting.

                             QUORUM; VOTE REQUIRED

         THE COMPANY. The presence, in person or by proxy, at the Meeting of the holders of 5% of the shares of Company Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. The affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the shares present in person or by proxy at the Meeting is required to approve and adopt the Continuance and the Merger Agreement, the terms of which require the issuance and reservation for issuance of up to 10,949,146 shares of Continued Common Stock.

         ETC-TEXAS. The presence, in person or by proxy, at the ETC-Texas Meeting of the holders of a majority of the shares of ETC-Texas Common Stock outstanding and entitled to vote at the ETC-Texas Meeting is necessary to constitute a quorum at the meeting. The affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the shares of ETC-Texas Common Stock outstanding and entitled to vote thereon at the ETC-Texas Meeting is required under the Texas Business Corporation Act (the "TBCA") to approve and adopt the Merger Agreement.

                        SECURITY OWNERSHIP OF MANAGEMENT

         THE COMPANY. As of the Record Date, the directors and executive officers of the Company owned or controlled shares of Company Common Stock representing approximately 3% of the outstanding shares of Company Common Stock entitled to vote at the Meeting. L. Cade Havard, Chairman and Chief Executive Officer of the Company, beneficially owns or controls 38,500 shares of Company Common Stock representing approximately 2% of the outstanding Company Common Stock. Mr. Havard and each of the other directors and executive officers of the Company have advised the Company that they plan to vote or direct the vote of all such shares of Company Common Stock in favor of the Continuance and the Merger Agreement. See "Beneficial Ownership of Securities."

         ETC-TEXAS. As of the ETC-Texas Record Date, the directors and executive officers of ETC-Texas owned shares of ETC-Texas Common Stock representing approximately 54.8% of the outstanding shares of ETC-Texas Common Stock entitled to vote at the ETC-Texas Meeting. L. Cade Havard, Chairman, President and Chief Executive Officer of ETC-Texas, beneficially owns or controls 3,098,668 shares of ETC-Texas Common Stock representing approximately 43.3% of the outstanding ETC-Texas Common Stock, which includes 998,668 shares owned by Sterling of which Mr. Havard is the sole shareholder. Mr. Havard and each of the other directors and executive officers of ETC-Texas have advised ETC-Texas that they plan to vote or to direct the vote of all shares of ETC-Texas Common Stock owned by them in favor of the Merger Agreement. See "Beneficial Ownership of Securities."

                         COMPANY ANNUAL MEETING MATTERS

         ELECTION OF DIRECTORS. At the Meeting, it is proposed that a Board of Directors consisting of three members be elected. All three of the nominees are current members of the Board of Directors of the Company. If elected at the Meeting and upon the completion of the Continuance and the Merger, Edward Bollinger and Katherine MacDonald have agreed to resign as directors of the Company. It is proposed that a Board of Directors consisting of six members also be elected at the Meeting to take office upon completion of the Continuance and the Merger. L. Cade Havard, one of the nominees for the post-Merger board is currently a member of the Board of Directors of the Company. It is proposed that the Board of Directors of the Surviving Corporation be comprised of L. Cade Havard, Elaine Boze, Timothy P. Powell, David O. Hannah, Michael Eckstein and Rick L. Snyder, all of whom are currently directors of ETC-Texas. See "Election of Company Directors" and "Election of Surviving Corporation Directors."

         APPOINTMENT OF AUDITORS. At the Meeting, the shareholders of the Company will be called upon to appoint auditors to serve until the close of the next annual meeting of the Company (or the Surviving Corporation) and to authorize the Board of Directors to fix the remuneration of the auditors so appointed. Hans P. Cremers, Chartered Accountant, of Calgary, Alberta, served as auditor for the fiscal years ended December 31, 1991 to and including December 31, 1995. Simonton, Kutac & Barnidge, L.L.P. has been authorized by the Board of Directors of the Company to audit the books and records of the Company for the fiscal years ended December 31, 1994 and 1995 and to prepare financial statements for these periods in accordance with generally accepted accounting principles recognized by the Commission for the purpose of including such financial statements in the Registration Statement. Because the Company will become domiciled in the United States upon completion of the Continuance and the Merger and because of their familiarity with the books and records of the Company, management recommends that the shareholders vote for the appointment of Simonton, Kutac & Barnidge, L.L.P. of Houston, Texas to serve as auditors until the close of the next annual meeting of the Company (or the Surviving Corporation). See "Appointment of Auditors for the Company" and the "Notice of Change of Auditor" attached to the Proxy Statement/Prospectus as Appendix "B".

                                THE CONTINUANCE

         The Company will change its jurisdiction from Alberta, Canada to Delaware, U.S.A. by means of a process called a "continuance" under Alberta law and a "domestication" under Delaware law. The Continuance will be effected upon approval of the Certificate of Domestication to be filed by the Company with the Secretary of State of the State of Delaware. A copy of the form of Certificate of Domestication is attached to this Proxy Statement/Prospectus as Appendix "C". Upon the effectiveness of the Continuance, the Company will become a Delaware corporation as if it had originally been incorporated in that jurisdiction and it will be discontinued in Alberta, Canada, with the Company's shareholders becoming subject to the rights and privileges afforded under the Delaware General Corporation Law. As a result of the Continuance, the Company will issue an aggregate of 2,007,145 shares of Continued Common Stock to holders of Company Common Stock, as of the Record Date. Effectiveness of the Merger is expressly conditioned on approval and effectiveness of the Continuance; as a result, a vote against the Continuance would have the effect of a vote against the Merger.

         The Company has elected to continue into the State of Delaware in order to effect the Merger, as the majority of the shareholders of the Surviving Corporation will be U.S. citizens. The Company also believes Delaware provides a recognized body of corporate law, which is consistently interpreted by Delaware courts, thus facilitating corporate governance by the Company's officers and directors. Furthermore, both the Company and ETC-Texas believe that by being a domestic corporation, the Surviving Corporation will have fewer barriers to entry into U.S. capital markets.

                      THE MERGER AND THE MERGER AGREEMENT

         TERMS OF THE MERGER. At the Effective Time (as hereinafter defined), ETC-Texas will merge with and into the Company, with the Company being the Surviving Corporation. In the Merger, each share of ETC-Texas Common Stock outstanding at the Effective Time will be converted into 1.25 shares of Continued Common Stock. As a result of the Merger, the ETC-Texas shareholders will be issued 8,942,001 shares of Continued Common Stock, representing approximately 82% of the total Continued Common Stock to be outstanding after completion of the Continuance and the Merger.

         RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS. The Board of Directors of the Company has determined that the Continuance and the Merger are fair to, and in the best interests of, the shareholders of the Company and recommends that the shareholders of the Company approve the Continuance and the Merger, including the reservation for issuance and the issuance of 8,942,001 shares of Continued Common Stock pursuant to the terms of the Merger Agreement.

         Management of the Company believes that the Continuance and the Merger are in accordance with the business purpose of the Company which is to seek out and effect an acquisition or merger transaction with a business which the Company believes has significant growth potential, thereby allowing its shareholders to benefit by owning an interest in a viable business enterprise. As the Company has no significant assets or operations, its principal potential for profit comes solely from operations it may receive in an acquisition or merger transaction. The Board of Directors of the Company has unanimously approved the Merger as it believes that ETC-Texas is a viable enterprise which offers the opportunity for significant growth in the emerging electronic medical claims processing industry. In considering the recommendation of the Company's Board of Directors with respect to the Merger, the Company's shareholders are advised that L. Cade Havard, the Chairman of the Board and Chief Executive Officer of the Company is also the Chairman of the Board, President and Chief Executive Officer and majority shareholder of ETC-Texas. Mr. Havard has certain interests respecting the Merger apart from his interest as shareholder of both ETC-Texas and the Company. See "The Merger -- The Company's Reasons for the Merger; Recommendation of the Company's Board of Directors." Furthermore, the Company's shareholders are advised that upon consummation of the Merger they will suffer immediate and substantial dilution to their ownership interest in the Company. Also, the Company's shareholders are advised that ETC-Texas has certain financial difficulties, including a history of operating losses and a working capital deficit, which may result in the Surviving Corporation operating without the potential for profitability for the short term. See "Risk Factors -- Accumulated Deficit and Independent Accountants' Report Referring to Going Concern Uncertainties; -- Working Capital Deficit; Lack of Liquidity and Capital

Resources; -- Additional Financing Needed; -- Limited Operating History; Absence of Profits; and -- Probability of Continued Losses."

         RECOMMENDATION OF ETC-TEXAS' BOARD OF DIRECTORS. The Board of Directors of ETC-Texas has determined that the Merger is fair to, and in the best interests of, the shareholders of ETC-Texas as it affords ETC-Texas the most desirable method of achieving the business objective of becoming a public company without substantially diluting the ownership interest of ETC-Texas' existing shareholders and recommends that the shareholders of ETC-Texas approve and adopt the Merger Agreement. In considering the recommendation of the ETC-Texas Board of Directors with respect to the Merger, ETC-Texas shareholders are advised that L. Cade Havard, the Chairman of the Board, President and Chief Executive Officer of ETC-Texas and the Chairman of the Board and Chief Executive Officer of the Company, has certain interests respecting the Merger apart from his interest as shareholder of both ETC-Texas and the Company. Shareholders of ETC-Texas are advised that if the Surviving Corporation is unable to establish a trading market for the Continued Common Stock, it may be unable to take advantage of the access to equity capital generally afforded public companies nor will its shareholders be able to readily liquidate their ownership interests. Furthermore, shareholders of ETC-Texas are advised that if the Merger is effected, the Surviving Corporation will be obligated to file annual, quarterly and current reports with the Commission, which reporting requirements will require the Surviving Corporation to incur a significant increase in legal and accounting expenses. See "The Merger -- ETC-Texas' Reasons for the Merger; Recommendation of ETC-Texas' Board of Directors; -- Interests of Certain Persons in the Merger."

         EFFECTIVE TIME OF THE MERGER. It is anticipated that the Merger will become effective (the "Effective Time") as promptly as practicable after approval by the Company's shareholders of both the Continuance and the Merger and approval of the Merger by the shareholders of ETC-Texas and the filing of a Certificate of Merger with the Secretary of State of the State of Delaware and Articles of Merger with the Secretary of State of the State of Texas, or at any later time stated in the Merger Agreement.

              CERTAIN CONDITIONS TO THE CONSUMMATION OF THE MERGER

         The obligations of both the Company and ETC-Texas to consummate the Merger are subject to the satisfaction of certain conditions, including the following: (i) approval by the shareholders of the Company of the Continuance and the Merger Agreement; (ii) approval and adoption of the Merger Agreement by the shareholders of ETC-Texas; (iii) the absence of any order making the Merger illegal or otherwise prohibiting consummation of the Merger; and (iv) the absence of certain regulatory conditions. None of the foregoing conditions will be waived by either the Company or ETC-Texas. In addition, the obligations of each of the Company and ETC-Texas are subject to the accuracy of the representations and warranties of the other party and to compliance with all agreements and covenants on the part of the other party contained in the Merger Agreement. Either the Company or ETC-Texas may extend the time for performance of any of the obligations of the other party or, except as aforesaid, waive compliance with those obligations at its discretion. See "The Merger" and "Certain Terms of the Merger Agreement."

         If the Merger is not consummated, it is anticipated that the Company will continue to seek a suitable acquisition or merger candidate with which it can enter into a strategic alliance for the purpose of bringing value to the Company Common Stock. Upon the failure to consummate the Merger, ETC-Texas will continue its current business activities and investigate other methods of addressing its short-term capital requirements, including private equity or debt financings. ETC-Texas may also seek to enter into a similar arrangement with an existing public company to avail itself of the advantages it believes are available to public corporations.

                      TERMINATION OF THE MERGER AGREEMENT

         GENERAL. The Merger Agreement may be terminated at any time prior to the Effective Time (i) by mutual consent of the Company and ETC-Texas; (ii) by either party if any final court or governmental order or ruling shall have prohibited consummation of the Merger; or (iii) the required approvals of the shareholders of the Company or ETC-Texas are not received at the applicable meeting of shareholders.

         BY THE COMPANY. The Company may terminate the Merger Agreement (i) upon a breach of any material representation, warranty, covenant or agreement on the part of ETC-Texas set forth in the Merger Agreement, or (ii) if any such representation or warranty shall have become untrue, in either case such that the Company's conditions to closing of the Merger would be incapable of being satisfied. See "Certain Terms of the Merger Agreement -- Conditions to the Merger."

         BY ETC-TEXAS. ETC-Texas may terminate the Merger Agreement (i) upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in the Merger Agreement, or (ii) if any such representation or warranty shall have become untrue, in either case such that ETC-Texas' conditions to closing of the Merger would be incapable of being satisfied. See "Certain Terms of the Merger Agreement -- Conditions to the Merger."

          ASSUMPTION OF ETC-TEXAS STOCK OPTIONS AND OTHER OBLIGATIONS

         ETC-Texas has granted to certain directors, officers and employees options to purchase 666,667 shares of ETC-Texas Common Stock each at an exercise price of $0.001 per share, which expire at varying times up to August 1, 1999. As of the Effective Time, the Surviving Corporation will assume each option to purchase ETC-Texas Common Stock (the "ETC-Texas

Options") that remains unexercised in whole or in part. Accordingly, each ETC-Texas Option will be deemed to remain outstanding as an option to purchase, in lieu of the shares of ETC-Texas Common Stock previously subject thereto, an identical number of shares of Continued Common Stock. The exercise price per share of Continued Common Stock will be equal to the previous exercise price per share under the ETC-Texas Option. See "Certain Terms of the Merger Agreement" and "Election of Surviving Corporation Directors -- Stock Options."

         Upon the effectiveness of the Merger, the Surviving Corporation will assume certain contractual obligations of ETC-Texas. Specifically, the Surviving Corporation will assume the employment agreements entered into by ETC-Texas and its executive officers, a marketing agreement between ETC-Texas and L.P. BAIER, the president of which is Rick L. Snyder, a director of ETC-Texas, a consulting agreement with Michael Eckstein, a director of ETC-Texas, and a lease agreement with Ironwood Leasing, Ltd., the principals of which are shareholders of ETC-Texas. See "The Merger -- Interests of Certain Persons in the Merger" and "Certain Transactions."

                               BOARD OF DIRECTORS

         THE COMPANY. The Board of Directors of the Company is currently comprised of three members including L. Cade Havard, Edward Bollinger and Katherine L. MacDonald. At the Meeting, shareholders of the Company will be asked to vote for each of the foregoing to serve as directors of the Company until the Continuance and the Merger are completed or until the next Annual Meeting of Shareholders. Upon completion of the Continuance and the Merger, Mr. Bollinger and Ms. MacDonald have agreed to resign as directors of the Surviving Corporation. See "Election of Company Directors."

         ETC-TEXAS. L. Cade Havard, Elaine Boze, Timothy P. Powell, David O. Hannah, Michael Eckstein and Rick L. Snyder currently serve as directors of ETC-Texas. See "Election of Surviving Corporation Directors."

         THE SURVIVING CORPORATION. Upon the effectiveness of the Merger, L. Cade Havard, Elaine Boze, Timothy P. Powell, David O. Hannah, Michael Eckstein and Rick L. Snyder will serve as directors of the Surviving Corporation. For additional information regarding the relationships of each of the foregoing with ETC-Texas and the proposed relationship of each to the Surviving Corporation, see "The Merger -- Interests of Certain Persons in the Merger" and "Election of Surviving Corporation Directors."

                              REGULATORY APPROVAL

         The Company is in the process of filing for approval with the Registrar of Corporations for the Province of Alberta to continue the Company into the State of Delaware. Upon receipt of appropriate shareholder approval, the Company will file a Certificate of Domestication and a Certificate of Merger with the Secretary of State of the State of Delaware, and ETC-Texas will file Articles of Merger with the Secretary of State of the State of Texas.
Once the Continuance and the Merger are approved by applicable provincial and state authorities, no other regulatory approvals are necessary for consummation of the Continuance and the Merger, other than compliance with applicable securities laws.

 APPRAISAL RIGHTS WITH RESPECT TO THE CONTINUANCE AND THE MERGER -- THE COMPANY

         Pursuant to Section 184 of the Alberta Business Corporations Act (the "ABCA"), a shareholder of the Company is entitled to dissent and is entitled to be paid by the Company the fair value of his shares of Company Common Stock determined as of the close of business on the last business day before the Meeting. In order to dissent, a shareholder must send a written objection to the Company on or before the date of the Meeting at which the Continuance and the Merger are to be approved. Within 10 days following the date of the Meeting, the Company will deliver to each shareholder who has filed an objection notice in respect of any resolution, a notice stating the special resolutions authorizing the Continuance and the Merger have passed at the Meeting. After the Continuance has been approved, application can be made to a court by either the Company or the dissenting shareholder to fix the fair value of the shares. The Company, after application has been made, shall send an offer to purchase the shares of Company Common Stock to the dissenting shareholder for the fair value of the shares on the day before the Meeting.
The dissenting shareholder may either accept this amount or proceed to court and have the court establish the fair value of the shares. See "The Continuance -- Right of Dissent" and "The Merger -- Rights of Dissenting Shareholders."

            APPRAISAL RIGHTS WITH RESPECT TO THE MERGER -- ETC-TEXAS

         Should the Merger take place, shareholders of ETC-Texas who oppose and do not vote for the Merger will be entitled to invoke appraisal rights pursuant to Articles 5.11, 5.12 and 5.13 of the TBCA, and pursuant to applicable charter provisions granting appraisal rights. In order to dissent, a shareholder must file a written objection to the Merger prior to the date of the ETC Texas-Meeting at which the Merger is to be approved. Within 10 days following the date of the ETC-Texas Meeting, ETC-Texas will deliver notice to each dissenting shareholder of the effectiveness of the Merger. The dissenting shareholder, within 10 days of the notice from ETC-Texas, must then make a written demand upon ETC-Texas for payment of the fair value of his shares of ETC-Texas Common Stock. Within 20 days of the notice from the dissenting shareholder, ETC-Texas must notify the dissenting shareholder of its intent to pay the amount demanded by the dissenting shareholder or offer a different amount based on its estimate of the fair value of the dissenting shareholder's shares. If the dissenting shareholder and ETC-Texas agree to the fair value of the shares, ETC-Texas will pay the dissenting shareholder the fair value for such shares within 90 days of the effectiveness of the Merger. If the dissenting shareholder and ETC-Texas can not agree, within 60 days from the effectiveness of the Merger, as to the fair value of the shares, either party may file a claim with the court seeking a determination of the fair value of the shares. See "The Merger -- Rights of Dissenting Shareholders."

    CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE CONTINUANCE AND
                       THE MERGER AND OPINION OF COUNSEL

         The Company has retained the law firm of Felesky Flynn, Barristers & Solicitors, which has delivered its written opinion to the Board of Directors of the Company stating that Canadian shareholders will not incur any Canadian federal income tax liability solely by reason of the Continuance and the Merger unless such shareholder exercises dissenters' rights in which case dividend and/or capital gain taxes will apply. See "The Continuance -- Certain Canadian Federal Income Tax Consequences of the Continuance and the Merger."

         A copy of the tax opinion of Felesky Flynn, Barristers & Solicitors, is attached to this Proxy Statement/Prospectus as Appendix "E". The Company's shareholders are urged to read this opinion in its entirety for a complete description of the assumptions made, matters considered and qualifications of the opinion of Felesky Flynn, Barristers & Solicitors.

          CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE
                         MERGER AND OPINION OF COUNSEL

         ETC-Texas has retained the law firm of Looper, Reed, Mark & McGraw Incorporated, which has delivered its written opinion to the Board of Directors of ETC-Texas stating that the Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and should, therefore constitute a non-taxable transaction for the Company, ETC-Texas and the holders of ETC-Texas Common Stock, respectively.
See "The Merger -- Certain Federal Income Tax Consequences."

         A copy of the tax opinion of Looper, Reed, Mark & McGraw Incorporated is attached to this Proxy Statement/Prospectus as Appendix "F". ETC-Texas' shareholders are urged to read this opinion in its entirety for a complete description of the assumptions made, matters considered and qualifications of the opinion of Looper, Reed, Mark & McGraw Incorporated.

                        ANTICIPATED ACCOUNTING TREATMENT

         The Merger is in effect a reverse acquisition and will be accounted for as a recapitalization of ETC-Texas, with ETC-Texas as the acquirer. Additionally, no goodwill or other intangible assets will be recorded. See "The Merger -- Accounting Treatment."

                    EXCHANGE OF ETC-TEXAS STOCK CERTIFICATES

         Promptly after the Effective Time of the Merger, the Surviving Corporation will mail a letter of transmittal with instructions to each holder of record of ETC-Texas Common Stock outstanding immediately before the Effective Time for use in exchanging certificates formerly representing shares of ETC-Texas Common Stock for certificates representing shares of Continued Common Stock. No fractional shares of Continued Common Stock shall be issued in the Merger. In lieu thereof, all fractional shares of Continued Common Stock that a holder of ETC-Texas Common Stock would otherwise be entitled to receive as a result of the Merger shall be automatically converted into the right to receive one full share of Continued Common Stock. Certificates should not be surrendered by the holder of ETC-Texas Common Stock until they have received the letter of transmittal from the Surviving Corporation. See "Certain Terms of the Merger Agreement -- Manner and Basis of Converting Shares."

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

         As more particularly described in the "Beneficial Ownership of Securities" section of this Proxy Statement/Prospectus, L. Cade Havard, the Chairman and Chief Executive Officer of the Company, is also the Chairman, President and Chief Executive Officer of ETC-Texas. Mr. Havard beneficially owns or controls 38,500 shares of Company Common Stock and 3,098,668 shares of ETC-Texas Common Stock, representing approximately 2% of the issued and outstanding Company Common Stock and approximately 43.3% of the issued and outstanding ETC-Texas Common Stock. After the Effective Time, Mr. Havard will beneficially own or control approximately 3,873,335 shares of Continued Common Stock representing 35.4% of the outstanding common shares of the Surviving Corporation. See "Risk Factors -- Interests of Certain persons in the Merger, "The Merger -- Interests of Certain Persons in the Merger" and "Beneficial Ownership of Securities."

          COMPARATIVE RIGHTS OF ETC-TEXAS AND THE COMPANY SHAREHOLDERS

         Rights of shareholders of ETC-Texas are currently governed by the TBCA, and the Articles of Incorporation (the ETC-Texas Charter") and Bylaws (the "ETC-Texas Bylaws") of ETC-Texas. Upon consummation of the Merger, ETC-Texas shareholders will become shareholders of the Surviving Corporation and their rights as shareholders of the Surviving Corporation will be governed by the Delaware General Corporation Law (the "DGCL"), the Certificate of Incorporation of the Surviving Corporation (the "Surviving Corporation Charter"), and the Bylaws of the Surviving Corporation (the "Surviving Corporation Bylaws"). A copy of the Surviving Corporation Charter is attached to this Proxy Statement/Prospectus as Appendix "D". There are certain differences between the rights afforded a shareholder under the TBCA and the DGCL. See "Comparisons of Shareholders Rights."

                               MARKET PRICE DATA

         THE COMPANY. The Company Common Stock was quoted on the ASE under the trading symbol "SOP" between May 1987 and July 1992. On July 29, 1992, the Company received a Cease Trade Order from the ASC for failure to file annual audited financial statements for the year ended December 31, 1991 and first quarter interim unaudited financial statements for the period ended March 31, 1992, and for failure to deliver the financial statements to the Company's shareholders. Since July 1992, there has been no established trading market for the Company Common Stock. On January 12, 1993, the shares of the Company Common Stock were removed from the ASE. On March 21, 1996, the ASC varied its Cease Trade Order for the purpose of allowing the Company to consummate the Continuance and the Merger and ordered that the Cease Trade Order would be revoked 48 hours after delivery to the ASC of verification that the Registration Statement, of which this Proxy Statement/Prospectus is a part, has been declared effective by the Commission and upon confirmation to the ASC that the Company has issued a press release setting out the material terms of the Continuance and the Merger. No cash dividends have been paid by the Company on the Company Common Stock. See "The Companies -- Business Information Concerning the Company."

         ETC-TEXAS. There has never been an established trading market for the ETC-Texas Common Stock. No cash dividends have been paid by ETC-Texas on the ETC-Texas Common Stock. See "The Companies -- Business Information Concerning ETC-Texas."

                                DIVIDEND POLICY

         It is anticipated that future earnings of the Surviving Corporation will be retained to finance the continuing development of its business. The payment of any future dividends will be at the discretion of the Board of Directors of the Surviving Corporation and will depend upon, among other things, future earnings, the success of business activities, regulatory and capital requirements, the general financial condition of the Surviving Corporation and general business conditions.

           RISK FACTORS PERTAINING TO THE CONTINUANCE AND THE MERGER

         While the Boards of Directors of the Company and ETC-Texas are of the opinion that the transactions contemplated herein are in the best interests of the Company, ETC-Texas and their shareholders, respectively, there are business risks related to such transactions, including, without limitation: (i) the ability of the Surviving Corporation to continue as a going concern given the accumulated deficit of both the Company and ETC-Texas, (ii) the Surviving Corporation's lack of liquidity and capital resources given the prior performance of both the Company and ETC-Texas, (iii) the Surviving Corporation will require additional financing to continue as a going concern, (iv) the success of the Surviving Corporation is dependent upon the continued quality of the claims processing services currently provided by ETC-Texas and the retention of the key management personnel of ETC-Texas, and (v) the uncertainty that a viable public market for the Continued Common Stock can be developed or sustained after the Merger. See "Risk Factors."

                                  THE COMPANY

                   SELECTED HISTORICAL FINANCIAL INFORMATION

          The following selected historical income statement and balance sheet data for the periods ended December 31, 1994 and 1995 have been derived from the Company's financial statements, which have been audited by Simonton,
 Kutac & Barnidge, L.L.P., independent certified public accountants.   The
 selected financial data as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 have been derived from the unaudited financial statements of the Company, have been prepared on the same basis of accounting as the other financial statements of the Company and, in the opinion of the Company, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations of the Company for such periods.

                                                                                                For the Six Months
                                                                                                  Ended June 30,
                                                                                          ------------------------------
                                                             Year Ended December 31,                Unaudited
                                                          -----------------------------   ------------------------------
                                                               1994            1995            1995           1996(3)
                                                          -------------   -------------   --------------  --------------
                                                                        (In thousands, except per share
                                                                        amounts and shares outstanding)
 STATEMENTS OF OPERATIONS DATA:

 Expenses:
     Interest on debentures  . . . . . . . . . . . . .    $        121    $         93    $          60   $           5
     Other expense (income)  . . . . . . . . . . . . .              (1)              1                -              (1)
                                                          ------------    ------------    -------------   -------------

         Total expenses  . . . . . . . . . . . . . . .             120              94               60               4
                                                          ------------    ------------    -------------   -------------

 Loss before extraordinary item  . . . . . . . . . . .            (120)            (94)             (60)             (4)
 Extraordinary item - gain on forgiveness of interest                -             392                -               -
                                                          ------------    ------------    -------------   -------------

 Net earnings (loss) . . . . . . . . . . . . . . . . .    $       (120)   $        298    $         (60)  $          (4)
                                                          ============    ============    =============   =============

 EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT
 SHARE:
     Primary . . . . . . . . . . . . . . . . . . . . .    $      (0.04)   $       0.09    $        0.00   $        0.00
                                                          ============    ============    =============   =============
     Fully diluted(1)  . . . . . . . . . . . . . . . .    $      (0.04)   $       0.06    $        0.00   $        0.00
                                                          ============    ============    =============   =============

 WEIGHTED AVERAGE SHARES OUTSTANDING:
     Primary . . . . . . . . . . . . . . . . . . . . .       3,250,000       3,250,000        3,250,000       1,197,029
                                                          ------------    ------------    -------------   -------------
     Fully diluted(2)  . . . . . . . . . . . . . . . .       3,250,000       4,821,784        3,250,000       1,197,029
                                                          ------------    ------------    -------------   -------------




                                                                        December 31,                    June 30, 1996
                                                          ----------------------------------------   -------------------
                                                                 1994                  1995               Unaudited
                                                          -------------------   ------------------   -------------------
 BALANCE SHEET DATA:
     Working capital . . . . . . . . . . . . . . . . .    $           (1,279)   $            (981)   $             (148)
     Total assets  . . . . . . . . . . . . . . . . . .                     -                    -                   780
     Convertible debentures  . . . . . . . . . . . . .                   605                  605                    53
     Total shareholders' equity  . . . . . . . . . . .                (1,279)                (981)                  632

 ------------------------------

 (1) There was an anti-dilutive effect to earnings per share for the year ended December 31, 1994. Fully diluted earnings per share is $(0.03) for year ended December 31, 1994 and $0.00 for the six months ended June 30, 1996, including the anti-dilutive effect.
 (2) Fully diluted weighted average shares outstanding is the same as primary earnings weighted average shares outstanding for year ended December 31, 1994 and the six months ended June 30, 1996, due to the anti-dilutive effect of common stock equivalents on earnings per share. Fully diluted weighted average shares outstanding is 3,775,000 for year ended December 31, 1994 and 1,687,029 for the six months ended June 30, 1996, including the anti-dilutive effect.
 (3) Shares outstanding for the six months ended June 30, 1996 include the effects of the 1-for-5 basis stock split and conversion of indebtedness on a 1 share-for-$1 basis.

                                   ETC-TEXAS

                   SELECTED HISTORICAL FINANCIAL INFORMATION

          The selected historical financial information of ETC-Texas shown below for the periods ended December 31, 1995 and 1994, have been derived from ETC-Texas' financial statements, which have been audited by Simonton, Kutac & Barnidge, L.L.P., independent certified public accountants. The selected financial data as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 have been derived from the unaudited financial statements of ETC-Texas, have been prepared on the same basis of accounting as the other financial statements of ETC-Texas and, in the opinion of ETC-Texas, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations of ETC-Texas for such periods.

                                                                                                For the Six Months
                                                                                                  Ended June 30,
                                                                                          ------------------------------
                                                             Year Ended December 31,                Unaudited
                                                          -----------------------------   ------------------------------
                                                               1994            1995            1995            1996
                                                          -------------   -------------   --------------  --------------
                                                                          (In thousands, except per share
                                                                           amounts and shares outstanding)
 STATEMENTS OF OPERATIONS DATA:

 Service revenues, earned during development stage . .    $          -    $         67    $          84   $         216

 Costs and expenses:
     Direct costs, incurred during development stage .               -              41                8              34
     Startup costs . . . . . . . . . . . . . . . . . .               -             939              196             482
     Research and development  . . . . . . . . . . . .               -             180              143             577
                                                          ------------    ------------    -------------   -------------

         Total costs and expenses  . . . . . . . . . .               -           1,160              344           1,093
                                                          ------------    ------------    -------------   -------------

 Net earnings (loss) . . . . . . . . . . . . . . . . .    $          -    $     (1,093)   $        (260)  $        (877)
                                                          ============    ============    =============   =============

 EARNINGS (LOSS) PER COMMON SHARE AND COMMON
   EQUIVALENT SHARE:
     Primary and fully diluted(1)  . . . . . . . . . .    $      (0.00)   $      (0.24)   $       (0.06)  $       (0.14)
                                                          ============    ============    =============   =============

 WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
     Primary and fully diluted(2)  . . . . . . . . . .              53       4,523,146        4,137,983       6,099,178
                                                          ============    ============    =============   =============




                                                                        December 31,                    June 30, 1996
                                                          ----------------------------------------   -------------------
                                                                 1994                  1995               Unaudited
                                                          -------------------   ------------------   -------------------
 BALANCE SHEET DATA:
     Working capital . . . . . . . . . . . . . . . . .    $                1    $              53    $              392
     Total assets  . . . . . . . . . . . . . . . . . .                     1                  357                 1,131
     Long-term debt, excluding current portion . . . .                     -                    -                   869
     Total shareholders' equity  . . . . . . . . . . .                     1                  191                    (7)


 ------------------------------
 (1) There was an anti-dilutive effect to earnings per share for the year ended December 31, 1995, and for the six months ended June 30, 1996. Fully diluted earnings per share is $(0.21) for the year ended December 31, 1995, and $(0.14) for the six months ended June 30, 1996, including the anti-dilutive effect.
 (2) Fully diluted weighted average shares outstanding is the same as primary earnings weighted average shares outstanding for the year ended December 31, 1995, and for the six months ended June 30, 1996 due to the anti-dilutive effect of common stock equivalents on earnings per share. Fully diluted weighted average shares outstanding is 5,197,471 for the year ended December 31, 1995, and 6,099,103 for the six months ended June 30, 1996, including the anti-dilutive effect.

               SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION

          The following unaudited selected pro forma combined financial information is based on adjustments to the historical balance sheets and related statements of earnings of the Company and ETC-Texas to give effect to the Merger and account for the reverse acquisition by the recapitalization
of ETC-Texas, with ETC-Texas as the acquirer.   The unaudited selected pro forma
combined after  acquisition financial information for the most recent  full year
and  interim period give effect to the Merger.   The following  selected
unaudited pro forma financial information may not necessarily reflect the financial condition or results of operations of the Company that would have actually resulted had the transactions referred to above occurred as of the date and for the periods indicated or reflect the future earnings of the Company.

                                                                Year Ended December 31,
                                                          -----------------------------------     Six Months Ended
                                                                 Pro Forma Combined(1)              June 30, 1996
                                                          -----------------------------------   --------------------
                                                                                                      Pro Forma
                                                                1994               1995          Combined(Unaudited)
                                                          ----------------   ----------------   --------------------
     STATEMENTS OF OPERATIONS DATA:

     Service revenues, earned during development stage    $             -    $        66,612    $           215,873

     Operating expenses:
         Direct  costs,   incurred  during   development                -             40,764                 33,976
         stage . . . . . . . . . . . . . . . . . . . .
         Startup costs . . . . . . . . . . . . . . . .                  -            939,347                481,776
         Research and development  . . . . . . . . . .                  -            179,830                576,780
                                                          ---------------    ---------------    -------------------

             Total operating expenses  . . . . . . . .                  -          1,159,941              1,092,532
                                                          ---------------    ---------------    -------------------

              Earnings (loss) from operations  . . . .                  -         (1,093,329)              (876,659)

     Other expense (income):
         Interest expense  . . . . . . . . . . . . . .            121,000             93,375                  5,250
         Other . . . . . . . . . . . . . . . . . . . .             (1,189)               807                   (879)
                                                          ---------------    ---------------    -------------------
             Total other expense . . . . . . . . . . .            119,811             94,182                 (4,371)
                                                          ---------------    ---------------    -------------------

     Net earnings (loss) from continuing operations  .    $      (119,811)   $    (1,187,511)   $          (881,030)
                                                          ===============    ===============    ===================

     EARNINGS (LOSS) PER COMMON SHARE AND COMMON
     EQUIVALENT SHARE:
         Primary and fully diluted(2)(3) . . . . . . .    $         (0.00)   $         (0.15)   $             (0.09)
                                                          ===============    ===============    ===================

     WEIGHTED AVERAGE SHARES OUTSTANDING:
         Primary and fully diluted(2)(4) . . . . . . .          1,487,458          7,152,550              7,856,093
                                                          ===============    ===============    ===================


                                                                        December 31,                    June 30, 1996
                                                          ----------------------------------------   -------------------
                                                                 1994                  1995               Unaudited
                                                          -------------------   ------------------   -------------------
 BALANCE SHEET DATA:
     Working capital . . . . . . . . . . . . . . . . .    $             (442)   $            (251)   $              244
     Total assets  . . . . . . . . . . . . . . . . . .                     1                  357                 1,131
     Long-term debt, excluding current portion . . . .                     -                    -                    90
     Total shareholders' equity  . . . . . . . . . . .                  (441)                (251)                  625

 ------------------------------

 (1) Pro Forma Combined columns represent the combined historical data of the Company and ETC-Texas.
 (2) Represents the Company and ETC-Texas on an equivalent pro forma combined basis calculated by multiplying pro forma combined amounts for ETC-Texas by the 1.25 Exchange Ratio and consolidating Company shares on a 1-for-5 basis.
 (3) There was an anti-dilutive effect to earnings per share for the year ended December 31, 1995, and for the six months ended June 30, 1996. Fully diluted earnings per share is $(0.14) for years ended December 31, 1995, and $(0.08) for the six months ended June 30, 1996, including the anti-dilutive effect.
 (4) Fully diluted weighted average shares outstanding is the same as primary earnings weighted average shares outstanding for year ended December 31, 1995, and for the six months ended June 30, 1996, due to the anti- dilutive effect of common stock equivalents on
      earnings per  share.   Fully diluted  weighted  average shares
      outstanding is 7,826,875 for year ended December 31, 1995, and 10,570,820 for the six months ended June 30, 1996, including the anti-dilutive effect.

              HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

      Set forth below are the comparative net income and book value per common share data of (a) each of the Company and ETC-Texas on an historical basis, (b) the Company on a pro forma combined basis giving effect to the Merger, and (c) ETC-Texas on an equivalent pro forma combined basis giving effect to the Merger, in each case giving effect to the Merger as a reverse
 acquisition accounted as a   recapitalization of ETC-Texas, with ETC-Texas
 as an acquirer, all on the basis described in the unaudited pro forma condensed financial information and notes thereto included elsewhere in this Proxy Statement/Prospectus. Neither company paid any dividends to their shareholders during the periods presented.

      The information set forth below should be read in conjunction with the respective audited and unaudited financial statements and related notes of the Company and ETC-Texas included elsewhere in this Proxy
 Statement/Prospectus and the unaudited pro forma condensed financial information and notes thereto included elsewhere in this Proxy Statement/Prospectus.

                                                       THE COMPANY
                                                  PER COMMON SHARE DATA


                                                                                                      Six Months Ended
                                                                                                     -------------------
                                                                    Year Ended December 31,             June 30, 1996
                                                             -------------------------------------   -------------------
                                                                   1994                1995               Unaudited
                                                             -----------------   -----------------   -------------------
 HISTORICAL(1):
     Net earnings (loss) - primary . . . . . . . . . . .     $          (0.04)   $           0.09    $             0.00
                                                             ----------------    ----------------    ------------------
     Net earnings (loss) - fully diluted . . . . . . . .     $          (0.04)   $           0.06    $             0.00
                                                             ----------------    ----------------    ------------------
     Book value  . . . . . . . . . . . . . . . . . . . .                         $          (0.30)   $             0.14
                                                                                 ----------------    ------------------

                                                        ETC-TEXAS
                                                  PER COMMON SHARE DATA
 HISTORICAL:
     Net earnings (loss) - primary . . . . . . . . . . .     $           0.00    $          (0.24)   $            (0.14)
                                                             ----------------    ----------------    ------------------
     Net earnings (loss) - fully diluted . . . . . . . .     $           0.00    $          (0.24)   $            (0.14)
                                                             ----------------    ----------------    ------------------
     Book value  . . . . . . . . . . . . . . . . . . . .                         $           0.03    $             0.00
                                                                                 ----------------    ------------------

                                                    COMBINED PRO FORMA
                                                  PER COMMON SHARE DATA
 PRO FORMA COMBINED AFTER THE MERGER(1)(3):
     Net earnings (loss) - primary . . . . . . . . . . .     $          (0.00)   $          (0.13)   $            (0.11)
                                                             ----------------    ----------------    ------------------
     Net earnings (loss) - fully diluted . . . . . . . .     $          (0.00)   $          (0.12)   $            (0.10)
                                                             ----------------    ----------------    ------------------
     Book value  . . . . . . . . . . . . . . . . . . . .                         $          (0.02)   $             0.07
                                                                                 ----------------    ------------------

 EQUIVALENT PRO FORMA COMBINED AFTER THE MERGER(2)(3):
     Net earnings (loss) - primary . . . . . . . . . . .     $          (0.00)   $          (0.15)   $            (0.09)
                                                             ----------------    ----------------    ------------------
     Net earnings (loss) - fully diluted . . . . . . . .     $          (0.00)   $          (0.14)   $            (0.08)
                                                             ----------------    ----------------    ------------------
     Book value  . . . . . . . . . . . . . . . . . . . .                         $          (0.02)   $             0.06
                                                                                 ----------------    ------------------

- -------------------------------
 (1)  Represents the Company and ETC-Texas on a pro forma combined basis.
 (2) Represents the Company and ETC-Texas on an equivalent pro forma combined basis calculated by multiplying pro forma combined amounts by the 1.25 Exchange Ratio.
 (3) Pro forma per share data is presented based upon earnings from continuing operations. See unaudited pro forma condensed financial statements.

                                  RISK FACTORS

         The following risk factors should be considered carefully in addition to the other information in this Proxy Statement/Prospectus. Except for the historical information contained herein, the discussion in this Proxy Statement/Prospectus contains certain forward looking statements that involve risks and uncertainties, such as statements of the Surviving Corporation's plans, objectives, expectations and intentions. The cautionary statements made in this Proxy Statement/Prospectus should be read as being applicable to all related forward looking statements wherever they appear in this Proxy Statement/Prospectus. The Surviving Corporation's actual results could differ materially from those discussed here.

ACCUMULATED DEFICIT AND INDEPENDENT ACCOUNTANTS' REPORT REFERRING TO GOING CONCERN UNCERTAINTIES

         From inception, both the Company and ETC-Texas have incurred losses from operations, and as of June 30, 1996 the Company and ETC-Texas had an accumulated deficit of $1,072,868 and $2,179,989, respectively. On a pro forma basis, as of June 30, 1996, the Surviving Corporation would have had an accumulated deficit of $3,252,857 after the Continuance and the Merger. This history of recurring losses indicates that the Surviving Corporation's continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing or capital and ultimately to attain profitable operations. The independent accountants for both the Company and ETC-Texas, in their reports regarding the Company's and ETC-Texas' financial statements for the fiscal year ended December 31, 1995, respectively, stated that, since the Company and ETC-Texas had a history of losses since inception and had a significant working capital deficit, substantial doubt existed as to their ability to continue as a going concern. See "Management's Discussion and Analysis of the Company's and ETC-Texas' Financial Condition and Results of Operations."

WORKING CAPITAL DEFICIT; LACK OF LIQUIDITY AND CAPITAL RESOURCES

         As of June 30, 1996, the Company had total current assets of $139 and total current liabilities of $148,013 resulting in a working capital deficit of $147,874. Also as of June 30, 1996, ETC-Texas had total current assets of $660,386 and total current liabilities of $268,428 resulting in working capital of $391,958. On a pro forma basis, as of June 30, 1996, the Surviving Corporation would have had total current assets of $660,525 and total current liabilities of $416,441 resulting in working capital of $244,084. Prior to June 30, 1996, the Company converted $837,428 of debt into 837,428 shares of Company Common Stock. The ability of the Surviving Corporation to sustain its working capital, and to obtain the necessary capital resources to fund future costs associated with its operations and expansion plans is dependent upon: (i) improving claims processing operations through cost reductions and increased market penetration; (ii) entering into long-term claims processing contracts with self-insured companies, third-party administrators and management services organizations; and (iii) its ability to link the various medical claims processing activities of payees and payors. Even if the Surviving Corporation achieves some success with its operational strategy, there can be no assurance that it will be able to generate sufficient revenues to sustain its working capital and have funds available for growth. To achieve all of its objectives, the Surviving Corporation may be required to raise additional working capital in the short term by issuing debt and/or equity securities. If the Surviving Corporation is unable to raise additional capital as needed, it could be forced to limit its expansion plans. See "The Companies -- Business Information Concerning the Company," "The Companies -- Business Information Concerning ETC-Texas" and "Management's Discussion and Analysis of the Company's and ETC-Texas' Financial Condition and Results of Operations."

ADDITIONAL FINANCING NEEDED

         Without additional capital, the Surviving Corporation may have to curtail its expansion plans, and there can be no assurance of the Surviving Corporation's ability to raise additional capital in the future.

LIMITED OPERATING HISTORY; ABSENCE OF PROFITS

         The Surviving Corporation will be assuming the business operations of ETC-Texas as the Company has no significant operations or assets. ETC-Texas' operations have a limited operating history upon which an evaluation of its performance can be made. As such, the Surviving Corporation's prospects must be considered in light of the risks, expenses and difficulties frequently encountered in the establishment and operation of a new business in the medical claims processing industry. There can be no assurance that the Surviving Corporation will be able to generate operating income, and net income in the future will depend on the Surviving Corporation's management of its existing operations, the success of management's plans to sustain ETC-Texas' working capital, the nature and extent of market penetration and expansion, capital structure and general economic conditions.

PROBABILITY OF CONTINUED LOSSES

         ETC-Texas incurred losses of approximately $1,093,000 for the fiscal year ended December 31, 1995 and $876,660 for the six months ended June 30, 1996. In addition to the historical losses of ETC-Texas, the Surviving Corporation expects to have continued losses in the short term primarily as a result of (i) its accumulated deficit and (ii) capital expenditures related to the installation of claims processing systems into client's businesses during the initial 90-day no-risk review period. See "The Companies -- Business Information Concerning ETC-Texas."

DEPENDENCE ON QUALITY OF CLAIMS PROCESSING SERVICES

         Substantially all of ETC-Texas' revenues are currently derived from electronic claims processing services provided to third parties. There can be no assurances that ETC-Texas' processing methodology will meet the demands of the marketplace in the future. The Surviving Corporation's future success and financial performance will depend in large part upon its ability to provide an increasing system functionality required by its customers through the linkage of payees and payors of medical claims. There can be no assurance that the Surviving Corporation will successfully implement electronic claims processing applications that will meet the requirements of health care providers and payors and thereby achieve market acceptance. Failure to meet the needs of health care providers and payors will have a materially adverse effect upon the business operations of the Surviving Corporation. See "The Companies -- Business Information Concerning ETC-Texas."

DEPENDENCE ON MAJOR CLIENT

         For the six months ended June 30, 1996, claims processing services provided to Wal-Mart Stores, Inc. ("Wal-Mart"), ETC-Texas' largest client, accounted for approximately 70% of ETC-Texas' revenues. For the identical period, claims processing services provided to Willse & Associates accounted for approximately 15% of ETC-Texas' revenues. The loss of either client could have a materially adverse effect on the Surviving Corporation and its business. No other client accounted for as much as 10% of ETC-Texas net revenue for the referenced period. See "The Companies -- Business Information Concerning ETC-Texas" and "Management's Discussion and Analysis of the Company's and ETC-Texas' Financial Condition and Results of Operations."

NO FAIRNESS OPINION OBTAINED BY EITHER THE COMPANY OR ETC-TEXAS

         Neither the Company nor ETC-Texas engaged an independent third party to review the terms of the Continuance and the Merger and prepare a fairness opinion related to the Exchange Ratio. Factors considered by the Boards of Directors of the Company and ETC-Texas in establishing the Exchange Ratio included: (i) a dilution percentage previously agreed upon by the shareholders of the Company during management's initial efforts to find a suitable merger or acquisition candidate, (ii) the public nature and existing shareholder base of the Company, (iii) the operating and financial history of both the Company and ETC-Texas, (iv) the benefits afforded to ETC-Texas in being a public entity, including market credibility resulting in an expansion of ETC-Texas' existing client base and the ability to raise additional capital, and (v) the potential for growth in value of the Company Common Stock in light of the Company's present financial condition, which includes no significant assets or operations. The Boards of Directors of the Company and ETC-Texas believe that in light of the foregoing factors, the Exchange Ratio is fair to the respective shareholders. The factors considered were reviewed by the Boards of Directors on an independent basis and meetings were held at which the transactions contemplated hereby were ratified by the respective Boards as a whole and by the independent directors serving thereon. Also, at a special meeting of the shareholders of the Company held on March 21, 1996, both the Continuance and the Merger were conditionally approved pending the effectiveness of the Registration Statement of which this Proxy Statement/Prospectus. See "The Merger -- The Company's Reasons for the Merger; Recommendation of the Company's Board of Directors; and -- ETC-Texas' Reasons for the Merger; Recommendation of ETC-Texas' Board of Directors."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         If the Merger is consummated, certain of the officers and directors of the Company and ETC-Texas, respectively, will derive certain benefits which are in addition to their interests as shareholders of the Surviving Corporation. Specifically, the Employment Agreement of L. Cade Havard with ETC-Texas will be assigned to and assumed by the Surviving Corporation. Furthermore, Mr. Havard's options to purchase 300,000 shares of ETC-Texas Common Stock at an exercise price of $0.001 per share, when vested, will be converted into options to purchase the identical number of shares of Continued Common Stock. Edward Bollinger and Katherine L. MacDonald, both directors of the Company, hold options to purchase an aggregate of 20,000 shares of Company Common Stock at a purchase price of $1.50 per share on or before June 15, 1997. Upon completion of the Merger, Mr. Bollinger and Ms. MacDonald shall have the right to acquire the identical number of shares of Continued Common Stock upon payment of the $1.50 exercise price on or before June 15, 1997. The executive officers of ETC-Texas, including Elaine Boze, Ann C. Dearmon, Louann C. Smith and Timothy
P. Powell, will have their employment contracts assigned to and assumed by the Surviving Corporation, and all options to purchase shares of ETC-Texas Common Stock granted by ETC-Texas to employees or affiliates of ETC-Texas will be converted into options to purchase the identical number of shares of Continued Common Stock at the identical exercise price. Also, Michael Eckstein, a director of ETC-Texas, shall have the right to receive options to purchase 100,000 shares of Continued Common Stock at an exercise price of $0.001 per share upon completion of the Merger. These transactions were not necessarily the result of arms'-length negotiations between independent parties. However, the Company and ETC-Texas believe the transactions with officers, directors and related parties of the respective entities were as favorable as those that could have been obtained from unaffiliated parties under similar circumstances. It will be the Surviving Corporation's policy that transactions between it and its affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and approved by a majority of the disinterested members of the Board of Directors. See "The Merger -- Interests of Certain Persons in the Merger" and "Certain Transactions."

COMPETITION

         ETC-Texas is aware that there are many entities which offer either electronic claims automation processing or paper claims conversion and services, and there are many companies which provide contracting for discount and repricing services for the benefit of participants in the market currently served by ETC-Texas. Furthermore, ETC-Texas' claims processing methodology is easily duplicated. There are certain insurance companies or other third party administrators and management services organizations which are substantially larger than the Surviving Corporation with much greater financial and technical resources and longer operating histories than the Surviving Corporation which provide certain of the services currently offered by ETC-Texas on a national basis, including claims processing, data entry and medical claims repricing. The Surviving Corporation may encounter additional competition if a segment competitor offers the range of services provided by ETC-Texas in a format similar to that utilized by ETC-Texas. Also, the Surviving Corporation will face substantial competition as it expands within the health care industry. There can be no assurance that the Surviving Corporation will compete effectively within the health care industry. Furthermore, the Surviving Corporation is subject to an industry characterized by constantly evolving technology. There can be no assurance that the Surviving Corporation's existing processing methodology will not become obsolete before the Surviving Corporation has the resources to alter its work flow process, as needed, to more efficiently serve the marketplace in which it operates. See "The Companies -- Business Information Concerning ETC-Texas."

PROPRIETARY RIGHTS, RISK OF INFRINGEMENT

         The Surviving Corporation will rely on nondisclosure and other contractual provisions to protect its proprietary rights. ETC-Texas has registered its service mark in the State of Texas and has made application to do so in the States of Maryland and Arkansas. ETC-Texas has also copyrighted its ETC Claims Flow Chart and Managed Care Claim Flow Chart. ETC-Texas has made application with the United States Patent and Trademark Office to copyright its Automated Claim Flow Options for Payor Chart and segments of its marketing brochure. There can be no assurance that measures taken by ETC-Texas to protect its intellectual property will be adequate or that the Surviving Corporation's competitors will not independently develop services that are substantially equivalent or superior to those of the Surviving Corporation. There can be no assurance that third parties will not assert infringement claims against the Surviving Corporation in the future or that a license or similar agreement will be available on reasonable terms in the event of an unfavorable ruling on any such claim. In addition, any such claim may require the Surviving Corporation to incur substantial litigation expenses or subject the Surviving Corporation to significant liabilities and could have a materially adverse effect on the Surviving Corporation's business, financial condition or results of operations.

DEPENDENCE ON KEY PERSONNEL

         The Surviving Corporation will continue to be dependent to a significant extent upon the efforts and ability of L. Cade Havard, its Chairman of the Board, President and Chief Executive Officer. The loss of the services of either Mr. Havard or any other executive officer of the Surviving Corporation could have a materially adverse effect on the Surviving Corporation. Neither the Company nor ETC-Texas maintains key-man life insurance on Mr. Havard. However, it is anticipated that a key-man life insurance policy will be obtained on the life of Mr. Havard, with the Surviving Corporation as the sole beneficiary thereof, following the consummation of the Merger. Mr. Havard has entered into employment and non-competition agreements with ETC-Texas which will be assumed by the Surviving Corporation. In addition, the Surviving Corporation's future growth will be dependent to a significant degree upon its ability to attract and retain additional skilled management personnel. See "The Merger -- Election of Surviving Corporation Directors."

CONTROL BY EXISTING SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS OF ETC-TEXAS

         ETC-Texas's existing shareholders, executive officers, directors and their affiliates will beneficially own approximately 82% of the outstanding shares of the Continued Common Stock following the Merger. As a result, these shareholders will continue to be able to elect all of the Surviving Corporation's directors, will retain the voting power to approve most matters requiring shareholder approval and will continue to have significant influence on the affairs of the Surviving Corporation. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the Surviving Corporation. See "Beneficial Ownership of Securities."

CONFLICTS OF INTEREST

         Certain officers, directors and related parties have engaged in business transactions with ETC-Texas and the Company which were not the result of arm's-length negotiations between independent parties. ETC-Texas has entered into consulting, marketing and leasing agreements, respectively, with certain of its directors and shareholders. It is anticipated that upon effectiveness of the Merger, these agreements will be assigned to and assumed by the Surviving Corporation. Management of both the Company and ETC-Texas believe that the terms of transactions with officers, directors and related parties of the respective entities were as favorable as those that could have been obtained from unaffiliated parties under similar circumstances. It will be the Surviving Corporation's policy that transactions between it and its affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and be approved by a majority of the disinterested members of the Board of Directors of the Surviving Corporation. L. Cade Havard, the Chairman of the Board, President, Chief Executive Officer and the majority shareholder of ETC-Texas, owns and participates in the management of a factoring company. It is not anticipated that conflicts of interest will arise between Mr. Havard and the Surviving Corporation as a result of his ownership and management of this entity, nor will Mr. Havard be required to devote a significant amount of his time to the management of this business. See "The Merger -- Interests of Certain Persons in the Merger" and "Certain Transactions."

EMPLOYEE LEASING AGREEMENT

         Since January 1, 1996, ETC-Texas has been a party to a Staff Leasing Services Agreement with Network Employers Group, Inc. ("Network"). The Staff Leasing Services Agreement, with the consent of Network, which is not expected to be denied, will be assigned to and assumed by the Surviving Corporation upon completion of the Merger. Under such agreement, all personnel working for the Surviving Corporation, including its executive officers (totalling 30 persons as of May 31, 1996), will actually be employed by Network and "leased" to the Surviving Corporation. Under such contract, the "leased" employees will perform services for the Surviving Corporation in a manner substantially identical to being directly employed by the Surviving Corporation; however, Network will be their actual employer and will provide such employees with their medical, unemployment, worker's compensation and liability insurance through group insurance plans maintained by Network for the Surviving Corporation and other clients of Network. Pursuant to the terms of the contract, the cost of the aforesaid insurance as well as the payroll obligations for the leased employees will be funded by the Surviving Corporation to Network, and Network will be required to then apply such proceeds to cover the payroll and administrative costs of the employees. The agreement may be terminated by either party by giving 30 days prior written notice to the non-terminating party. Should Network fail to meet its obligations under the contract, the Surviving Corporation would be required to either locate a substitute employee leasing firm or directly employ its labor force. In addition, worker's compensation coverage through Network could be at a more favorable rate than that available in the general worker's compensation pool for comparable classes of employees from which the Surviving Corporation might be required to look to for such coverage. Should a payroll payment be tendered to Network by the Surviving Corporation under such contract, and should Network not apply such payment toward a payroll payment to the Surviving Corporation's work force for any reason, the Surviving Corporation may be required to cover such deficiency to avoid the loss of its work force. See "The Companies -- Business Information Concerning ETC-Texas."

CONSOLIDATION AND UNCERTAINTY IN THE HEALTH CARE INDUSTRY

         Consolidation of the payor and provider segments of the health care industry could erode the Surviving Corporation's customer base and reduce the size of the Surviving Corporation's target market. In addition, the resulting enterprises could have greater bargaining power, which could lead to price erosion of the Surviving Corporation's services. The reduction in the size of the Surviving Corporation's target market or the failure of the Surviving Corporation to maintain adequate price levels could have a materially adverse effect on the Surviving Corporation's business, financial condition and results of operations. The health care industry also is subject to change of political, economic and regulatory influences that may affect the procurement of contracts and the operation of health care industry participants. During the past several years, the United States health care industry has been subject to an increase in governmental regulation reform proposals. These reforms may increase governmental involvement in health care, lower reimbursement rates, and otherwise change the operating environment for the Surviving Corporation's customers. The failure of the Surviving Corporation to retain adequate claims processing efficiency or price levels as a result of legislative or market driven reforms could have a materially adverse effect on the Surviving Corporation's business, financial conditions and results of operations. See "The Companies -- Business Information Concerning ETC-Texas."

EFFECT OF GOVERNMENT REGULATION

         The Surviving Corporation will not be subject to any direct federal or state government regulation because of the nature of its business. There can be no assurance that federal or state authorities will not in the future impose restrictions on its activities that might adversely effect the Surviving Corporation's business. The failure by the Surviving Corporation to obtain or retain any applicable licenses, certifications or operational approvals could adversely effect its existing operations and professional performance. There can be no assurance that in the future the Surviving Corporation will be able to acquire all the necessary licenses, permits or approvals, if any, necessary to conduct its business or that the costs associated with complying with laws and regulations affecting its business will not have a materially adverse effect on the Surviving Corporation.

POTENTIAL ANTI-TAKEOVER EFFECTS OF DELAWARE LAW, CERTIFICATE OF INCORPORATION AND BYLAWS

         Certain provisions of Delaware law applicable to the Surviving Corporation could delay or make more difficult mergers, tender offers or proxy contests involving the Surviving Corporation. In addition, the Board of Directors of the Surviving Corporation may issue shares of preferred stock without shareholder approval on such terms as the Board of Directors may determine. The rights of all the holders of Continued Common Stock will be subject to, and may be adversely effected by, the rights of the holders of any preferred stock that may be issued in the future. In addition, the Surviving Corporation

Charter and Surviving Corporation Bylaws eliminate the right of shareholders to act by written consent without a meeting and eliminate cumulative voting in the election of directors. All of the foregoing could have the effect of delaying, deferring or preventing a change in control of the Surviving Corporation and could limit the price that certain investors might be willing to pay in the future for shares of the Continued Common Stock. See "Management" and "Description of Securities."

NO PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

         There is no public market for the Company Common Stock and there can be no assurance that a viable public market for the Continued Common Stock will develop or be sustained after the Continuance and the Merger have been consummated. Factors such as market expansion, the development of additional services, its competitors and other third parties, as well as quarterly variations in the Surviving Corporation's anticipated or actual results of operations or market conditions generally, may cause the market price of the Continued Common Stock to fluctuate significantly if a trading market does in fact develop. In addition, the stock market has on occasion experienced extreme price and volume fluctuations, which have particularly effected the market prices of many companies. These broad market fluctuations may adversely effect the market price of the Continued Common Stock, if a trading market is established.

OVER-THE-COUNTER TRADING MARKET

         If the Surviving Corporation is unable to satisfy the listing requirements of the Nasdaq SmallCap Market, and no assurance can be given that the Surviving Corporation will meet such criteria, trading, if any, in the Continued Common Stock will thereafter be conducted on The OTC-Bulletin Board. Consequently, liquidity of the Surviving Corporation's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts and the news media coverage of the Surviving Corporation and lower prices for the Surviving Corporation's securities than might otherwise be attained.

RISKS OF LOW-PRICED STOCK

         If the Surviving Corporation's securities are traded on The OTC-Bulletin Board, they will become subject to Rule 15(g)-9 under the Exchange Act, which imposes additional sales practice requirements on broker/dealers who sell securities to persons other than established customers and accredited investors (generally, individuals with net worths in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouses). For transactions covered by this rule, a broker/dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely effect the ability of broker/dealers to sell the Surviving Corporation's securities and may adversely effect the holder's ability to sell in the secondary market.

         The Commission's regulations define a penny stock to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 or with an exercise price of less than $5.00 per share subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the Commission's rules require delivery, prior to any transaction in penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions to both the broker/dealer and the registered representative in current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         The foregoing required penny stock restrictions will not apply to the Surviving Corporation's securities if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Surviving Corporation's securities will qualify for exemption from these restrictions. In any event, even if the Surviving Corporation's securities were exempt from such restrictions, they would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker/dealer for participating in a distribution of a penny stock, if the Commission finds that such restriction would be in the public interest. If the Surviving Corporation's securities were subject to the rules on penny stock, the market liquidity for the Surviving Corporation's securities could be severely adversely effected.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Pursuant to the Surviving Corporation Bylaws, as authorized under the DGCL, directors and officers of the Surviving Corporation will not be liable for monetary damages for breach of fiduciary duty, except in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law. Furthermore, the Surviving Corporation Bylaws will provide that the Surviving Corporation may indemnify its directors, officers, employees or agents to the full extent permitted by the DGCL, and the Surviving Corporation shall have the right to purchase and maintain insurance on behalf of any such person whether or not the Surviving Corporation would have the power to indemnify such person against the liability. The Surviving Corporation intends to enter into indemnification agreements with each of its directors and officers, which agreements will provide that the Surviving Corporation will indemnify the indemnitee to the fullest extent permitted by applicable law, provided that the indemnitee acted in good faith and in the manner he reasonable believed to be in the best interests of the Surviving Corporation and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful.

PAYMENT OF DIVIDENDS

         Neither the Company nor ETC-Texas has ever declared or paid any cash dividends on its capital stock. It is anticipated that future earnings of the Surviving Corporation will be retained to finance the continuing development of its business. The payment of any future dividends will be at the discretion of the Board of Directors of the Surviving Corporation and will depend upon, among other things, future earnings, the success of business activities, regulatory and capital requirements, the general financial condition of the Surviving Corporation and general business conditions.

PRIOR OFFERINGS

         Both ETC-Texas and the Company have issued securities in transactions believed by their respective management to have been exempt from the securities regulation requirements under applicable securities laws. If for any reason the claimed exemptions were found not to be available for any securities transactions engaged in by either the Company or ETC-Texas, the Surviving Corporation could be subject to investor claims resulting in civil liabilities, the amount of which could be materially adverse to the Surviving Corporation.

                                THE CONTINUANCE

         Generally, the Company is being continued and domesticated into the State of Delaware in order to facilitate its merger with ETC-Texas in fulfillment of its business strategy. See "The Merger" and "The Companies -- Business Information Concerning the Company." By taking these steps to accomplish the Continuance, management is also of the opinion that the Company's internal procedures will also be simplified in the areas of accounting, tax, securities and general operations. After the Continuance, the Company will no longer be obligated to comply with Canadian law that affects these matters.

         Additionally, the Continuance allows for the Company to be positioned to be listed on a U.S. securities exchange. By achieving a listing on a U.S. securities exchange, management is of the opinion that a wider and more significant market will be available to allow for the trading of the Continued Common Stock than what currently exists for the Company Common Stock. This type of trading will provide a direct benefit to the Company's shareholders in their efforts to trade the Company's securities. The Company has not applied for, and there is no assurance that the Company will, after the Continuance and the Merger, qualify for listing on a U.S. securities exchange. See "Risk Factors -- No Public Market; Possible Volatility of Stock Price."

         For those shareholders who are opposed to the Continuance, dissenters' rights are set forth by law to govern the valuation process. For more information regarding dissenters' rights, see "-- Right of Dissent."

RIGHT OF DISSENT

         Shareholders of the Company will be asked to consider and, if thought fit, pass a special resolution authorizing the Continuance of the Company out of the Province of Alberta and into the State of Delaware in accordance with
Section 182 of the Alberta Business Corporations Act (the "ABCA"). The Continuance gives a right to dissent to the Company's shareholders.

         Each of the Company's shareholders is entitled to dissent and be paid the fair value of such shareholder's shares if the shareholder objects to the Continuance and the Continuance becomes effective. The shareholder may dissent only with respect to all of the shares held by the shareholder on behalf of any one beneficial owner and registered in the shareholder's name. A shareholder is not entitled to dissent from the resolution with respect to any shares beneficially owned by one owner if the shareholder votes any shares beneficially owned by that owner in favor of the resolution that is adopted.
In order to dissent, a shareholder must send to the Company, c/o Beaumont Church, Barristers and Solicitors, 2200 AGT Tower, 411 -- 1st Street S.E., Calgary, Alberta, Canada T2G 5E7, on or before the date of the Meeting, a written objection (an "Objection Notice") to the Continuance in respect of which the shareholder proposes to dissent. A vote against the Continuance or an abstention in respect thereof does not constitute such an Objection Notice, but a shareholder need not vote his shares against the Continuance in order to dissent in respect of the Continuance. Similarly, the revocation of a proxy conferring authority on the proxy holder to vote in favor of the Continuance does not constitute an Objection Notice in respect of the Continuance, but any such proxy granted by a shareholder who intends to dissent should be validly revoked. Within 10 days following the date of the Meeting, the Company will deliver to each shareholder who has filed an Objection Notice in respect of the resolution passed at the Meeting, at the address specified for such purpose in the Objection Notice, a notice stating the special resolution authorizing the Continuance has been adopted.

         After the Continuance has been approved, an application may be made to the Court of Queen's Bench of Alberta (the "Court") by the Company or by any dissenting shareholder to fix the fair value of the shares of the Company Common Stock held by the dissenting shareholder. If an application is made to the Court, the Company shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer (the "Offer to Purchase") to pay him an amount considered by the Board of Directors of the Company to be the fair value of such shares as of the close of business on the day before the Meeting accompanied by a statement showing how the fair value was determined. Every Offer to Purchase shares of Company Common Stock made to a shareholder of the Company Common Stock who dissents to the Continuance shall be on the same terms as every other Offer to Purchase made to other dissenting shareholders of the Company.

         A dissenting shareholder may make an agreement with the Company for the purchase of his shares by the Company in the amount of the Company's Offer to Purchase or otherwise at any time before the Court fixes the fair value of the shares. If a settlement cannot be reached, the parties will proceed to the Court. All dissenting shareholders whose shares have not been purchased by the Company will be joined as parties to the application and will be bound by the decision of the Court. The Court order will fix the fair value of the shares of all dissenting shareholders who are parties to the application, give judgment in that amount against the Company in favor of each of the dissenting shareholders and fix the time within which the Company must pay the amount to the dissenting shareholders.

         On the earlier of: (a) the Company being continued into Delaware, (b) the Company and the dissenting shareholder entering into a settlement agreement, or (c) the pronouncement of a Court order giving judgment against the Company for the fair value of the shares of the dissenting shareholder, a dissenting shareholder ceases to have any rights as a shareholder of the Company other than the right to be paid the fair value of his shares. The Company will not make a payment to a dissenting shareholder if there are reasonable grounds for believing that: (a) the Company is or would after the payment be unable to pay its liabilities as they become due or (b) the realizable value of the Company's assets would thereby be less than the aggregate amount of its liabilities. If either of these tests cannot be met, the Company shall within 10 days of the Court order or reaching its settlement with a dissenting shareholder send a notice to each dissenting shareholder that the Company cannot lawfully make the payment for the shares. Once this notice is received, a dissenting shareholder may, by written notice delivered to the Company within 30 days after receiving the Company's notice, withdraw his Objection Notice, in which case the dissenting shareholder is returned his full rights as a shareholder. If the dissenting shareholder does not withdraw his Objection Notice, he retains his status as a claimant against the Company to be paid as soon as the Company is lawfully able to do so or, in liquidation, to be ranked subordinate to the rights of the creditors but in priority to its shareholders.

         The foregoing is only a summary of the rights of dissenting shareholders and is qualified in its entirety by the provisions of Section 184 of the ABCA, a copy of which is attached as Appendix "G". Any shareholder desiring to exercise a right of dissent should seek legal advice and his failure to comply strictly with the provisions of that section may prejudice that right. The right of shareholders to dissent is not exclusive of any other rights available to shareholders generally, such as rights in respect of a corporate director's duties of good faith and care under the ABCA, or otherwise.

DIFFERENCE BETWEEN THE DELAWARE CODE AND ALBERTA BUSINESS CORPORATIONS ACT

         After the Continuance, and upon consummation of the Merger, shareholders of the Company will become shareholders of the Surviving Corporation and subject to the DGCL. The DGCL is similar in many ways to the ABCA, to which the Company is now subject, but differs in several material respects, including the following:

         VOTE ON EXTRAORDINARY CORPORATE TRANSACTIONS. Under the ABCA, continuances, sales of substantially all assets of a corporation, amendments to the articles of incorporation and other extraordinary corporate actions require authorizations by a special resolution, meaning a resolution passed by sixty-six and two-thirds percent (66-2/3%) of the votes cast by the shareholders who voted in respect of that resolution, or by instrument signed by all shareholders entitled to vote on that resolution. Under the DGCL, mergers or consolidations require the approval of the holders of a majority of the outstanding stock of the corporation entitled to vote thereon. A sale, lease or exchange of all or substantially all the property and assets of a corporation requires the approval of the holders of a majority of the outstanding stock of the corporation entitled to vote thereon, and an amendment to the certificate of incorporation of a corporation generally requires the approval of the holders of a majority of the outstanding stock entitled to vote thereon.

         BYLAW AMENDMENTS. Under the ABCA, either shareholders or directors may make, amend or repeal bylaws (subject to any restrictions under the articles, bylaws or any unanimous shareholder agreement), but any such action of the directors with respect to the bylaws are subject to later confirmation by resolution passed by a majority of the votes cast by the shareholders entitled to vote on that resolution. Under the DGCL, after a corporation has received any payment for any of its stock, the shareholders entitled to vote thereon, and where authorized by the certificate of incorporation, the directors may adopt, amend or repeal the bylaws. The Surviving Corporation Charter authorizes the Board of Directors of the Surviving Corporation to adopt, amend or repeal the Surviving Corporation Bylaws.

         REMOVAL OF DIRECTOR. Directors generally may be removed under the ABCA by ordinary resolution, meaning a resolution passed by a majority of the votes cast by the shareholders who voted in respect of that resolution. Directors generally may be removed, with or without cause, under the DGCL by holders of a majority of shares then entitled to vote at an election of directors. Directors of an ABCA corporation may be removed at any time without cause; directors of a Delaware corporation may be removed without cause unless the board is classified, in which case directors may be removed for cause only, unless the certificate of incorporation provides otherwise. The Surviving Corporation Bylaws will provide that any director may be removed, either with or without cause, by the affirmative vote of the holders of record of a majority of the issued and outstanding stock entitled to vote thereon.

         QUORUM OF SHAREHOLDERS. A quorum for a shareholder meeting under the ABCA consists of the holders of a majority of shares entitled to vote present in person or represented by proxy at the meeting unless the bylaws provide otherwise. Under the DGCL, a quorum consists of a majority of shares entitled to vote present in person or represented by proxy unless the certificate of incorporation or bylaws provide otherwise, but in no event may a quorum consist of less than one-third of shares entitled to vote at the meeting. The Surviving Corporation Bylaws will state that in the absence of a quorum, the holders of a majority of the shares present in person or represented by proxy and entitled to vote may adjourn the meeting to another date and time.

         NOTICE AND CALL OF SHAREHOLDER MEETINGS. Under the ABCA, shareholder meetings may be called by the board of directors, who must call a meeting when so requisitioned by holders of not less than 5% of the issued shares that carry the right to vote, on not less than 21 days and not more than 50 days notice. Under the DGCL, unless the certificate of incorporation or bylaws authorize additional persons, only the board of directors may call a special shareholders' meeting. Under the DGCL, written notice of any meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting (provided that a minimum of 20 days notice is required for a merger). Under the Surviving Corporation Bylaws, special meetings of the shareholders may be called by the Chairman of the Board of Directors, the President of the Surviving Corporation, the Board of Directors or by the holder(s) of at least 10% of the outstanding Continued Common Stock entitled to vote at such meeting, unless otherwise prescribed by statute.

         SHAREHOLDER WRITTEN CONSENT IN LIEU OF MEETING. Under the ABCA, shareholder actions without a meeting may be taken by resolution in writing signed by all of the shareholders entitled to vote. Under the DGCL, shareholders may act by written consent without a meeting if holders of outstanding stock, having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voting, execute a written consent providing for such action unless otherwise provided in the corporation's certificate of incorporation.

         APPRAISAL RIGHTS. The DGCL does not grant appraisal rights in a merger or consolidation to holders of stock which is, either (a) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., (the "NASD") or (b) held of record by more than 2,000 shareholders, provided that such holders receive shares of stock of the corporation surviving the merger or consolidation which is either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or held of record by more than 2,000 shareholders. The ABCA does not contain any similar exemption from its provisions relating to dissenters' rights of appraisal for amalgamation. Notwithstanding the foregoing, appraisal rights are available under the DGCL for sales of all or substantially all of the corporation's assets, any merger or consolidation in which the corporation is a constituent corporation, or for amendments to its certificate of incorporation if the certificate of incorporation so provides.

         Shareholders are entitled to dissent and appraisal rights under the ABCA in connection with any sale of substantially all the assets of a corporation outside the ordinary course of business, for amendments to its articles of incorporation such as those affecting share issuance, transferability or ownership of shares of the class held by a dissenting shareholder, or amendments to its articles of incorporation to add, change or remove any restriction on the business of the corporation, or relating to amalgamation, or continuance. Also, the ABCA provides rights of appraisal to shareholders of a class of shares entitled to vote on proposals to amend the articles of incorporation to vary the number of authorized shares of the class, effect a reclassification or cancellation of shares of the class, affect restrictions, right or privileges attached to such shares, create a new class of shares, or constrain the issue or transfer of ownership of such shares.

         SHAREHOLDER REGISTER. A Delaware corporation's stock list showing the names, addresses and the number of shares registered in the name of each shareholder may be inspected by shareholders of record for any purpose germane to a shareholder's meeting. Under the ABCA, shareholders and creditors, where the corporation is a distributing corporation, may inspect the list of shareholders.

         DIVIDENDS AND DISTRIBUTION. The DGCL and ABCA treat dividends similarly. The DGCL permits a corporation, unless otherwise restricted by the certificate of incorporation, to declare and pay dividends out of surplus or, if there is no surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation and the capital of the corporation is not impaired.

         Under the ABCA, a corporation may not declare or pay a dividend or redeem or repurchase its shares if the corporation is, or would after the payment be, unable to pay its liabilities as they become due, or if the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities and share capital of all classes.

         DIRECTOR QUALIFICATIONS AND NUMBER. Under the ABCA, directors generally must not transact business at a meeting of directors unless a majority of directors present are resident Canadians. In addition, a majority of the directors of a corporation must be resident Canadians. The DGCL has no comparable requirement. The DGCL provides that the number of directors shall be fixed by, or in the manner provided in, the bylaws unless the certificate of incorporation fixes the number of directors. The articles of incorporation of an ABCA corporation must specify the number or a range for number of directors (minimum and maximum), and reductions in size within that range can only be effected by the shareholders. The Surviving Corporation Charter will be silent as to the number of directors. The Surviving Corporation Bylaws provide that the Board of Directors may fix the number of directors to a number not less than three.

         DIRECTOR LIABILITY. The DGCL permits the certificate of incorporation of a Delaware corporation (as does the Surviving Corporation Charter) to contain a provision limiting the personal liability of a director to the shareholders or the corporation for monetary damages for breach of fiduciary duty, except (i) for any breach of a directors' duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) for paying a dividend or approving a stock repurchase in violation of statutory limitations, or (iv) for any transaction from which a director derived an improper personal benefit. Such a provision does not affect a director's liability under U.S. federal securities laws. The Surviving Corporation Charter will contain such a provision.

         Under the ABCA, directors of a corporation who vote for or consent to a resolution authorizing the issue of shares for consideration other than money are jointly and severally liable to the corporation to make good any amount by which the consideration received is less than the fair equivalent of the money that the corporation would have received if the shares had been issued for money. Directors of a corporation who authorize an improper purchase, redemption or other acquisition of shares, authorize improper payments of dividends, commissions, financial assistance, indemnities or other improper payments to a shareholder are jointly and severally liable to restore to the corporation any amounts so distributed. In addition, directors of a corporation may be jointly and severally liable to employees for certain wages and salaries payable to each employee for services performed for the corporation. The ABCA has no provision limiting directors' liability as does the DGCL.

         The liability limitations will be included in the Surviving Corporation Charter in order to enhance the ability of the corporation to attract and retain highly qualified people to serve as outside directors, and not in response to any resignation, threat of resignation or refusal to serve by a director or potential director of the Surviving Corporation. Furthermore, although the effect of this provision of the DGCL on the insurance market generally will be determined in the future based on the insurance industry experience, the Board of Directors believes that the inclusion of this provision in the Surviving Corporation Charter should help to make directors' liability insurance available to the Surviving Corporation in the future. To the extent that such provision would eliminate litigation for which the Surviving Corporation would otherwise be obligated to indemnify directors for defense or other costs, the Surviving Corporation would avoid director indemnification expense.

         There has been no recent litigation involving the Board of Directors of the Company or ETC-Texas or any of its members which might have been effected had such a limitation of liability provision been in effect. Further, to the best knowledge of the Company or ETC-Texas, there is no litigation pending or threatened against any director of either corporation which would be effected by such provision of the Surviving Corporation Charter.

         INDEMNIFICATION OF OFFICERS AND DIRECTORS. Both the DGCL and the ABCA authorize a corporation to indemnify its directors, officers, employees and agents against all reasonable expenses (including legal fees) and, provided that such individual (the "indemnitee") acted in good faith and for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had reasonable grounds to believe his or her conduct was lawful. The DGCL authorizes a corporation to indemnify its directors, officers, employees and agents against all reasonable expenses (including legal fees) in connection with a lawsuit by or in the right of the corporation to procure a judgment in its favor if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be paid as to any claim, issue or matter as to which such person has been adjudged liable to the corporation unless it is determined by the court making such adjudication of liability that, despite such finding, such person is fairly and reasonably entitled for such expenses deemed proper. The DGCL contemplates that the determination of whether the indemnitee is entitled to indemnification is to be made in the specific case by a majority vote of the directors who are not parties to such action, even though less than a quorum, by independent legal counsel in a written opinion or by the shareholders, unless otherwise determined by a court of competent jurisdiction, whereas the ABCA contemplates a determination exclusively by a court. The Surviving Corporation Bylaws provide for indemnification of directors, officers, employees or agents of the Surviving Corporation as described above.

         Under the DGCL and the ABCA, there is a right of mandatory indemnification to the extent that an indemnitee is successful on the merits or otherwise in defense of any action, suit or proceeding or any claim, issue or matter therein. The DGCL allows for the advance payment of an indemnitee's expenses prior to the final disposition of an action (as do the Surviving

Corporation Bylaws), provided that the indemnitee, if an officer or director of the corporation, undertakes to repay any such amount advanced if it is later determined that the indemnitee is not entitled to indemnification with regard to the action for which his or her expenses were advanced, whereas the ABCA does not expressly contemplate such an advance payment.

         The DGCL and the ABCA permit a corporation to maintain insurance on behalf of an indemnitee against any liability asserted against such indemnitee by reason of his or her having been a director or officer, whether or not the corporation would have the power to indemnify him or her against such liabilities under the applicable provisions of the respective act. The ABCA limits this in that insurance is not available where the liability relates to a director's failure to act honestly and in good faith with a view to the best interests of the corporation. In addition, the DGCL provides that the indemnification rights provided by the provisions described above are not exclusive of any rights to indemnification or advancement of expenses to which such indemnitee may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, but the ABCA does not contemplate such arrangements. The Surviving Corporation Bylaws will match the provisions of the DGCL.

         OPPRESSION RELIEF AND EQUITABLE REMEDIES. The ABCA creates a cause of action for "oppression" and "unfairness" with respect to security holders, creditors, directors and officers, and vests the courts with broad remedial powers in connection therewith; the DGCL contains no comparable provision, and the scope of the equitable powers of the DGCL as defined by existing case law is less certain than the scope of the powers in Canada.

         Certain differences between the powers granted to corporations under the DGCL and the powers granted under the ABCA may make a Delaware corporation somewhat less vulnerable than a Canadian corporation to hostile takeover attempts. These differences include the absence of power of shareholders to call special meetings unless expressly granted as discussed above, the power of the directors to ascribe attributes to a series of preferred stock authorized by the certificate of incorporation which give the series a priority over another series within the class, and the restrictions on business combinations discussed below. On the other hand, because of such provisions as the power of shareholders to take action without a meeting by less than unanimous consent, the DGCL may, under such circumstances, facilitate a hostile takeover attempt.

         BUSINESS COMBINATIONS. The DGCL has a business combination statute which provides that any person who acquires 15% or more of a corporation's voting stock (thereby becoming an "interested shareholder") may not engage in certain "business combinations" with the target corporation for a period of three years following the date the person became an interested shareholder, unless (1) the board of directors of the corporation has approved, prior to the date such person acquires 15% or more of the voting stock, either the business combination or the transaction that resulted in the person becoming an interested shareholder, (2) upon consummation of the transaction that resulted in the person becoming an interested shareholder, that person owns at least 85% of the corporations' voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (3) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock not owned by the interested shareholder.

         For the purpose of determining whether a person is the "owner" of 15% or more of a corporation's voting stock for these purposes, ownership is defined broadly to include the right, directly or indirectly, to acquire the stock or to control the voting or disposition of the stock. A "business combination" is also defined broadly to include (1) merger and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested shareholder, (2) certain transactions resulting in the issuance or transfer to the interested shareholder of any stock of the corporation or its subsidiaries, (3) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested shareholder, and (4) receipt by the interested shareholder of the benefit (except proportionately as a shareholder) or any loans, advances, guarantees, pledges or other financial benefits.

         These restrictions placed on interested shareholders do not apply under certain circumstances, including, but not limited to, the following: (1) if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by the relevant section of the DGCL, or
(2) if the corporation, by action of its shareholders, adopts an amendment to its bylaws or certificate of incorporation expressly electing not to be governed by such section, provided that such an amendment is approved by the affirmative vote of not less than a majority of the outstanding shares entitled to vote and that such an amendment will not be effective until 12 months after its adoption and will not apply to any business combination with a person who became an interested shareholder at or prior to such adoption. Pursuant to the Surviving Corporation Charter, however, the Surviving Corporation has elected not to be governed by Section 203 of the DGCL.

         APPROVAL OF THE CONTINUANCE UNDER THE ABCA. Under the ABCA, a proposed continuance is subject to approval by the Company's shareholders and the Registrar of Corporations (the "Registrar"). The Company expects to be able to satisfy the requirements of the Registrar regarding discontinuance/export.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE CONTINUANCE AND THE
MERGER

         The following is a general summary of the principal Canadian federal income tax consequences generally applicable to the Company's shareholders who, for purposes of the Income Tax Act (Canada) (the "ITA"), hold their Company Common Stock, and will hold their Continued Company Stock, as capital property and deal at arm's length with the Company. This summary does not apply to a holder with respect to whom, after the Continuance or Merger, the Company will be a foreign affiliate within the meaning of the ITA. An opinion regarding certain of the Canadian federal income tax consequences of the Continuance and the Merger has been issued by Felesky Flynn, Barristers & Solicitors, a copy of which is attached hereto as Appendix "E".

         This summary is based on the current provisions of the ITA, the regulations thereunder, the current provisions of the Canada-United States Income Tax Convention, 1980, as amended (the "Treaty"), and Canadian tax counsel's understanding of the current administrative practices of Revenue Canada, Customs, Excise and Taxation ("Revenue Canada"). This summary takes into account the amendments to the ITA and regulations publicly announced by the Minister of Finance prior to the date hereof (the "Proposed Amendments") and assumes that all Proposed Amendments will be enacted in their present form. However, no assurances can be given that the Proposed Amendments will be enacted in the form proposed, or at all. This description is not exhaustive of all possible Canadian federal income tax consequences and, except for the foregoing, this summary does not take into account or anticipate any changes in law, whether by legislative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or consequences, which may differ from the Canadian federal income tax consequences described herein.

         THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR SHAREHOLDER OF THE COMPANY. THEREFORE, SUCH HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES REGARDING THE PROPOSED CONTINUANCE, THE EXERCISE OF DISSENT RIGHTS AND THE PROPOSED MERGER. NO ADVANCE INCOME TAX RULING HAS BEEN OBTAINED FROM REVENUE CANADA TO CONFIRM THE TAX CONSEQUENCES OF ANY OF THE EVENTS DESCRIBED HEREIN.

         NATURE OF THE SHARES OF THE COMPANY HELD BY SHAREHOLDERS OF THE COMPANY. All shareholders should consult their own tax advisors as to whether they hold their Company Common Stock and will hold their Continued Common Stock as capital property for purposes of the ITA. In general, however, the shares of the Company Common Stock and Continued Common Stock will normally constitute capital property to a holder thereof, unless the holder is a trader or dealer in securities or is engaged in an adventure in the nature of trade with respect to such shares.

         Certain recent amendments to the ITA (the "mark-to-market rules") relating to financial institutions (including certain financial institutions, registered securities dealers and corporations controlled by one or more of the foregoing) will deem such financial institutions not to hold their Company Common Stock or Continued Common Stock as capital property for purposes of the ITA. Shareholders that are financial institutions should consult their own tax advisors to determine the tax consequences to them of the application of the mark-to-market rules.

         SHAREHOLDER CONSEQUENCES OF THE CONTINUANCE. The Continuance of the Company under the laws of the State of Delaware will not constitute a taxable event under the ITA for the Company's shareholders. The shareholders of the Company will continue to hold their shares of the Company following the Continuance at the same adjusted cost base as before the Continuance.

         DIVIDENDS PAID ON CONTINUED COMMON STOCK. Dividends, if any, paid by the Company following the Continuance to shareholders resident in Canada for purposes of the ITA will be treated differently under the ITA than dividends paid by the Company to those shareholders prior to the Continuance. Following the Continuance, a Canadian resident shareholder will be required to include the gross amount of any dividends received from the Company (before deduction of any U.S. non-resident withholding tax) in income for the year of such receipt. Shareholders who are individuals will not be subject to the gross-up rule normally applicable to dividends received from a corporation resident in Canada and will not be entitled to claim the federal dividend tax credit in respect of such dividends.

         Under the Treaty, the rate of U.S. non-resident withholding tax which may be levied on residents of Canada is limited to 15% of the gross amount of the dividend. If the shareholder is a corporation resident in Canada for purposes of the Treaty and owns 10% or more of the voting stock of the Company after the Continuance, the rate of U.S. non- resident withholding tax that can be levied is restricted under the Treaty to 6% of the gross dividend paid in 1996 and 5% thereafter. (Note that if a Canadian resident shareholder owns 10% or more of any class of stock of the Company after the Continuance (and some cases where less than 10% is owned), the Company may be a foreign affiliate within the meaning of the ITA. Shareholders should consult their own tax advisors as to the possible application of the foreign affiliate rules and the attendant Canadian income tax consequences.) United States non-resident withholding tax on dividends received by residents of Canada will be eligible for foreign tax credit or deduction treatment where applicable under the ITA.

         COMPANY CONSEQUENCES OF THE CONTINUANCE. Once the Continuance is effected under the DGCL, the Company will be deemed, for the purposes of the ITA, to thereafter have been incorporated in Delaware. Accordingly, following the Continuance, the Company will cease to be a resident of Canada for purposes of the ITA and, therefore, will only be subject to Canadian federal income tax to the extent of certain Canadian source income, including income from businesses carried on in Canada through a permanent establishment or gains from the disposition of taxable Canadian property which is not otherwise exempt from Canadian federal income tax by virtue of certain relieving provisions in the Treaty.

         The "corporate emigration" rules under the ITA will apply upon the Continuance of the Company into Delaware. The taxation year of the Company will be deemed to end immediately prior to the Continuance. In addition, each property owned by the Company immediately before the deemed year end will be deemed to have been disposed of by it for proceeds of disposition equal to that property's fair market value. Any gains or losses realized by the Company from its deemed disposition of property will be taken into account when determining the amount of the Company's taxable income for that taxation year. For purposes of the ITA, all amounts relating to the cost and proceeds of disposition of property must be stated in Canadian dollars based on any relevant exchange rate at the time such amounts arise.

         The Company will also be required to pay tax under Part XIV of the ITA equal to 6% (5% if the Continuance occurs after 1996) of the amount by which the fair market value of the Company's assets (calculated immediately before the Continuance) exceeds the aggregate of its liabilities (including its liabilities owing under the ITA except for Part XIV tax) and the paid-up capital of its issued and outstanding shares at the time of the Continuance.

         SHAREHOLDER CONSEQUENCES OF THE MERGER. Unless a shareholder of the Company otherwise elects, the merger of ETC-Texas into the Company will be a tax-deferred event to the shareholder for purposes of the ITA. A shareholder of the Company, unless the holder elects otherwise, will be deemed to dispose of the Continued Common Stock for proceeds of disposition equal to the adjusted cost base of the shares and be deemed to reacquire such shares at a cost of an equal amount.

         Immediately after the Continuance, the shares of the Company will not be taxable Canadian property. Therefore, shareholders of the Company who are not resident in Canada should not be affected by the Merger.

         DISPOSITION OF COMPANY COMMON STOCK OR CONTINUED COMMON STOCK. A disposition or deemed disposition of a share of the Company Common Stock (other than to the Company before the Continuance as a result of a dissent) or Continued Common Stock by a holder will generally result in a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the share. Any capital gain (or loss) realized before the Continuance will be subject to Canadian federal income tax. Any capital gain (or capital loss) on a disposition or deemed disposition of a share of the Continued Common Stock after the Continuance by a holder resident in Canada will be subject to Canadian federal income tax. Non- resident shareholders will not be subject to Canadian federal income tax on dispositions or deemed dispositions after the Continuance, provided the shares are not taxable Canadian property at the time of such disposition.

         Any capital loss arising on the disposition or deemed disposition of Company Common Stock or Continued Common Stock (including upon the exercise of dissent rights, discussed below) by a corporate shareholder of the Company will be reduced by the amount of dividends received or deemed to have been received, including any deemed dividend arising from the exercise of dissent rights (discussed below), on the subject shares where the period of ownership of such shares was less than 365 days or where the corporate holder (together with persons with whom it did not deal at arm's length) held more than 5% of the issued shares of any class of the Company at the time the dividends were received or deemed to have been received.

         COMPANY SHAREHOLDERS DISSENTING TO THE CONTINUANCE OR MERGER. The consequences under the ITA to a shareholder of the Company who dissents, in the manner described herein, to the proposed Continuance or Merger and whose shares are purchased by the Company are discussed below.

         The receipt before the Continuance by a dissenting shareholder of the Company of a cash payment from the Company equal to the fair value of the holder's Company Common Stock will generally be treated as a dividend to the holder of such shares to the extent that such payment exceeds the paid-up capital of the subject shares. The balance of the fair value paid (i.e., the amount equal to the paid-up capital of the subject shares) will be treated as proceeds of disposition of such shares for the purpose of calculating the shareholder's gain or loss. Consequently, such dissenting shareholder would realize a capital gain (capital loss) to the extent that the deemed proceeds of disposition received for the shares exceed (are exceeded by) the shareholder's adjusted cost base thereof. Notwithstanding the foregoing, if the dissenting recipient shareholder is a corporation resident in Canada, the full amount of the purchase proceeds may be treated under the ITA as proceeds of disposition with the result that no dividend would be deemed to have been paid to the corporate shareholder and any capital gain (or capital loss) realized by it upon the disposition will be determined by reference to the full amount of the purchase proceeds paid by the Company.

         The receipt after the Continuance by a dissenting shareholder of the Company of a cash payment from the Company will be treated under the ITA as proceeds of disposition as described above under "Disposition of Company Common Stock or Continued Common Stock." A deemed dividend will not arise if the cash payment is made after the Continuance.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE CONTINUANCE

         Provided that no greater than 1% of the shareholders of the Company exercise their right to dissent to the Continuance, and as such have their shares of Company Common Stock redeemed, the Continuance will constitute a reorganization within the meaning of Section 368(a) of the Code. No gain or loss will be recognized by the Company due to the Continuance. No gain or loss will be recognized by reason of the Continuance by the U.S. shareholders of the Company upon their conversion of Company Common Stock into Continued Common Stock. See "The Merger -- Certain United States Federal Income Tax Consequences."

         In addition, cash received as a result of the exercise of appraisal rights by a U.S. shareholder who dissents from the Continuance and who is subject to federal income tax (the "Dissenting Holder") will be treated as received in redemption of the Dissenting Holders' Company Common Stock, and generally will recognize gain or loss, measured by the difference between the cash received and the Dissenting Holder's basis in his or her Company Common Stock and gain or loss will be a capital gain or loss if the Dissenting Holder holds his or her stock as a capital asset.

THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE CONTINUANCE. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE INCOME TAX ACT (CANADA) AND THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING IS SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THE DISCUSSION. EACH COMPANY SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISER AS TO THE SPECIFIC TAX CONSEQUENCES OF THE CONTINUANCE AND THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

                                   THE MERGER

GENERAL DESCRIPTION OF THE MERGER

         The Merger Agreement provides that, at the Effective Time, ETC-Texas will merge with and into the Company with the Company becoming the Surviving Corporation, and each outstanding share of ETC-Texas Common Stock will be converted into 1.25 shares of Continued Common Stock. The Exchange Ratio was agreed to by the Boards of Directors of the Company and ETC-Texas based on the following factors: (i) a dilution percentage previously agreed upon by the shareholders of the Company during management's efforts to identify a suitable merger or acquisition candidate, (ii) the publicly-held nature and existing shareholder base of the Company, (iii) the operating and financial history of the Company, and (iv) the potential value of the shares of Continued Common Stock to be issued to the Company's shareholders in light of the Company's present financial condition, which includes no significant assets or operations. No fractional shares of Continued Common Stock shall be issued in the Merger. In lieu thereof, all fractional shares of Continued Common Stock that a holder of ETC-Texas Common Stock would otherwise be entitled to receive as a result of the Merger shall be automatically converted into the right to receive one full share of Continued Common Stock. The Merger is conditioned upon the approval of the Continuance by the shareholders of the Company.

         Based on the number of shares of ETC-Texas Common Stock outstanding as of the ETC-Texas Record Date, 8,942,001 shares of Continued Common Stock will be issuable pursuant to the Merger Agreement representing approximately 82% of the total Continued Common Stock to be outstanding after such issuance (based on the number of shares of Company Common Stock outstanding as of the Record
Date).

         Expenses to be incurred by the parties as a result of the Continuance and the Merger are expected to be approximately $150,000, which expenses include legal, accounting and printing costs associated with these transactions.

THE COMPANY'S REASONS FOR THE MERGER; RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

         BACKGROUND. The Merger is the result of the Company's efforts to obtain value for the Company Common Stock given that the Company currently has no significant assets or business operations. Since 1990 the Company has been seeking to consummate an acquisition or merger transaction with a privately-held business possessing legitimate growth potential. During 1993, the Company did identify and conduct preliminary negotiations with two entities unrelated to ETC-Texas; however, the Company was unable to consummate a transaction. Commencing in mid-1995, management of the Company entered into negotiations with management of ETC-Texas regarding a possible acquisition or merger transaction involving both entities. ETC-Texas was introduced to the Company by L. Cade Havard, the Chairman of the Board and Chief Executive Officer of the

Company and an executive officer and majority shareholder of ETC-Texas. During the negotiating process, management of the Company also conducted a due diligence review of ETC-Texas to determine the viability of the venture and held several meetings of the Board of Directors to discuss the status of the transaction. During the review process and at the referenced meetings, management of the Company discussed the relative financial position of ETC-Texas, its prospects for growth, the fairness of the Exchange Ratio and the benefits of continuing into the State of Delaware. See "The Companies -- Business Information Concerning the Company."

         As the Company incurred substantial expenses in attempting to effect a similar transaction during 1993 and given the expenses related to the Continuance and the Merger, management of the Company has neither investigated nor conducted negotiations with any other person or entity for the purpose of undertaking a transaction similar to the Merger. Upon reaching tentative agreement as to the terms of the Merger, the Company held a special meeting of the Company's shareholders on March 21, 1996 for the purpose of obtaining preliminary ratification and approval of the Continuance and the Merger. The shareholders of the Company ratified and approved the Continuance and the Merger subject to the Company's ability to obtain effectiveness of the Registration Statement of which this Proxy Statement/Prospectus is a part.

         THE COMPANY'S REASONS FOR THE MERGER. The Company's Board of Directors believes that the Merger is in the best interests of the Company and its shareholders. In reaching its conclusions to enter into the Merger Agreement, the Company's Board of Directors considered a number of factors, including, without limitation, the following:

                 (a) the financial condition, results of operations and business of the Company, both on an historical basis and on a prospective basis without giving effect to the Merger;

                 (b) the financial condition, results of operations and business of ETC-Texas, both on an historical basis and on a prospective basis giving effect to the Merger;

                 (c) a review of possible alternatives available to the Company if the Merger is not consummated;

                 (d)      the Exchange Ratio; and

                 (e) the ability of trading the Company's securities on a U.S. securities exchange.

         Management of the Company believes that ETC-Texas represents a viable entity, and that the Surviving Corporation will have greater financial resources to expand the existing businesses of ETC-Texas thereby enhancing the value of the Continued Common Stock.

         For the reasons set forth above, the Company's Board of Directors believes that the Continuance and the Merger are fair to, and in the best interests of, the Company and its shareholders and recommend that its shareholders vote FOR the approval of the Continuance and the Merger.

         CERTAIN CONSIDERATIONS. Shareholders of the Company should be aware of the following in assessing the merits of the Merger: (i) the ownership interest of the existing Company shareholders will be severely diluted, (ii) directors and executive officers of ETC-Texas have certain interests in the Merger which are in addition to those of the Company's and ETC-Texas' shareholders, see "-- Interests of Certain Persons in the Merger," (iii) that no assurances can be given that the Surviving Corporation can achieve profitability in light of the historical financial condition and results of operations of both the Company and ETC-Texas, see "Risk Factors -- Accumulated Deficit and Independent Accountants' Report Referred to Going Concern Uncertainties; -- Working Capital Deficit; Lack of Liquidity and Capital Resources; -- Additional Financing Needed; and -- Limited Operating History; Absence of Profits," and (iv) that no assurance can be given that a trading market for the Continued Common Stock can be established. If the Merger is not effected, the Company will be forced to seek a similar privately-held company to acquire or with which to merge. However, no assurances can be given that the Company can either identify and, if identified, consummate an acquisition or merger transaction, and it is doubtful that the Company has the financial capability to pay the expenses related to a subsequent transaction.

ETC-TEXAS' REASONS FOR THE MERGER; RECOMMENDATION OF ETC-TEXAS' BOARD OF
DIRECTORS

         BACKGROUND. During 1995, ETC-Texas began investigating the possibility of becoming a public company in order to gain better access to equity capital for purposes of enhancing its claims processing capabilities and facilitating its growth strategy. Beginning in July 1995, ETC-Texas' Board of Directors, after an assessment by the Board of the costs and benefits of the various means of going public, concluded that merging with an existing public company would be the most desirable way of achieving this business strategy.
L. Cade Havard, the Chairman of the Board, President and Chief Executive Officer of ETC-Texas, recommended to the Board that negotiations be entered into with the Company for the purpose of merging the two entities. During the negotiation phase of the transaction, the Board of Directors met on two additional occasions for the purpose of assessing management's due diligence review of the Company and to discuss the specific terms of the Merger. Following the Board's preliminary inquiry into the Company, it was determined that ETC-Texas would not review any additional merger candidates given the Company's shareholder base and the absence of contingent liabilities. Furthermore, the financial condition of ETC-Texas precluded it from assessing the viability of more than one merger candidate at a time. During the negotiating process the Company and ETC-Texas established the Exchange Ratio, which management of ETC-Texas believes is fair to the holders of ETC-Texas Common Stock given the qualities attributable to the Company, including its shareholder base and absence of contingent liabilities. See "-- General Description of the Merger."

         ETC-TEXAS' REASONS FOR THE MERGER. ETC-Texas' Board of Directors believes that the Merger is in the best interests of ETC-Texas and its shareholders. In reaching its conclusions to enter into the Merger Agreement, ETC-Texas' Board of Directors considered a number of factors, including, without limitation, the following:

                 (a) the financial condition, results of operations and business of ETC-Texas, both on an historical basis and on a prospective basis with and without giving effect to the Merger;

                 (b) a review of possible alternatives available to ETC-Texas if the Merger is not consummated;

                 (c)      the Exchange Ratio; and

                 (d) the benefits of being a publicly-traded entity, including access to capital markets.

         The ETC-Texas Board of Directors also considered the relative prospects for growth and growth in shareholder values, in ETC-Texas' present form and as a publicly-traded entity, the credibility afforded public entities, the ability to obtain debt or equity capital on a more favorable basis and the tax consequences of the transaction upon ETC-Texas shareholders.

         For the reasons set forth above, ETC-Texas' Board of Directors believe that the Merger is fair to, and is in the best interests of, ETC-Texas and its shareholders and recommends that its shareholders vote FOR the approval of the Merger.

         CERTAIN CONSIDERATIONS. Shareholders of ETC-Texas should be aware of the following in assessing the merits of the Merger: (i) ETC-Texas' directors and executive officers have certain interests in the Merger which are in addition to those of ETC-Texas' non-affiliated shareholders, see "-- Interests of Certain Persons in the Merger," (ii) that no assurances can be given that the Surviving Corporation can achieve profitability in light of the historical financial condition and results of operations of both ETC-Texas and the Company, see "Risk Factors -- Accumulated Deficit and Independent Accountants' Report Referred to Going Concern Uncertainties; -- Working Capital Deficit; Lack of Liquidity and Capital Resources; -- Additional Financing Needed; and -- Limited Operating History; Absence of Profits," and (iii) no assurance can be given that a trading market for the Continued Common Stock can be established. If the Merger is not approved, ETC-Texas will attempt to identify another viable public company with which to merge. However, no assurance can be given that such a company can be identified or, if identified, the terms of the transaction will be acceptable to ETC-Texas. Also, given ETC-Texas' financial condition, expenses related to attempts to identify a suitable merger candidate may have an adverse effect upon ETC-Texas.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering the recommendations of the Company's and ETC-Texas' Boards of Directors, respectively, with respect to the Merger, both the Company and ETC-Texas shareholders are advised that Mr. L. Cade Havard, the Chairman and Chief Executive Officer of the Company and the Chairman, President and Chief Executive Officer of ETC-Texas, beneficially owns or controls 38,500 shares of Company Common Stock and 3,098,668 shares of ETC-Texas Common Stock at September 1, 1996. To the knowledge of both the Company and ETC-Texas, no other executive officer or director of the Company owns any shares of ETC-Texas Common Stock and no other executive officer or director of ETC-Texas owns any shares of Company Common Stock. If the Merger is effected, certain of the officers and directors of the Company and ETC-Texas, respectively, will derive certain benefits which are in addition to their interests as shareholders of the Surviving Corporation. Specifically, the Employment Agreement of L. Cade Havard with ETC-Texas will be assigned to and assumed by the Surviving Corporation. Furthermore, Mr. Havard's options to purchase 300,000 shares of ETC-Texas Common Stock at an exercise price of $0.001 per share, when vested, will be converted into options to purchase the identical number of shares of Continued Common Stock. Edward Bollinger and Katherine L. MacDonald, both directors of the Company, hold options to purchase an aggregate of 20,000 shares of Company Common Stock on or before June 15, 1997 at a purchase price of $1.50 per share. Upon completion of the Merger, Mr. Bollinger and Ms. MacDonald shall have the right to acquire the identical number of shares of Continued Common Stock upon payment of the $1.50 exercise price on or before June 15, 1997. The executive officers of ETC-Texas, including Elaine Boze, Ann
C. Dearmon, Louann C. Smith and Timothy P. Powell, will have their employment contracts assigned to and assumed by the Surviving Corporation, and all options to purchase shares of ETC-Texas Common Stock granted to employees or affiliates of ETC-Texas will be converted into options to purchase the identical number of shares of Continued Common Stock at the identical exercise price. Also, Michael Eckstein, a director of ETC-Texas shall have the right to receive options to purchase 100,000 shares of Continued Common Stock at an exercise price of $0.001 per share upon completion of the Merger. See "Certain Transactions."

EMPLOYMENT ARRANGEMENTS

         At the Effective Time, the Employment Agreements between ETC-Texas and
L. Cade Havard, Elaine Boze, Ann C. McDearmon, Louann C. Smith and Timothy P. Powell, respectively, will be assigned to and assumed by the Surviving Corporation. See "Election of Surviving Corporation Board of Directors -- Employment Agreements."

CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES

         For a discussion of the Canadian federal income tax consequences of the Merger, see "The Continuance -- Certain Canadian Federal Income Tax Consequences of the Continuance and the Merger."

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following is a general summary of the material federal income tax consequences of the Merger to the holders of Company Common Stock and ETC-Texas Common Stock and is based upon current provisions of the Code, existing regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. No attempt has been made to comment on all federal income tax consequences of the Merger that may be relevant to particular holders, including holders that are subject to special tax rules such as dealers in securities, foreign persons, mutual funds, insurance companies, tax-exempt entities and holders who do not hold their shares as capital assets. HOLDERS OF ETC-TEXAS COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

         No ruling from the Internal Revenue Service ("IRS") has been or will be requested in connection with the Merger. The Merger will be treated for federal income tax purposes as a reorganization with the meaning of Section 368(a) of the Code. The Company and ETC-Texas will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and the Company and ETC-Texas will not recognize any gain or loss as a result of the Merger. An opinion regarding the federal income tax consequences of the Merger upon the shareholders of ETC-Texas has been issued by Looper, Reed, Mark & McGraw Incorporated, a copy of which is attached hereto as Appendix "F".

         Assuming the Merger qualifies as a reorganization under Section 368(a) of the Code, the following federal income tax consequences will occur:

                 (a) no gain or loss will be recognized by the Company or ETC-Texas in connection with the Merger;

                 (b) except for cash consideration received in lieu of fractional shares, no gain or loss will be recognized by a holder of ETC-Texas Common Stock upon the exchange of all of such holders shares of ETC-Texas Common Stock solely for Continued Common Stock in the Merger;

                 (c) the aggregate basis of the Continued Common Stock received by a ETC-Texas shareholder in the Merger (including any fractional share deemed received) will be the same as the aggregate basis of the shares of ETC-Texas Common Stock surrendered in exchange therefor;

                 (d) the holding period of the Continued Common Stock received by an ETC-Texas shareholder in the Merger will include the holding period of the shares of ETC-Texas Common Stock surrendered in exchange therefor, provided that such shares of ETC-Texas Common Stock are held as capital assets at the Effective Time; and

                 (e) if applicable, a shareholder of ETC-Texas who receives cash in lieu of a fractional share will recognize gain or loss equal to the difference, if any, between such shareholder's basis in the fractional share (as described in paragraph (c) above) and the amount of cash received. Such gain or loss may be classified as either a capital gain or loss if the ETC-Texas Common Stock is held by such shareholder as a capital asset at the Effective Time or as a dividend, depending upon the shareholder's particular circumstance.

ACCOUNTING TREATMENT

         The Merger is in effect a reverse acquisition and will be accounted for as a recapitalization of ETC-Texas, with ETC-Texas as the acquirer. Additionally, no goodwill or other intangible assets will be recorded. See "Summary -- Selected Pro Forma Financial Information."

RIGHTS OF DISSENTING SHAREHOLDERS

         THE COMPANY SHAREHOLDERS. Each of the Company's shareholders is entitled to dissent and be paid the fair value of such shareholder's shares if the shareholder objects to the Merger and the Merger becomes effective. The shareholder may dissent only with respect to all of the shares held by the shareholder on behalf of any one beneficial owner and registered in the shareholder's name. A shareholder is not entitled to dissent from the resolution with respect to any shares beneficially owned by one owner if the shareholder votes any shares beneficially owned by that owner in favor of the resolution that is adopted.
In order to dissent, a shareholder must send to the Company, c/o Beaumont Church, Barristers and Solicitors, 2200 AGT Tower, 411 -- 1st Street S.E., Calgary, Alberta, Canada T2G 5E7, on or before the date of the Meeting, a written objection (an "Objection Notice") to the Merger in respect of which the shareholder proposes to dissent. A vote against the Merger or an abstention in respect thereof does not constitute an Objection Notice, but a shareholder need not vote his shares against the Merger in order to dissent in respect of the Merger. Similarly, the revocation of a proxy conferring authority on the proxy holder to vote in favor of the Merger does not constitute an Objection Notice in respect of the Merger, but any such proxy granted by a shareholder who intends to dissent should be validly revoked. Within 10 days following the date of the Meeting, the Company will deliver to each shareholder who has filed an Objection Notice in respect of the resolution passed at the Meeting, at the address specified for such purpose in the Objection Notice, a notice stating the Merger has been adopted.

         After the Merger has been approved, an application may be made to the Court by the Company or by any dissenting shareholder to fix the fair value of the shares of the capital stock of the Company held by the dissenting shareholder. If an application is made to the Court, the Company shall, unless the Court otherwise orders, send to each dissenting shareholder the Offer to Purchase to pay him an amount considered by the Board of Directors of the Company to be the fair value of such shares as of the close of business on the day before the Meeting accompanied by a statement showing how the fair value was determined. Every offer to purchase shall be on the same terms.

         A dissenting shareholder may make an agreement with the Company for the purchase of his shares by the Company in the amount of the Company's Offer to Purchase or otherwise at any time before the Court fixes the fair value of the shares. If a settlement cannot be reached, the parties will proceed to Court. All dissenting shareholders whose shares have not been purchased by the Company will be joined as parties to the application and will be bound by the decision of the Court. The Court order will fix the fair value of the shares of all dissenting shareholders who are parties to the application, give judgment in that amount against the Company in favor of each of the dissenting shareholders and fix the time within which the Company must pay the amount to the dissenting shareholders.

         On the earlier of: (a) the Company being continued into Delaware, (b) the Company and the dissenting shareholder entering into a settlement agreement, or (c) the pronouncement of a Court order giving judgment against the Company for the fair value of the shares of the dissenting shareholder, a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of his shares. The Company will not make a payment to a dissenting shareholder if there are reasonable grounds for believing that: (a) the Company is or would after the payment be unable to pay its liabilities as they become due or (b) the realizable value of the Company's assets would thereby be less than the aggregate of its liabilities. If either of these tests cannot be met, the Company shall within 10 days of the Court order or reaching its settlement with a dissenting shareholder send a notice to each dissenting shareholder that the Company cannot lawfully make the payment for the shares. Once this notice is received, a dissenting shareholder may, by written notice, delivered to the Company within 30 days after receiving the Company's notice, withdraw his Objection Notice, in which case the dissenting shareholder is returned his full rights as a shareholder. If the dissenting shareholder does not withdraw his Objection Notice, he retains his status as a claimant against the Company to be paid as soon as the Company is lawfully able to do so or, in liquidation, to be ranked subordinate to the rights of the creditors but in priority to its shareholders.

         The foregoing is only a summary of the rights of dissenting shareholders and is qualified in its entirety by the provisions of Section 184 of the ABCA, a copy of which is attached as Appendix "G". Any shareholder desiring to exercise a right of dissent should seek legal advice and his failure to comply strictly with the provisions of that section may prejudice that right. The right of shareholders to dissent is not exclusive of any other rights available to shareholders generally, such as rights in respect of a corporate directors' duties of good faith and care under the ABCA, or otherwise.

         ETC-TEXAS SHAREHOLDERS. Any shareholder of record of ETC-Texas may exercise dissenters' rights in connection with the Merger by properly complying with the requirements of Articles 5.11, 5.12 and 5.13 of the TBCA. By exercising dissenters' rights, any such shareholder would have the "fair value" of his ETC-Texas Common Stock determined by a court and paid to him in cash.

         The following is a summary of the statutory procedures that a shareholder of a Texas corporation must follow in order to exercise his dissenters' rights under Texas law. This summary is not complete and is qualified in its entirety by reference to Articles 5.11, 5.12 and 5.13 of the TBCA, the text of which is set forth in full in Appendix "H" to this Proxy Statement/Prospectus.

         The TBCA provides that each shareholder of a Texas corporation has the right to dissent from certain transactions, including the merger of a corporation requiring the special authorization of the shareholders. Any shareholder of a Texas corporation who objects to a merger of the corporation may exercise the rights and remedies of a dissenting shareholder under Articles 5.11, 5.12 and 5.13 of the TBCA. Any shareholder desiring to exercise his right of dissent must file a written objection to the merger with the corporation prior to the date of the meeting of shareholders called to consider the merger. The written objection must state that the shareholder's right to dissent will be exercised if the merger becomes effective and give the address to which notice of the effectiveness of the merger should be delivered or mailed. Neither a proxy nor a vote against the Merger are sufficient to constitute a written objection as required under the statute.

         Any written objection or notice required of any dissenting shareholder under Articles 5.11 through 5.13 of the TBCA should be sent to Electronic Transmission Corporation, Attention: Secretary, 5025 Arapaho Road, Suite 515, Dallas, Texas 75248.

         The corporation must deliver or mail notice of the effectiveness of the merger to each dissenting shareholder that has not voted in favor of the merger within 10 days of the effectiveness of the merger. Any dissenting shareholder that has not voted in favor of the merger may then make a written demand on the surviving corporation (which in such case would be ETC Transaction Corporation) for the payment of the fair value of his shares within 10 days of the delivery or mailing of the notice by the corporation. Such demand must state the number and class of the shares of stock owned by the dissenting shareholder and the dissenting shareholder's estimate of the fair value of his shares as of the day immediately prior to the meeting, excluding any increase or decrease in value of the shares in anticipation of the proposed Merger. Any shareholder failing to make such a demand within the 10-day period will lose the right to dissent and will be bound by the terms of the merger.
In order to preserve his dissenters' rights, a dissenting shareholder must also submit his stock certificates to the surviving corporation for the appropriate notation within 20 days of making a demand for payment.

         Any shareholder who has properly demanded payment for his shares of stock will not have any rights as a shareholder, except the right to receive payment for his shares and the right to claim that the merger and the related transactions were fraudulent.

         Within 20 days of receipt of the demand for payment, the surviving corporation must deliver or mail to the dissenting shareholder written notice that either (i) the corporation agrees to pay the amount of the shareholder's demand within 90 days after the effectiveness of the merger upon receipt of the dissenting shareholder's duly endorsed share certificates or (ii) the corporation offers to pay its own estimate of the fair value of the shares within 90 days after the effectiveness of the merger upon receipt of the dissenting shareholder's duly endorsed share certificates and upon receipt of notice within 60 days after such date that the dissenting shareholder agrees to accept the surviving corporation's estimate. If the dissenting shareholder and the surviving corporation agree upon the value of the dissenting shareholder's shares within 60 days after effectiveness of the merger, the corporation shall pay the amount of the agreed value to the dissenting shareholder upon receipt of the dissenting shareholder's duly endorsed share certificates within 90 days of the effectiveness of the merger. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in such shares.

         If the dissenting shareholder and the corporation do not agree upon the value of the dissenting shareholder's shares within 60 days after the effectiveness of the merger, then either the dissenting shareholder or the surviving corporation may, within 60 days after the expiration of such 60-day period, file a claim in a court of competent jurisdiction in the county in Texas in which the principal office of the corporation is located (in such case, Dallas County), seeking a determination of the fair value of the shares. The corporation shall file with the court a list of all shareholders who have demanded payment for their shares with whom an agreement as to value has not been reached upon receipt of such a claim filed by a dissenting shareholder or upon the filing of such a claim by the corporation. The clerk of the court will give notice of the hearing of any such claim to the corporation and to all of the dissenting shareholders on the list provided by the corporation. All dissenting shareholders notified in this manner will be bound by the final judgment of the court as to the value of their shares.

         In considering such a claim, the court will determine which of the dissenting shareholders have complied with the provisions of the TBCA and are entitled to the payment of the fair value of their shares and will appoint one or more qualified appraisers to assist in the determination of the fair value of the shares upon such investigation as the appraisers consider proper. Any valuation techniques or methods may be employed which are generally acceptable to the financial community. The appraisers will also allow the dissenting shareholders and the corporation to submit to them evidence as to the fair value of the shares.

         Upon receipt of the appraisers' report, the court will determine the fair value of the shares of the dissenting shareholders and will direct the payment to the dissenting shareholders of the amount of the fair value of their shares, with interest to the date of the judgment, by the corporation, upon receipt of the dissenting shareholder's share certificates. Upon payment of the judgment, the dissenting shareholders will cease to have any interest in the corporation. The court will allow the appraisers a reasonable fee as court costs, and all court costs will be allocated between the parties in such manner as the court determines to be fair and equitable.

         Under Texas law, "fair value" of shares for purposes of the exercise of dissenters' rights is defined as the value of the shares as of the day before the vote is taken authorizing the merger, excluding any increase or decrease in value of the shares in anticipation of the proposed Merger. Such "fair value" is determined in the first instance by appraisers appointed by the court, who are directed to make such determination "upon such investigation as to them may seem proper." Any valuation techniques or methods may be employed which are generally acceptable to the financial community.

         Any dissenting shareholder may withdraw his demand at any time before receiving payment for his shares or before a claim has been filed seeking determination of the fair value of his shares. No such dissenting shareholder may withdraw his demand after payment has been made or, unless the surviving corporation consents to the withdrawal, where a claim has been filed.

         Shareholders of ETC-Texas considering appraisal rights should consider that the payment which they eventually receive in exchange for their shares in a dissenters' rights proceeding under Texas law could be less than, equal to, or greater than the eventual market value of the consideration they would receive as a result of the consummation of the Merger.

         An ETC-Texas shareholder who exercises his appraisal rights and receives cash from ETC-Texas, or the Surviving Corporation, in exchange for his shares of ETC-Texas Common Stock will recognize taxable gain or loss in an amount equal to the difference between (a) the sum of cash received from ETC-Texas and (b) the basis of the common stock so exchanged. Any such gain or loss recognized would be long-term capital gain or loss if the shares of ETC-Texas Common Stock constitute capital assets in the hands of the dissenting ETC-Texas shareholder and have been held by such shareholder for more than one year at the Closing Date, as defined in the Merger Agreement.

         ETC-TEXAS SHAREHOLDERS WHO ARE CONSIDERING DISSENTING FROM THE MERGER WITH THE COMPANY ARE URGED TO CONSULT THEIR OWN LEGAL COUNSEL.

STOCK EXCHANGE LISTING

         Following the Continuance and the Merger, if approved, the Surviving Corporation may make application to have the Continued Common Stock listed on the Nasdaq SmallCap Market. No assurance can be given that the application for listing on the Nasdaq SmallCap Market or any other national or regional exchange, if made, will be accepted. See "Risk Factors -- No Public Market; Possible Volatility of Stock Price -- Risks of Low-Priced Stock."

U.S. FEDERAL SECURITIES LAW CONSEQUENCES

         All Continued Common Stock received by ETC-Texas shareholders in the Merger will be freely transferable, except that shares of Continued Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of the Company or ETC-Texas prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 or 144A in the case of such persons who become affiliates of ETC-Texas) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of the Company or ETC-Texas generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party or persons who hold restricted shares.

CANADIAN SECURITIES LAW CONSEQUENCES

         Shares of Continued Common Stock held by Canadian residents are subject to any applicable resale restrictions imposed by the securities laws of the province in which the shareholder is a resident. The Company is not aware of any present provincial resale restrictions on the issued shares of the Company other than the Cease Trade Order of the ASC which will be revoked upon the declaration by the Commission of the effectiveness of the Registration Statement, of which this Proxy Statement/Prospectus is a part. See "The Companies -- Business Information Concerning the Company." Alberta securities law provides that shares issued upon conclusion of a merger such as the Merger being contemplated will be issued to Alberta residents free of any additional resale restrictions, unless such issuance is to a "control person," as defined in The Alberta Securities Act. The Company believes that the securities laws of the other provinces of Canada are substantially similar to those of Alberta.

                     CERTAIN TERMS OF THE MERGER AGREEMENT

         A summary of the material terms of the Merger Agreement is set forth below. However, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix "A" to this Proxy Statement/Prospectus and is incorporated herein by reference.

EFFECTIVE TIME OF THE MERGER

         The Merger Agreement provides that, as promptly as practicable after the satisfaction or waiver of the conditions to effecting the Merger, the parties shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, and Articles of Merger with the Secretary of State of the State of Texas, in such form as required by, and executed in accordance with, the relevant provisions of the TBCA. It is anticipated that, if the Merger Agreement is approved and adopted at each of the meetings and all other conditions to the Merger have been satisfied or waived, the Effective Time will occur on the date of the meetings or as soon thereafter as practicable.

MANNER AND BASIS OF CONVERTING SHARES

         At the Effective Time, each outstanding share of ETC-Texas Common Stock will be converted into 1.25 shares of Continued Common Stock.

         As soon as practicable following the Effective Time, the Surviving Corporation will mail to each record holder of ETC-Texas Common Stock immediately prior to the Effective Time, a letter of transmittal and other information advising such holder of the consummation of the Merger and for use in exchanging ETC-Texas Common Stock certificates for certificates representing Continued Common Stock. Letters of transmittal will also be available following the Effective Time at the offices of the Surviving Corporation in Dallas, Texas. After the Effective Time, there will be no further registration of transfers on the stock transfer books of ETC-Texas of shares of ETC-Texas Common Stock that were outstanding immediately prior to the Effective Time. Share certificates should not be surrendered for exchange by shareholders of ETC-Texas prior to the Effective Time and the receipt of a letter of transmittal.

         No fractional shares of Continued Common Stock shall be issued in the Merger. In lieu thereof, all fractional shares of Continued Common Stock that a holder of ETC-Texas Common Stock would otherwise be entitled to receive as a result of the Merger shall be automatically converted into one full share of Continued Common Stock.

         Until surrendered and exchanged, each certificate previously evidencing ETC-Texas Common Stock shall represent solely the right to receive Continued Common Stock. Unless and until any such certificates shall be so surrendered and exchange, no dividends or other distributions payable to the holders of record of Continued Common Stock as of any time after the Effective Time shall be paid to the holders of such certificates previously evidencing ETC-Texas Common Stock; provided, however, that upon any such surrender and exchange of such certificates, there shall be paid to the record holders of the certificates issued and exchange therefor (i) the amount, without interest thereon, of dividends and other distributions, if any, with a record date after the Effective Time theretofore paid with respect to such whole shares of Continued Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Continued Common Stock.

CONDITIONS TO THE MERGER

         The respective obligations of the Company and ETC-Texas to consummate the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in writing by ETC-Texas and the Company, in whole or in part, to the extent permitted by applicable law: (a) the Registration Statement registering the Continued Common Stock to be issued pursuant to the Merger Agreement shall have been declared effective by the Commission under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall have been initiated by the Commission; (b) the Merger Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company and ETC-Texas, and the issuance of the Continued Common Stock in the Merger shall have been approved by the requisite vote of the shareholders of the Company; (c) the Continuance shall have been approved by the requisite vote of the shareholders of the Company; (d) no governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; and (e) there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any governmental entity in connection with the grant of a regulatory approval necessary to the continuing operation of the business or future prospects of ETC-Texas, that imposes any condition or restriction upon the Company or the business or operations of ETC-Texas that, individually or when taken together with all such conditions or restrictions would be materially adverse to the financial condition, results of operations, business or prospects of ETC-Texas or the Company.

         The obligation of the Company to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived in writing by the Company, in whole or in part: (a) each of the representations and warranties of ETC-Texas contained in the Merger Agreement shall be true and correct in all material respects as of the Effective Time as though made as of the Effective Time; and (b) ETC-Texas shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time.

         The obligation of ETC-Texas to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived in writing by ETC-Texas, in whole or in part:
(a) each of the representations and warranties of the Company contained in the Merger Agreement shall be true and correct in all material respects as of the Effective Time as though made as of the Effective Time; and (b) the Company shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by then on or prior to the Effective Time.

  There can be no assurance that all of the conditions to the Merger will be satisfied.

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains various representations and warranties of the Company and ETC-Texas relating to, among other things, (i) the organization and similar corporate matters of each, (ii) the capitalization of each, (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters, and the absence of conflicts, violations and defaults under their respective charters and bylaws and certain other agreements and documents, (iv) compliance with applicable laws, (v) the documents and reports filed by them with the Commission and the accuracy of the information contained therein, (vi) the absence of certain changes and events, (vii) litigation, (viii) employee benefit and labor matters, (ix) taxes and matters relating to a tax-free reorganization, (x) certain matters relating to "pooling of interests" accounting, (xii) certain business practices, (xiii) the vote required to approve the Merger Agreement,
(xiv) brokers, and (xv) the accuracy of certain information provided.

CERTAIN COVENANTS; CONDUCT OF BUSINESS PRIOR TO THE MERGER

         Each of the Company and ETC-Texas has agreed that, prior to the Effective Time, unless expressly contemplated by the Merger Agreement or otherwise consented to in writing by the other, it will (a) operate its business in the usual and ordinary course consistent with past practices; (b) use all reasonable efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its material customers and suppliers; (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

         Each of the Company and ETC-Texas has agreed that, prior to the Effective Time, unless expressly contemplated by the Merger Agreement or otherwise consented to in writing by the other, it will not do, and will not permit any of its subsidiaries to do, any of the following: (a)(i) increase the compensation payable to or to become payable to any director or executive officer, subject to certain exceptions; (ii) grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer or employee, subject to certain exceptions; (iii) establish, adopt or enter into any employee benefit plan or arrangement; or (iv) amend, or take any other actions with respect to, any benefit plans, subject to certain exceptions; (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, with certain exceptions;
(c)(i) except for certain matters and subject to certain exceptions, redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock, or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations; or (ii) effect any reorganization or recapitalization, subject to certain exceptions;
(d)(i) issue, sell, grant, award, deliver or limit the voting rights of any class of its or its subsidiaries' capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares; (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; (iii) take any action to accelerate the vesting of options; (e) acquire or agree to acquire any business or other entity, or otherwise acquire or agree to acquire any assets of any other person; (f) sell or otherwise dispose of any of its material assets or any material assets of any of its subsidiaries, with certain exceptions; (g) propose to adopt certain amendments to its charter or bylaws;
(h) change any of its significant accounting policies or take certain actions with respect to taxes; (i) incur any obligation for borrowed money or purchase money indebtedness, with certain exceptions; or (j) agree in writing or otherwise to do any of the foregoing.

CERTAIN POST-MERGER MATTERS

         Once the Merger is consummated, ETC-Texas will cease to exist as a corporation, and the Surviving Corporation will succeed to all of the assets, rights and obligations of ETC-Texas. Pursuant to the Merger Agreement, the Surviving Corporation Charter and the Surviving Corporation Bylaws will be the certificate of incorporation and bylaws of the Surviving Corporation until amended as provided therein and pursuant to the DGCL and the name of the Surviving Corporation will be changed to Electronic Transmission Corporation.

         The obligation of ETC-Texas under the Note will be forgiven upon the consummation of the Merger. See "The Companies -- Business Information Concerning the Company" and "Certain Transactions."

TERMINATION OR AMENDMENT OF THE MERGER AGREEMENT

         The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger Agreement and the Merger by the shareholders of the Company and ETC-Texas: (a) by mutual consent of the Company and ETC-Texas; (b) by the Company, upon a breach of any material representation, warranty, covenant or agreement on the part of ETC-Texas set forth in the Merger Agreement, or if any representation or warranty of ETC-Texas shall have become untrue, in either case such that the Company's conditions to effecting the Merger would not be satisfied, subject to a cure period under certain circumstances (a "Terminating ETC-Texas Breach");
(c) by ETC-Texas, upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in the Merger Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that ETC-Texas' conditions to effecting the Merger would not be satisfied, subject to a cure period under certain circumstances (a "Terminating Company Breach"); (d) by either the Company or ETC-Texas, if there shall be any order, ruling or decree which is final and nonappealable preventing the consummation of the Merger, subject to a limited exception; or (e) by either the Company or ETC-Texas, if the Merger Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the shareholders of ETC-Texas at the ETC-Texas Meeting and by the shareholders of the Company at the Meeting.

         In the event of the termination of the Merger Agreement, the Merger Agreement shall become void, there shall be no liability on the part of the Company or ETC-Texas to any other party and all rights and obligations of the parties thereto shall cease, except that no party will be relieved from its obligations with respect to any breach of the Merger Agreement.

         The Merger Agreement may be amended by the parties thereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after approval of the Merger by the shareholders of ETC-Texas, no amendment may be made that would reduce the amount or change the type of consideration into which each share of ETC-Texas Common Stock shall be converted pursuant to the Merger Agreement upon consummation of the Merger. At any time prior to the Effective Time, any party to the Merger Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party thereto, (b) waive any inaccuracies in the representations and warranties of the other party contained therein or in any document delivered pursuant thereto, and (c) waive compliance by the other party with any of the agreements or conditions contained therein.

                       COMPARISON OF SHAREHOLDERS RIGHTS

PREEMPTIVE RIGHTS; CUMULATIVE VOTING

         Neither Delaware nor Texas corporation law require shareholders to have preemptive rights or the right of cumulative voting. Shareholders of ETC-Texas do not now have preemptive rights or the right of cumulative voting. Since the Surviving Corporation Charter denies such rights, the ETC-Texas shareholders will not have such rights as shareholders of the Surviving Corporation.

VOTING RIGHTS

         Under Texas law, shareholders have the right to vote on all mergers to which the corporation is a party (except for the merger into the surviving corporation if subsidiaries are owned 90% or more by the surviving corporation for which a shareholder vote is not required under Texas law). In certain circumstances, different classes of securities may be entitled to vote separately as classes with respect to such transactions. Unless the articles of incorporation provide otherwise, approval of the holders of at least sixty-six and two-thirds percent (66-2/3%) of all outstanding shares entitled to vote is required by Texas law to approve a merger, while under Delaware law approval by the holders of a majority of all outstanding shares is required to approve a merger, unless the certificate of incorporation provides otherwise. The Surviving Corporation Charter does not provide otherwise. Unless the articles of incorporation provide otherwise, the approval of the shareholders of the surviving corporation of the merger is not required under Texas law if
(1) the corporation is a sole surviving corporation in the merger; (2) there is no amendment to the corporation's articles of corporation; (3) each shareholder holds the same number shares after the merger as before, with identical designation, preferences, limitations and relative rights; (4) the voting power of the shares outstanding after the merger plus the voting power of the shares issuable as a result of the merger (taking into account convertible securities and warrants, options or other rights to purchase securities issued pursuant to the merger) does not exceed the voting power of the shares outstanding prior to the merger by more than 20%; (5) the number of participating shares (that is, shares whose holders are entitled to participate without limitation in dividends or other distributions) outstanding after the merger plus the participating shares issuable as a result of the merger (taking into account convertible securities and warrants, option or other rights to purchase securities issued pursuant to the merger) does not exceed the number of participating shares outstanding prior to the merger by more than 20%; and (6) the board of directors of the surviving corporation adopts a resolution approving the plan of merger.

         Under Delaware law, unless a certificate of incorporation provides otherwise, shareholders of the surviving corporation in the merger have no right to vote, except under limited circumstances, on the acquisition by merger directly into the surviving corporation in cases where (1) the agreement of merger does not amend in any respect the certificate of incorporation of such corporation, (2) each share of stock of such corporation outstanding immediately prior to the effective date is to be an identical outstanding or treasury share of the corporation after the effective date of the merger, and
(3) the authorized unissued shares of the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger. The Surviving Corporation Charter does not alter the statutory rules described above.

SALE, LEASE OR DISPOSITION OF PROPERTY

         The sale, lease, exchange or other disposition (not including any pledge, mortgage, deeds of trust or trust indenture, unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets of a Texas corporation if not made in the usual and regular course of its business, requires the approval of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of the corporation. A Delaware corporation may sell, lease or exchange all or substantially all of its property and assets when and as authorized by a majority of the outstanding stock of the corporation entitled to vote thereon, unless the certificate of incorporation provides to the contrary. The Surviving Corporation Charter does not so provide.

APPRAISAL RIGHTS

         Shareholders of Texas corporations have appraisal rights in the event of a merger (except for the limited classes of mergers for which no shareholder vote is required under Texas law and as set forth hereunder), consolidation or sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of the corporation. Notwithstanding the foregoing, a shareholder of a Texas corporation has no appraisal rights with respect to any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if (1) the shares held by the shareholder are part of a class of shares of which are listed on a national securities exchange, or held of record by not less than 2,000 holders, on the record date for the plan of merger or the plan of exchange, and (2) the shareholder is not required by the terms of the plan of merger or exchange to accept for his shares any consideration other than (a) shares of a corporation that, immediately after the merger or exchange, will be part of a class or series of shares which are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange, or (ii) held of record by not less than 2,000 holders, and (b) cash in lieu of fractional shares otherwise entitled to be received. The appraisal rights of a shareholder of a Texas corporation are summarized herein under "The Merger -- Rights of Dissenting Shareholders."

         Shareholders of a Delaware corporation have no appraisal rights in the event of a merger or consolidation of the corporation if the stock of the Delaware corporation is listed on a national securities exchange or such stock is held of record by more than 2,000 shareholders, or in the case of a merger in which the Delaware corporation is the surviving corporation, if: (1) the agreement of merger does not amend the certificate of incorporation of the surviving corporation, (2) each share or stock of the surviving corporation outstanding immediately prior to the effective date of the merger is to an identical outstanding share of the surviving corporation after the effective date of the merger, and (3) the increase in the outstanding shares is a result of the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger. Even if appraisal rights would not otherwise be available under Delaware law in the cases described in the preceding sentence, shareholders would have appraisal rights nevertheless if they were required by the terms of the agreement of merger or consolidation to accept for their stock anything other than the shares of stock of either the surviving corporation or of any other corporation whose shares will be either listed on a national securities exchange or held of record by more than 2,000 shareholders, or cash in lieu of fractional shares, or a combination of said shares in cash. Otherwise, shareholders of a Delaware corporation have appraisal rights in consolidations and mergers. Under Delaware law, any corporation may provide to its certificate of incorporation that appraisal rights will also be available as a result of an amendment to its certificate or incorporation or the sale of all or substantially all of the assets of the corporation. No such provisions are in the Surviving Corporation Charter.

SHAREHOLDER ACTION; ELECTION OF DIRECTORS; VOTING

         Under Texas law, any action to be taken by shareholders may be taken without a meeting, without prior notice and without a vote if all shareholders entitled to vote on the matter consent to the action in writing. If a corporation's articles of incorporation so provide, shareholder action may be taken under Texas law by a consent signed by the holders of outstanding stock having not less than the minimum number of votes would be necessary to authorize or take such action at a meeting. Under Delaware law, unless a certificate of incorporation provides otherwise, any action to be taken by shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions that are taken, is signed by the holders of outstanding stock having not less than the minimum number of votes would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Surviving Corporation Charter does alter the statutory rule as to action which may taken by written consent of the shareholders by prohibiting same.

         Under Texas law, any vacancy occurring in the board of directors may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors. A directorship to be filled by reason of an increase in the number of directors may be filled by the shareholders or by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders, provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Under Delaware law, unless a certificate of incorporation or bylaws provide otherwise, vacancy and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office. The Surviving Corporation Charter does not provide otherwise.

         Under Texas law, holders of not less than 10% of all the shares entitled to vote have the right to call a special shareholders' meeting, unless the articles of incorporation provide for a number of shares greater than or less than 10%, in which event, special meetings of the shareholders may be called by holders of at least the percentage of shares so specified in the articles of incorporation, but in no event may the articles of incorporation provide for a number of shares greater than 50% is required to call a special shareholders' meeting. Delaware law provides that special meetings of shareholders may be called by the board of directors or such other persons as are authorized in the certificate of incorporation of bylaws. The Surviving Corporation Bylaws provide for the call of a special shareholders' meeting by the Board of Directors, the Chairman of the Board of Directors, the President of the Company, or by the holders of at least 10% of the outstanding Continued Common Stock entitled to vote at such meeting.

BUSINESS COMBINATION; TAKEOVERS

         Under Section 203 of the DGCL, unless a corporation expressly elects to have such provision not apply, no person who has acquired 15% of a Delaware corporation's voting stock (with certain exceptions) may enter into a business combination with the corporation for three years after acquiring 15% ownership, unless the board of directors has approved the transaction or exempted the person before he reached the 15% threshold or unless one of two exemptions is satisfied: (i) upon consummation of the transaction resulting in such person reaching the 15% threshold he owned at least 85% of the corporation's outstanding voting stock (excluding shares owned by certain corporate insiders in employee stock plans), or (ii) the business combination is approved by the corporation's board of directors and authorized the holders of at least tho-thirds of the outstanding voting stock (excluding that owned by the acquiring person). The Surviving Corporation expressly elected to opt out of the provisions of Section 203 of the DGCL. No similar statute currently exists under Texas law.

                                  THE MEETINGS

DATE, TIME AND PLACE

         THE COMPANY. The Meeting will be held on October 28, 1996, at the offices of Beaumont Church, Barristers and Solicitors, 2200 AGT Tower, 411 -- 1st Street S.E., Calgary, Alberta, Canada T2G 5E7, commencing at 2:00 p.m. local time.

         ETC-TEXAS. The ETC-Texas Meeting will be held on October 21, 1996, at 5025 Arapaho Road, Suite 515, Dallas, Texas 75248, commencing at 2:00 p.m. local time.

PURPOSES OF THE MEETINGS

         THE COMPANY.  The purpose of the Meeting is to consider and vote upon
(i) the election of directors nominated by management; (ii) the appointment of auditors to serve until the next annual meeting of the Company (or the Surviving Corporation); (iii) a proposal to approve the Continuance; (iv) a proposal to approve and adopt the Merger Agreement, the terms of which require the issuance and reservation for issuance of up to 10,949,146 shares of Continued Common Stock, (v) a proposal to change the name of the Company to Electronic Transmission Corporation, and (vi) such other matters as may properly be brought before the Meeting.

         ETC-TEXAS. The purpose of the ETC-Texas Meeting is to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement, (ii) the election of directors to serve on the Board of Directors of the Surviving Corporation, and (iii) such other matters as may properly be brought before the ETC-Texas Meeting.

RECORD DATE AND OUTSTANDING SHARES

         Only holders of record of Company Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. Only holders of record of ETC-Texas Common Stock at the close of business on the ETC-Texas Record Date are entitled to notice of, and to vote at, the ETC-Texas Meeting.

         On the Record Date, there were approximately 147 holders of record of the 2,007,145 shares of Company Common Stock then issued and outstanding. Each share of Company Common Stock entitles the holder thereof to one vote on each matter submitted for shareholder approval. See "Beneficial Ownership of Securities" for information regarding persons known to the management of the Company to be the beneficial owners of more than 5% of the outstanding Company Common Stock. A complete list of registered shareholders entitled to notice of, and to vote at, the Meeting will be available for examination at the offices of Beaumont Church, Barristers and Solicitors, 2200 AGT Tower, 411 -- 1st Street S.E., Calgary, Alberta, Canada T2G 5E7, during normal business hours by any shareholder, for any purpose germane to the Meeting for a period of 10 days prior thereto.

         On the ETC-Texas Record Date, there were approximately 150 holders of record of the 7,153,601 shares of ETC-Texas Common Stock then issued and outstanding. Each share of ETC-Texas Common Stock entitles the holder thereof to one vote on each matter submitted for shareholder approval. See "Beneficial Ownership of Securities" for information regarding persons known to the management of ETC-Texas to be the beneficial owners of more than 5% of the outstanding ETC-Texas Common Stock. A complete list of shareholders entitled to notice of, and to vote at, the ETC-Texas Meeting will be available for examination at the offices of ETC-Texas in Dallas, Texas during normal business hours by any ETC-Texas shareholder, for any purpose germane to the ETC-Texas Meeting for a period of 10 days prior thereto.

VOTING AND REVOCATION OF PROXIES

         All properly executed proxies that are not revoked will be voted at the Meeting and the ETC-Texas Meeting, as applicable, in accordance with the instructions contained therein. If a holder of Company Common Stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted "for" approval of the appointment of the designated auditors, approval of the Continuance, approval and adoption of the Merger Agreement, approval of the changing of the Company's name to Electronic Transmission Corporation, and election of a new Board of Directors in accordance with the recommendation of the Board of Directors of the Company.
If a holder of ETC-Texas Common Stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted "for" approval and adoption of the Merger Agreement and the election of those individuals nominated to serve as directors of the Surviving Corporation in accordance with the recommendation of the Board of Directors of ETC-Texas. A shareholder of the Company or a shareholder of ETC-Texas who has executed and returned a proxy may revoke it at any time before it is voted at the appropriate meeting by (i) executing and returning a proxy bearing a later date, (ii) filing written notice of such revocation with the Secretary of the Company or ETC-Texas, as appropriate, stating that the proxy is revoked, or
(iii) attending the appropriate meeting and voting in person.

VOTE REQUIRED

         THE COMPANY. The Company's current Bylaws provide that the presence at the Meeting, in person or by proxy, of the holders of 5% of the outstanding shares of Company Common Stock entitled to vote thereat will constitute a quorum for the transaction of business. On the Record Date, there were 2,007,145 shares of Company Common Stock outstanding and entitled to vote at the Meeting. Approval of the Continuance, the Merger and the name change requires the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the votes cast on each proposal.

         ETC-TEXAS. The presence at the ETC-Texas Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of ETC-Texas Common Stock entitled to vote thereat will constitute a quorum for the transaction of business, and approval and adoption of the Merger Agreement requires the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the issued and outstanding ETC-Texas Common Stock entitled to vote thereon. On the ETC-Texas Record Date, there were 7,153,601 shares of ETC-Texas Common Stock outstanding and entitled to vote at the ETC-Texas Meeting. In determining whether the Merger Agreement has received the requisite number of affirmative votes, abstentions will have the same effect as a vote against the Merger Agreement.

SOLICITATION OF PROXIES

         In addition to solicitation by mail, the directors, officers, employees and agents of each of the Company and ETC-Texas may solicit proxies from their respective shareholders by personal interview, telephone, telegram or otherwise. The Company and ETC-Texas will each bear the costs of the solicitation of proxies from their respective shareholders. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold of record voting securities of the Company and ETC-Texas for the forwarding of solicitation materials to the beneficial owners thereof. The Company and ETC-Texas will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

OTHER MATTERS

         At the date of this Proxy Statement/Prospectus, the Boards of Directors of the Company and ETC-Texas do not know of any business to be presented at their respective meetings other than as set forth in the notices accompanying this Proxy Statement/Prospectus. If any other matters should properly come before the respective meetings, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

                         ELECTION OF COMPANY DIRECTORS

GENERAL INFORMATION

         The Articles of Incorporation, as amended, of the Company provide that the Board of Directors shall consist of a minimum of three and a maximum of seven directors with the actual number of directors to be determined from time to time by the Board of Directors. All the Directors are to be elected annually and each shall hold office until the close of the next annual meeting of the shareholders or until he or she ceases to be a Director by operation of law or until his or her resignation becomes effective. At the Meeting, it is proposed that a Board of Directors comprised of three members be elected. All three nominees are currently members of the Board of Directors of the Company, and include L. Cade Havard, Edward Bollinger and Katherine L. MacDonald. Mr. Bollinger and Ms. MacDonald intend to resign upon the completion of the Merger. See "Election of Surviving Corporation Directors" and "Beneficial Ownership of Securities."

         The persons named in the accompanying proxy may act with discretionary authority to vote for a new management nominee should any nominee named in this Proxy Statement become unavailable for election, although the Company is unaware of circumstances likely to render any nominee unavailable for election. Unless the shareholder has specified otherwise, the persons named in the accompanying proxy will vote such shareholder's shares of Company Common Stock in favor of the nominees listed below.

NOMINEES FOR COMPANY DIRECTORS

         L. CADE HAVARD has served as Chairman of the Board and Chief Executive Officer of the Company since 1992. Mr. Havard has also served as Chairman of the Board and Chief Executive Officer of ETC-Texas since December 1994 and has served as President of ETC-Texas since April 1996. Mr. Havard also is the sole officer, director and shareholder of Sterling National Corporation ("Sterling"), a factoring company. From 1990 through 1992, Mr. Havard served as an independent venture capitalist providing financing for various companies, while also serving as Chairman of the Board of the Regional Missouri Bank, Marceline, Missouri. Mr. Havard does not serve on the board of directors of any other reporting company. See "Certain Transactions."

         EDWARD BOLLINGER has served as a Director of the Company since November 1994. Mr. Bollinger has been an independent consultant since 1986. Mr. Bollinger does serve on the board of directors of Frost Resources, Inc., a dormant reporting company in Alberta, Canada.

         KATHERINE L. MACDONALD has served as a Director of the Company since March 1996. Ms. MacDonald has served as President and Managing Director of Dimark Capital Corp., a finance and investment company. Ms. MacDonald serves on the board of directors of Valley High Ventures Ltd. and Sovereign Chief Ventures Ltd., both of which are traded on the Vancouver Stock Exchange.

         None of the Directors of the Company are a party to any material pending legal proceedings nor have there been any legal proceedings during the last five years that are material to an evaluation of the ability or integrity of any of the Directors or anyone nominated to become a director of the Company.

BOARD RECOMMENDATION

         The Board of Directors believes that the election of the persons above as Directors of the Company is in the best interest of the Company and its shareholders. The Board therefore recommends a FOR vote for the nominees and it is intended that the proxies not marked to the contrary will be so voted.

         The Articles of Incorporation of the Company, as amended, do not permit cumulative voting. A majority of the votes of the holders of the outstanding shares of Common Stock of the Company represented at a meeting at which a quorum is present may elect each director.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names and ages of the Company's directors and executive officers (including positions), of whom only L. Cade Havard shall serve in a similar capacity with the Surviving Corporation.

                   Name                    Age                                    Position
                   ----                    ---                                    --------
 L. Cade Havard  . . . . . . . . . . . .   44      Director and Chairman, President and Chief Executive Officer
 Edward Bollinger  . . . . . . . . . . .   68      Director
 Katherine L. MacDonald  . . . . . . . .   36      Director

INFORMATION REGARDING THE BOARD OF DIRECTORS OF THE COMPANY

         The Company does not have a formal plan for compensating its Directors for their service in their capacity as Directors. Directors are currently entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. There are no other arrangements entered into in consideration of the Directors' services on the Board nor are any of the Directors subject to an employment contract.

         During fiscal 1995, no funds were set aside or accrued by the Company to provide pension, retirement or similar benefits for Directors or executive officers.

         During 1995 and through June 30, 1996, the Board of Directors of the Company held six meetings, each of which was attended either in person or by telephonic transmission by each member of the Board of Directors. The Board of Directors also acted by unanimous consent on five occasions during the referenced period. There are no established committees of the Board of Directors of the Company.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities for the Company to its Chief Executive Officer. No other executive officer of the Company received any remuneration during the referenced periods. All other compensation related tables required to be reported have been omitted as there has been no applicable compensation awarded to, earned by or paid to any of the Company's executive officers in any fiscal year to be covered by such tables.

                           SUMMARY COMPENSATION TABLE


                                                           Annual Compensation           Long-Term Compensation
                                                      -----------------------------   -----------------------------
                                                                                                 Awards
                                                                                      -----------------------------
                                                                                                       Securities
                                                                      Other Annual     Restricted      Underlying
      Name/Title                             Year      Salary/Bonus   Compensation    Stock Awards    Options/SARs
      ----------                             ----      ------------   ------------    ------------    ------------
      L. Cade Havard, Chairman of the        1995         $ -0-           $ -0-            -0-             -0-
      Board and Chief Executive Officer      1994           -0-             -0-            -0-             -0-
                                             1993           -0-             -0-            -0-             -0-

STOCK OPTIONS

         On June 1, 1996, the Company issued options (the "Company Options") to purchase an aggregate of 220,000 shares of Company Common Stock at an exercise price of $1.50 per share on or before June 15, 1997 to two affiliated and three unaffiliated parties in consideration for services provided to the Company. Upon completion of the Continuance and the Merger, the holders of the Company Options will continue to have the right to acquire the identical number of shares of Continued Common Stock upon payment of the $1.50 per share exercise price. Edward Bollinger and Katherine L. MacDonald, both Directors of the Company, each received 10,000 Company Options.

                  ELECTION OF SURVIVING CORPORATION DIRECTORS

GENERAL INFORMATION

         Under the terms of the Merger Agreement, the existing Board of Directors of ETC-Texas would become the Board of Directors of the Surviving Corporation. Accordingly, it is proposed that a Board of Directors comprised of six members be elected at the Meeting to take office upon completion of the Merger, which nominees include L. Cade Havard, Elaine Boze, Timothy P. Powell, Michael Eckstein, David O. Hannah and Rick L. Snyder.

NOMINEES FOR COMPANY DIRECTORS

         L. CADE HAVARD has served as Chairman of the Board and Chief Executive Officer of the Company since 1992. Mr. Havard has also served as Chairman of the Board and Chief Executive Officer of ETC-Texas since December 1994 and has served as President of ETC-Texas since April 1996. Mr. Havard also is the sole officer, director and shareholder of Sterling, a factoring company. From 1990 through 1992, Mr. Havard served as an independent venture capitalist providing financing for various companies, while also serving as Chairman of the Board of the Regional Missouri Bank, Marceline, Missouri. See "Certain Transactions."

         ELAINE BOZE has served as General Counsel and a Director of ETC-Texas since July 1995. For the nine years prior to her affiliation with ETC-Texas, Ms. Boze was involved in the private practice of law in Dallas, Texas. From 1977 to 1986, Ms. Boze was employed in the General Counsel's office of Sun Exploration and Production Company in Dallas, Texas. Ms. Boze received her Doctor of Jurisprudence degree from Texas Tech School of Law in 1973. Ms. Boze is Board Certified -- Oil, Gas and Mineral Law, Texas Board of Legal Specialization.

         TIMOTHY P. POWELL has served as Executive Vice President -- Data Services and as a Director of ETC-Texas since February 1995. From 1981 to February 1995, Mr. Powell served as a self-employed computer consultant for individuals and corporations in the State of California. Mr. Powell contracted consulting projects with independent, governmental organizations and Fortune 1000 companies. He provided services in system design, implementation, applications development and procurement specifications.

         MICHAEL ECKSTEIN has served as a Director of ETC-Texas since January 1996. Mr. Eckstein is the President of EDI For Healthcare, a Pennsylvania-based technology company specializing in systems, networking and EDI applications for health care and insurance industries. Mr. Eckstein's personal experience includes over 20 years of designing and implementing data processing and information management solutions for health care providers and payors. He is an active member of the ANSI Standards Committee for EDI Insurance and Healthcare Applications, and participates in numerous EDI initiatives including the National Information Infrastructure task force for health care and medical applications.

         DAVID O. HANNAH has served as a Director of ETC-Texas since February 1995. For the proceeding five years, Mr. Hannah has managed his personal investments. Mr. Hannah has spent most of his professional career in real estate development. His area of expertise is in the purchasing and development of real estate for the sole purpose of leasing to commercial entities.

         RICK L. SNYDER has served as a Director of ETC-Texas since January 1996. Mr. Snyder has been President of The L.P. BAIER Company located in Fairfax, Virginia since 1985. The L.P. BAIER Company is an independent provider of Section 125, COBRA, Qualified Retirement Plan, and Automated Payroll Processing administrative services. Mr. Snyder also serves as the firm's Senior Consultant for the Section 125 and COBRA administration practice. Mr. Snyder also lectures on issues related to Section 125 and COBRA compliance. His courses are approved by various State Insurance and Certified Public Accounting Departments for continuing education credits.

         Each director of the Surviving Corporation will hold office until the next annual meeting of shareholders and until a successor has been elected and qualified or until his earlier resignation or removal.

         None of the Directors of ETC-Texas is a party to any material pending legal proceedings nor have there been any legal proceedings during the last five years that are material to an evaluation of the ability or integrity of any of the Directors or anyone nominated to become a director of the Company.

BOARD RECOMMENDATION

         The Board of Directors of the Company believes that the election of the persons above as directors of the Surviving Corporation is in the best interest of the Surviving Corporation and its shareholders. The Board therefore recommends a FOR vote for the nominees and it is intended that the proxies not marked to the contrary will be so voted.

         The Articles of Incorporation, as amended, of the Company does not permit cumulative voting. A majority of the votes of the holders of the outstanding shares of Common Stock of the Company represented at a meeting at which a quorum is present may elect each director.

DIRECTORS AND EXECUTIVE OFFICERS OF ETC-TEXAS AND THE SURVIVING CORPORATION

         The following table sets forth the names and ages of the directors (including committee members) and executive officers (including positions) of ETC-Texas who will also serve in similar capacities with the Surviving Corporation.

                   Name                    Age                                    Position
                   ----                    ---                                    --------
 L. Cade Havard(1)(2)(3) . . . . . . . .   44      Chairman, President and Chief Executive Officer and Director
 Elaine Boze(2)(3) . . . . . . . . . . .   47      General Counsel and Director
 Louann C. Smith . . . . . . . . . . . .   37      Controller, Treasurer, Corporate Secretary
 Ann C. McDearmon  . . . . . . . . . . .   46      Executive Vice President -- Director of Marketing
 Timothy P. Powell(3)  . . . . . . . . .   37      Executive Vice President -- Data Services and Director
 Michael Eckstein(1)(3)  . . . . . . . .   48      Director
 David O. Hannah(1)(3) . . . . . . . . .   71      Director
 Rick L. Snyder(2)(3)  . . . . . . . . .   44      Director

- ------------------------------
(1) Member of Compensation Committee of ETC-Texas.
(2) Member of Audit Committee of ETC-Texas.
(3) Nominees for election as directors of the Surviving Corporation by the shareholders of the Company after the Continuance and the Merger.

         LOUANN C. SMITH has served as Controller, Treasurer and Corporate Secretary of ETC-Texas since its inception in 1994. From March 1994 to the present, Ms. Smith has served as Controller, Treasurer and Corporate Secretary of Sterling. Prior to 1994, Ms. Smith worked as an accountant for Jonmar Services, attended the University of Texas at Dallas, served as Assistant Controller for Remington Companies and Senior Accounting Manager for Southmark Public Syndications. At Southmark, Ms. Smith was responsible for SEC reporting for 10 public partnerships.

         ANN C. MCDEARMON has served as Executive Vice President and Director of Marketing of ETC-Texas since June 1995. From November 1989 to May 1995, Ms. McDearmon worked for Tucker and Clark, a third party administrator, as the claims manager. Her responsibilities included claims processing, employee management and subrogation. While serving as claims manager, Ms. McDearmon wrote the claims logic for automated claims, created a budget and new filing system, and wrote plan benefit designs to comply with ERISA and the ADA. Ms. McDearmon has successfully completed the Health Insurance Association of America courses as well as the International Claims Administration course on Medical and Dental claims and LOMA I. Ms. McDearmon obtained a Bachelor of Arts degree from Arkansas State in 1973.

INFORMATION REGARDING THE BOARD OF DIRECTORS OF ETC-TEXAS AND THE SURVIVING CORPORATION

         ETC-Texas does not have a formal plan for compensating its Directors for their service in their capacity as Directors. Directors of the Surviving Corporation will be entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. The Board of Directors of the Surviving Corporation may award special remuneration to any Director undertaking any special services on behalf of the Surviving Corporation other than services ordinarily required of a Director.

         During fiscal 1995, no funds were set aside or accrued by ETC-Texas to provide pension, retirement or similar benefits for Directors or executive officers.

         The Board of Directors of ETC-Texas has created an Audit Committee and a Compensation Committee. The Audit Committee is composed of three members, one of which is an independent Director, and is charged with reviewing ETC-Texas' annual audit and meeting with ETC-Texas' independent accountants to review internal controls and financial management practices. The Compensation Committee is composed of three members, the majority of which are independent Directors. The Compensation Committee recommends to the Board of Directors of ETC-Texas compensation for key employees. Following the Merger, identical committees will be established by the Surviving Corporation, and its members will be those currently serving in such capacity(ies) for ETC-Texas.

         During 1995 and through June 30, 1996, the Board of Directors of ETC-Texas held three meetings, each of which was attended either in person or by telephonic transmission by each member of the Board of Directors. The Board of Directors also acted by unanimous consent on 14 occasions during the referenced period.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities for ETC-Texas to its Chief Executive Officer. No other executive officer of ETC-Texas received salary and bonus compensation in excess of $100,000 in the 1995 fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                              Annual Compensation             Long-Term Compensation
                                                         ------------------------------  -------------------------------
                                                                                                      Awards
                                                                                         -------------------------------
                                                                                                            Securities
                                                                          Other Annual     Restricted       Underlying
 Name/Title                                    Year      Salary/Bonus     Compensation    Stock Awards     Options/SARs
 ----------                                    ----      ------------     ------------    ------------     ------------
 L. Cade Havard, Chairman of the Board,        1995        $  96,736         $  -0-            -0-           400,000
   President and Chief Executive Officer

STOCK OPTIONS

         Mr. Havard owns options to purchase 300,000 shares of ETC-Texas Common Stock at a purchase price of $0.001 per share, which options vest as follows:
100,000 shares upon the consummation of the Merger, 100,000 shares on January 1, 1997 and 100,000 on January 1, 1998. Mr. Havard exercised options to purchase 100,000 shares of ETC-Texas Common Stock on April 30, 1996. The options expire upon the termination of Mr. Havard's employment with either ETC-Texas or a surviving entity. Upon consummation of the Merger, Mr. Havard's ETC-Texas options will entitle him to purchase the identical number of shares of Continued Common Stock under terms and conditions similar to those currently governing these options.

         In addition to Mr. Havard's stock options, ETC-Texas has granted options to purchase an aggregate of 366,667 shares of ETC-Texas Common Stock, at an exercise price of $0.001 per share, to certain other employees of ETC-Texas. The options vest over the period commencing October 1996 and ending August 1999 and expire upon the termination of the holder's employment with ETC-Texas or a surviving entity. Upon the effectiveness of the Merger, the holders of these options will have the right to acquire the identical number of shares of Continued Common Stock under terms and conditions similar to those currently governing the options granted by ETC-Texas.

               OPTION/SAR GRANTS IN LAST FISCAL YEAR BY ETC-TEXAS

                                                             Percent of Total
                                   Number of Securities    Options/SARs Granted      Exercise or
                                    Underlying Options/       to Employees in        Base Price
                                     SARs Granted (#)            Fiscal 1995            ($/Sh)       Expiration Date
                                   --------------------   ----------------------    -------------    ---------------
   Name
   ----
   L. Cade Havard, Chairman of            400,000                   87%                $0.001       See footnote (1)
      the Board, President and
      Chief Executive Officer

- -----------------------------
(1) The options to purchase 400,000 shares of ETC-Texas Common Stock granted to Mr. Havard expire upon the termination of Mr. Havard's employment with ETC-Texas.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES
                         (OPTIONS GRANTED BY ETC-TEXAS)


                                                Number of Securities Underlying
                                                      Unexercised Options                 Value of Unexercised
                                                       at Fiscal Year-End            in-the-Money Options-no market
                                                 -------------------------------           at Fiscal Year-End
                                                                                    ---------------------------------
    Name/Title                                   Exercisable       Unexercisable       Exercisable      Unexercisable
    ----------                                   -----------       -------------       -----------      -------------
    L. Cade Havard, Chairman of the Board,           -0-              300,000              -0-             $12,348
       President and Chief Executive Officer

         Following the Continuance and the Merger, the Surviving Corporation intends to implement a new outside director and employee stock option plan. It is anticipated that a Form S-8 will be filed with the Commission to register the common stock into which the stock options are exercised.

EMPLOYMENT AGREEMENTS

         The employment agreements of ETC-Texas will be assumed and continued by the Surviving Corporation after the Continuance and the Merger.

         ETC-Texas has an entered into an employment agreement with L. Cade Havard, Chairman of the Board, President and Chief Executive Officer. Under the terms of this agreement, Mr. Havard is entitled to receive a base salary of $180,000 per year and is eligible to receive annual bonuses and raises consistent with performance. Mr. Havard also has been given the right to receive options to purchase the number of shares of ETC-Texas Common Stock representing 20% of all stock options granted at any time by ETC-Texas under the terms of any non-qualified or qualified stock option plan established and properly approved by the shareholders of ETC-Texas. The agreement further provides that if Mr. Havard becomes permanently disabled, ETC-Texas will pay Mr. Havard one-year's salary, provide him health insurance for life and offer to purchase his shares of ETC-Texas Common Stock at the highest price that has ever been paid for such stock sold in an "arms length" transaction. Also, if Mr. Havard dies during the term of the agreement, ETC-Texas must offer to purchase all ETC-Texas Common Stock owned by Mr. Havard from his estate at the highest price that has ever been paid for such stock sold in an "arms length" transaction. If Mr. Havard is terminated other than "for cause," he is entitled to all sums due him for the remainder of the term of the agreement. Mr. Havard agrees for a period of two years after termination of the agreement not to solicit, on his own behalf or on behalf of any future employer or other entity, any business from any entity with which ETC-Texas did business during the term of the agreement. The agreement is to expire on December 31, 2010.

         ETC-Texas has entered into an employment agreement with Elaine Boze, its General Counsel. The agreement provides that Ms. Boze shall devote 30 hours per week of her business time and efforts to ETC-Texas. In exchange, Ms. Boze is entitled to receive a base salary of $60,000 per year and is eligible to receive annual raises and bonuses. Ms. Boze shall have the continuing right to receive options to purchase the number of shares of ETC-Texas Common Stock equal to the product of the number of shares reserved for issuance under a stock option plan to be developed and duly approved and ratified by the shareholders of ETC-Texas multiplied by the percentage her total salary is to the total salaries paid to other employees of ETC-Texas, excluding the base salary paid to Mr. Havard. The agreement further provides that if Ms. Boze becomes permanently disabled, ETC-Texas will pay Ms. Boze one-year's salary, provide her with health insurance for life, and allow her to participate in any existing retirement program in place at the time of her disability. If Ms. Boze is terminated by ETC-Texas other than "for cause," she is entitled to an amount equal to 25% of her salary due for the remainder of the term of the agreement. Furthermore, should there be a change in control in ETC-Texas's management or she is removed as General Counsel or her duties significantly changed, Ms. Boze shall receive an amount each year, through the term of the agreement, equal to her then annual salary, including raises and bonuses that she would have received had she remained employed as General Counsel by ETC-Texas, be provided with free medical insurance coverage, and be given the option to participate in pension and profit sharing programs. Ms. Boze agrees for a period of two years after termination of the agreement not to solicit, on her own behalf or on behalf of any future employer or other entity, any business from any entity with which ETC-Texas did business during the term of the agreement. The agreement is to expire on December 31, 1998.

         ETC-Texas has entered into an employment agreement with Louann C. Smith, Corporate Secretary, Treasurer and Controller. As compensation for her services, ETC-Texas agrees to pay to Ms. Smith a base salary of $50,000 per year and she is eligible to receive annual raises and bonuses. The agreement expires on December 31, 1998. The agreement is terminable upon Ms. Smith's death or permanent disability, as determined by the Board of Directors of ETC-Texas. If the agreement is terminated as a result of Ms. Smith's permanent disability, Ms. Smith shall be entitled to receive compensation equal to her current annual base salary, health insurance for life, and to participate in any existing retirement program in place at the time of her termination. The agreement may be terminated by ETC-Texas for cause at any time the ETC-Texas Board of Directors determines, in the exercise of its good faith judgment, that Ms. Smith has engaged in gross malfeasance or willful misconduct in performing her duties thereunder. Ms. Smith may terminate this agreement at any time. If ETC-Texas terminates Ms. Smith's employment prior to the expiration of the term of the agreement, other than "for cause," then ETC-Texas will be responsible to pay to Ms. Smith an amount equal to 25% of all salary due for the remainder of the term of the agreement, such amount payable at Ms. Smith's salary at the time of termination. Should there be a change of control of ETC-Texas' management, Ms. Smith shall receive an amount each year until the end of the contract term equal to what her yearly salary, raises and bonuses would have been had she remained employed by ETC-Texas. If ETC-Texas removes Ms. Smith from her current positions or significantly changes her duties as set forth therein, without her consent, then Ms. Smith at her option may treat such actions as an unauthorized termination. Furthermore, Ms. Smith will be treated as an early retiree and ETC-Texas will provide free medical insurance coverage to Ms. Smith for the rest of her life, and Ms. Smith shall have the option to participate in all pension and profit sharing programs as other ETC directors and employees. Ms. Smith agrees for a period of two years after the termination of the agreement not to solicit, on her own behalf or on behalf of any future employer or other entity, any business from any entity with which ETC-Texas did business during the term of the agreement.

         ETC-Texas has entered into an employment agreement, dated May 1, 1996, with Ann C. McDearmon, Executive Vice President -- Director of Marketing. As compensation for her services, ETC-Texas agrees to pay to Ms. McDearmon a base salary of $48,000 per year and a commission of 9% of all gross income generated from services provided to companies referred to ETC-Texas by Ms. McDearmon.
Ms. McDearmon is also entitled to receive a commission of 2% of all gross income generated from services provided to companies referred to ETC-Texas by another employee of ETC-Texas under Ms. McDearmon's supervision. Gross income, for the purpose of this agreement, is to be calculated for each calendar month during the term thereof by (i) determining the gross income received by ETC-Texas and the immediately available funds during such calendar month from commissions, administrative and other fees, fees for editing and transmitting claims and other direct sources, from accounts credited to Ms. McDearmon, and
(ii) subtracting any third-party subcontractor or consultant or other third-party expenses incurred by ETC-Texas with respect to such accounts during such calendar month. Commissions are payable for the life of applicable accounts as long as the employment agreement or any extension thereof is in effect. If the agreement is terminated or not renewed, commissions shall be paid on said accounts for one year after termination or non-renewal. Should the agreement be terminated without cause by ETC-Texas, liquidated damages of such termination shall be payment of commissions to Ms. McDearmon for the remainder of the term of the agreement and for one year thereafter. The agreement expires on December 31, 1998. The agreement is terminable upon Ms. McDearmon's death or permanent disability, as determined by the Board of Directors of ETC-Texas. The agreement may be terminated by ETC-Texas for cause at any time the ETC-Texas Board of Directors determines, in the exercise of its good faith judgment, that Ms. McDearmon has engaged in gross malfeasance or willful misconduct in performing her duties thereunder. Ms. McDearmon may terminate this agreement at any time. Ms. McDearmon agrees for a period of six months after the termination of the agreement not to solicit, on her own behalf or on behalf of any future employer or other entity, any business from any entity with which ETC-Texas did business during the term of the agreement.

         ETC-Texas has entered into an employment agreement with Timothy P. Powell, Executive Vice President -- Data Services. Under the terms of this agreement, Mr. Powell is entitled to receive a base salary of $72,000 per year and is eligible to receive annual raises and bonuses. Mr. Powell shall have the continuing right to receive options to purchase the number of shares of ETC-Texas Common Stock equal to the product of the number of shares reserved for issuance under a stock option plan to be developed and duly approved and ratified by the shareholders of ETC-Texas multiplied by the percentage his total salary is to the total salaries paid to other employees of ETC-Texas, excluding the base salary paid to Mr. Havard. The agreement further provides that if Mr.Powell becomes permanently disabled, ETC-Texas will pay Mr. Powell one-year's salary, provide him with health insurance for life, and allow him to participate in any existing retirement program in place at the time of his disability. If Mr. Powell is terminated by ETC-Texas other than "for cause," he is entitled to an amount equal to 25% of his salary due for the remainder of the term of the agreement. Furthermore, should there be a change in control in ETC-Texas's management or he is removed from office or his duties are significantly changed, Mr. Powell shall receive an amount each year, through the term of the agreement, equal to his then annual salary plus raises and bonuses that he would have received had he remained employed by ETC-Texas, be provided with free medical insurance coverage, and be given the option to participate in pension and profit sharing programs. Mr. Powell agrees for a period of two years after termination of the agreement not to solicit, on his own behalf or on behalf of any future employer or other entity, any business from any entity with which ETC-Texas did business during the term of the agreement. The agreement is to expire on December 31, 1998.

NONDISCLOSURE AND NONCOMPETITION AGREEMENTS

         ETC-Texas has entered into noncompetition agreements with each of its executive officers. These agreements provide that during the term of their employment and for one year thereafter, the officers, without the prior consent of ETC-Texas, will refrain from competing with ETC-Texas within the State of Texas, or employ, or solicit the employment of, any employee of ETC-Texas. These agreements will be assigned to and assumed by the Surviving Corporation following the Merger.

                     BENEFICIAL OWNERSHIP OF SECURITIES

         The following table provides certain information based on the outstanding securities of the Company and ETC-Texas as of September 1, 1996, and gives effect to the Merger with respect to each director, each beneficial owner of more than 5% of the Company Common Stock and ETC-Texas Common Stock and all corporate officers and directors of the Company and ETC-Texas as a group.


                                            Amount of           Percent of        Amount of
                                            Beneficial      Outstanding Common   Beneficial
            Name and Address             Ownership in the        Stock of       Ownership in
       of Beneficial Owner(1)(2)             Company            the Company       ETC-Texas
 ------------------------------------- -------------------  ------------------ --------------
 L. Cade Havard(3)(4)(5)                        38,500            1.92          3,198,668(6)(7)
 Sterling National Corporation(6)(7)               -0-             -0-            998,668
 Anneal Osbon Havard(8)                            -0-             -0-            400,000
 Elaine Boze(4)(5)(9)                              -0-             -0-             66,666
 Louann C. Smith(10)                               -0-             -0-             13,333
 Ann C. McDearmon(11)                              -0-             -0-             13,333
 Timothy P. Powell(4)(5)(12)                       -0-             -0-            200,000
 David O. Hannah(4)(5)                             -0-             -0-            728,542
 Michael Eckstein(4)(5)                            -0-             -0-                -0-
 Rick L. Snyder(4)(5)                              -0-             -0-                -0-
 Edward Bollinger(3)(13)                        13,000              *                 -0-
 Katherine L. MacDonald(3)(14)                  10,000              *                 -0-
 All executive officers and directors           61,500            3.06          4,220,542
   as a group (three persons as to the
   Company and 10 persons as to the
   Surviving Corporation)(15)

                                                           Amount of         Percent of
                                         Percent of        Beneficial     Outstanding Common
                                         Outstanding    Ownership in the     Stock of the
            Name and Address           Common Stock of      Surviving          Surviving
       of Beneficial Owner(1)(2)           ETC-Texas       Corporation        Corporation
 ------------------------------------------------------ ----------------  ------------------
 L. Cade Havard(3)(4)(5)                     44.71          3,973,335(6)(7)       36.29
 Sterling National Corporation(6)(7)         13.96          1,248,335             11.40
 Anneal Osbon Havard(8)                       5.59            500,000              4.57
 Elaine Boze(4)(5)(9)                          *               83,333               *
 Louann C. Smith(10)                           *               16,666               *
 Ann C. McDearmon(11)                          *               16,666               *
 Timothy P. Powell(4)(5)(12)                  2.80            250,000              2.28
 David O. Hannah(4)(5)                       10.18            910,678              8.32
 Michael Eckstein(4)(5)                       -0-                 -0-              -0-
 Rick L. Snyder(4)(5)                         -0-                 -0-              -0-
 Edward Bollinger(3)(13)                      -0-              13,000               *
 Katherine L. MacDonald(3)(14)                -0-              10,000               *
 All executive officers and directors        59.00          5,273,678             48.17
   as a group (three persons as to the
   Company and 10 persons as to the
   Surviving Corporation)(15)


- ----------------------
*    Indicates less than 1%.
(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days following the date of this
     Proxy Statement/Prospectus upon the exercise of options or warrants.
     Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the
     date of this Proxy Statement/Prospectus have been exercised.     Unless
     otherwise noted, the Company and ETC-Texas believe that all persons named in the table have sole voting and investment power with respect to all common shares beneficially owned by them.
(2)  Unless otherwise indicated, the address
     of each beneficial owner identified is: c/o Electronic Transmission Corporation, 5025 Arapaho Road, Suite 515, Dallas, Texas 75248.
(3)  Director of the Company.
(4)  Director of ETC-Texas.
(5)  Proposed Director of the Surviving Corporation.
(6) Includes (i) options to purchase 100,000 shares of Continued Common Stock at an exercise price of $0.001 per share upon the effectiveness of the Merger; (ii) 400,000 shares of ETC-Texas Common Stock issued in the name of Mr. Havard's minor children over which Mr. Havard exercises sole voting and investment power; and (iii) 998,668 shares of ETC-Texas Common Stock
     issued in the name of      Sterling, of which Mr. Havard is the sole
     shareholder.  See "Management -- Stock Options" and "Certain Transactions.
(7) Includes 594,368 shares of ETC-Texas Common Stock issued in the name of Sterling, but which are held for the benefit of certain former employees of
     Sterling who are presently employed by ETC-Texas   pursuant to options (the
     "Sterling Options") to purchase such shares at an exercise price of $0.001 per share over various vesting periods. The Sterling Options have no expiration date, but are cancelable upon the termination of the holder as an employee of ETC-Texas. Mr. Havard has been designated trustee of the shares underlying the Sterling Options pursuant to a Voting Trust Agreement, dated January 26, 1995, between Sterling and the holders of the Sterling Options and, therefore, has sole voting and investment control over said shares until such time as the Sterling Options are exercised. It is anticipated that within 90 days of the date of this Proxy Statement/Prospectus, Mr. Havard will resign as trustee of the Sterling Options and that an unaffiliated person or entity will be retained as trustee under the terms of the Voting Trust Agreement. Upon effectiveness of the Merger, the holders of the Sterling Options will be entitled to purchase an aggregate of 742,960 shares of Continued Common Stock at the current exercise price. Any shares subject to the Sterling Options which are not exercised will revert to Sterling. See "Certain Transactions."
(8) Ms. Havard is the wife of L. Cade Havard. Ms. Havard exercises sole voting and investment control over the 400,000 shares of ETC-Texas Common Stock of which she is the record holder.
(9) Does not include options to purchase an aggregate of 133,332 shares of ETC-Texas Common Stock under Sterling Options granted to Ms. Boze which vest 66,666 shares on March 1, 1997 and 66,666 shares on March 1, 1998.
(10) Does not include options to purchase an aggregate of 26,666 shares of ETC-Texas Common Stock under Sterling Options granted to Ms. Smith which vest 13,333 shares on March 1, 1997 and 13,333 shares on March 1, 1998.
(11) Does not include options to purchase an aggregate of 26,666 shares of ETC-Texas Common Stock under Sterling Options granted to Ms.
     McDearmon which vest 13,333 shares on March 1, 1997 and 13,333 shares on March 1, 1998.
(12) Includes Sterling Options to purchase 133,333 shares of ETC-Texas Common Stock at $0.001 per share which became exercisable on May 10, 1996 and which expire upon Mr. Powell's termination as an employee of the Company. Does not include Sterling Options to purchase an aggregate of 266,666 shares of ETC-Texas Common Stock which vest 133,333 on March 1, 1997 and 133,333 on March 1, 1998.
(13) Includes options to purchase 10,000 shares of Company Common Stock at an exercise price of $1.50 per share, which options expire on June 15, 1997.

(14) Includes options to purchase 10,000 shares of Company Common Stock at an exercise price of $1.50 per share, which options expire on June 15, 1997.
(15) Mr. Bollinger and Ms. MacDonald will resign as directors of the Company upon the consummation of the Merger, and will not serve the Surviving Corporation as either a director or officer.

                              CERTAIN TRANSACTIONS

THE COMPANY

         On April 1, 1996, the Company issued 201,112 shares of Company Common Stock to L. Cade Havard, the Chairman of the Board and Chief Executive Officer of the Company, in satisfaction of $201,112 of debt owed by the Company to Mr. Havard. Mr. Havard transferred 121,612 of such shares in satisfaction of debt obligations owed by Mr. Havard to unaffiliated third parties.

         On June 1, 1996, ETC-Texas executed an unsecured promissory note (the "Note") in the principal amount of $779,575 in favor of the Company. The Note accrues interest at the rate of 6% per annum and is due and payable on July 1, 1997. The obligation of ETC-Texas under the Note will be forgiven upon the consummation of the Merger.

ETC-TEXAS

         On January 1, 1995, ETC-Texas purchased all of the assets of Sterling, including the claims processing business currently operated by ETC-Texas, in exchange for a cash payment of $210,000 and the issuance of 3,965,100 shares of ETC-Texas Common Stock. Sterling is currently in the business of factoring accounts receivable. L. Cade Havard, the Chairman of the Board, President and Chief Executive Officer of ETC-Texas and the Chairman of the Board and Chief Executive Officer of the Company, is the sole shareholder of Sterling.
Sterling is currently the record owner of 997,668 shares of ETC-Texas Common Stock, of which 594,368 shares are subject to the Sterling Options, representing approximately 14% of all issued and outstanding shares of ETC-Texas Common Stock. Sterling and ETC-Texas periodically advance and repay funds to one another. Net borrowings of Sterling as of March 31, 1996 were $109,309, which amount is due on demand and without interest. It is not anticipated that the Surviving Corporation will enter into any further agreements with Sterling for the purpose of borrowing or lending funds. Sterling may provide certain computer hardware equipment to the Surviving Corporation at below market prices as the result of contractual arrangements Sterling has with third party suppliers. Should such transactions be undertaken, they will be effected on terms and conditions similar to those available to the Surviving Corporation as if dealing with an independent third party.

         On December 12, 1995, ETC-Texas entered into a marketing agreement (the "Marketing Agreement") with L.P. BAIER ("Baier"). Rick Snyder, the President of Baier, is also a director of ETC-Texas. Under the terms of the Marketing Agreement, Baier will assist ETC-Texas in identifying and bringing under contract clients requiring ETC-Texas' claims processing services. As compensation of his marketing services, Baier shall receive an amount equal to 15% of the "gross income from revenue," as defined in the Agreement, realized by ETC-Texas from accounts credited to Baier. Also under the terms of the Marketing Agreement, ETC-Texas has agreed to assist Baier in marketing its flexible benefits and COBRA administrative services. In consideration for this marketing assistance, Baier has agreed to pay ETC-Texas, on a monthly basis, an amount equal to 10% of the gross income of revenue realized by Baier from the services provided to clients introduced to Baier by ETC-Texas which are brought under contract. The Marketing Agreement is for a term ending on November 30, 1997 and shall be extended automatically for additional two-year rollover periods unless either party desires to terminate its rights under same with at least 60-days notice to the non-terminating party prior to the scheduled expiration date.

         On January 18, 1996, ETC-Texas entered into a consulting agreement with Michael Eckstein, a director of ETC-Texas, pursuant to which Mr. Eckstein agreed to assist ETC-Texas in identifying and placing under contract third party administrators ("TPAs"), preferred provider organizations ("PPOs") and other managed care companies which may be able to utilize ETC-Texas's claims processing services. Under the terms of this agreement, Mr. Eckstein is entitled to receive compensation on a monthly basis equal to $3,500 and commissions equal to 8% of the "gross income from revenue," as defined in the agreement, realized by ETC-Texas from clients generated by Mr. Eckstein. The consulting agreement expires on January 20, 1998, and will automatically renew for additional one-year periods unless canceled by either ETC-Texas or Mr. Eckstein on 30-days notice prior to the applicable expiration date.

         ETC-Texas is a party to an equipment lease and stock option agreement, dated April 23, 1996 (the "Lease Agreement") with Ironwood Leasing Ltd., a Texas corporation ("Ironwood"). Principals of Ironwood are also shareholders of ETC-Texas. Under the terms of the Lease Agreement, ETC-Texas leases the scanning equipment necessary to scan paper claims and convert them into electronically transmittable claims data information. The Lease Agreement is for a term of five years and automatically renews for consecutive one-year periods unless a party thereto notifies the other of its intent to terminate the Lease Agreement 90 days prior to the end of the renewal term.

         Also under the Lease Agreement, ETC-Texas has granted to Ironwood the option to either (i) sell to ETC-Texas all the equipment referenced in the Lease Agreement in exchange for the number of shares of ETC-Texas Common Stock, or an equivalent number of shares of an entity with which ETC-Texas may merge, equal to the purchase price for said equipment divided by 1.25 per share or (ii) purchase, at a per share price of $1.25, the number of shares of ETC-Texas Common Stock equal to the purchase price of the equipment divided by 1.25 whereby ETC-Texas may in turn purchase the equipment referenced in the Lease Agreement at the expiration of the lease term for $1.00.

         On June 20, 1996, Ironwood and ETC-Texas entered into a letter agreement whereby Ironwood waived the escrow requirements imposed upon ETC-Texas pursuant to the Lease Agreement for the period ending June 30, 1996. Ironwood further agreed that ETC-Texas would not have to comply with the escrow provisions of the Lease Agreement until ETC-Texas had received 30-days written notice from Ironwood. Furthermore, Ironwood acknowledged that any option to purchase shares of the common capital stock of ETC-Texas pursuant to the Lease Agreement would have an exercise price of $1.25 per share.

         Effective May 1, 1996, Roy W. Mers ("Mers") resigned from his position as President and Director of ETC-Texas. As a consequence to his resignation, ETC-Texas and Mers entered into a Settlement and Employment Agreement.
Pursuant to that agreement, ETC-Texas has agreed to pay to Mers, as compensation for his efforts in assisting ETC-Texas to obtain financing for ETC-Texas' business ventures, a commission of: (a) 10% of all capital invested by private investors for which no commission is due to any other funding source, (b) the following percentages based upon a "Lehman Formula" for additional capital provided by an investment banking or brokerage group to which a commission is due, 5% on the first $1,000,000, 4% on the second $1,000,000, 3% on the third $1,000,000, 2% on the fourth $1,000,000 and 1% on the capital raised in excess of $5,000,000; (c) 2% of the loan amount or maximum amount used on any credit line for any loans generated or credit lines established by Mers on behalf of ETC-Texas. Mers is also entitled to receive ETC-Texas stock at the rate of 100,000 shares for the first $1,000,000 of capital raised, 75,000 shares for the second $1,000,000 of capital raised, 50,000 shares for the third $1,000,000 of capital raised and 25,000 shares for the fourth $1,000,000 and each additional $1,000,000 in capital raised. The stock may be earned pro rata beginning at $500,000. If less than $500,000 in capital is provided, then no shares will be earned. Furthermore, ETC-Texas shall continue to provide medical insurance to Mers for the term of the agreement. The agreement terminated on July 31, 1996. However, ETC-Texas has agreed to pay Mers' compensation and stock bonuses should any financial institution that Mers introduces to ETC-Texas subsequently provide financing to ETC-Texas or the Surviving Corporation prior to August 1, 1997.

                            APPOINTMENT OF AUDITORS

         At the Meeting, the shareholders of the Company will be called upon to appoint auditors to serve until the close of the next annual meeting of the Company and to authorize the directors to fix the remuneration of the auditors so appointed. Hans P. Cremers, Chartered Accountant, of Calgary, Alberta (the "Former Auditor"), served as auditor for the fiscal years ended December 31, 1991 to and including December 31, 1995 and has assisted the Company's accountants in preparing the financial disclosure contained in this Proxy Statement/Prospectus.

         Simonton, Kutac & Barnidge, L.L.P. (the "Successor Auditor") has been authorized by the Board of Directors of the Company to audit the books and records of the Company for the fiscal years ended December 31, 1994 and 1995 and to prepare financial statements for these periods in accordance with generally accepted accounting principles recognized by the Commission for the purpose of including such financial statements in the Registration Statement of which this Proxy Statement/Prospectus is a part. Because the Company will become domiciled in the United States upon completion of the Continuance and the Merger, and because the financial disclosure contained in this Proxy Statement/Prospectus had to be prepared in accordance with United States, rather than Canadian, generally accepted accounting principles, management recommends that the shareholders vote for the appointment of the Successor Auditor to serve as auditors until the close of the next annual meeting of the shareholders of the Company. The recommendation of the Company's Board of Directors is not the result of any disagreement with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. Furthermore, the Former Auditor's Report on the financial statements of the Company for the preceding two fiscal years did not contain any adverse opinion, nor was it modified for uncertainty, audit scope or accounting principles.

         In accordance with National Policy Number 31 under Canadian law, the Company will deliver a Notice of Change of Auditor to the ASC, the Former Auditor and the Successor Auditor. Letters of response have been received by the Company from both the Former and the Successor Auditors.

                              COMPANY NAME CHANGE

         If the shareholders of the Company and the shareholders of ETC-Texas approve the Merger, then it is proposed that the Company will change its name from ETC Transaction Corporation to Electronic Transmission Corporation. At the Meeting, the shareholders will be asked to consider and, if thought fit, pass a special resolution approving this name change which will become effective concurrent with the completion of the Continuance and the Merger.

                                 THE COMPANIES

BUSINESS INFORMATION CONCERNING THE COMPANY

         The Company was incorporated as Solo Petroleums Ltd. on September 5, 1986 for the purpose of undertaking oil and gas exploration efforts. In 1987, the Company completed a public offering of the Company Common Stock as a Junior Capital Pool Company under the policies of The Alberta Stock Exchange (the "ASE") and the Alberta Securities Commission (the "ASC"). The Company Common Stock was subsequently listed for trading on the ASE under the trading symbol "SOP". By 1990, revenues from oil and gas exploration efforts had substantially declined and the Company began experiencing financial difficulties. As a result, the Company liquidated substantially all of its assets and underwent a significant change in management during 1990.
Management of the Company is currently seeking to consummate an acquisition or merger transaction with a privately-held business which the Company believes has significant growth potential, thereby allowing the shareholders of both corporations to benefit by owning an interest in a viable business enterprise. Since the Company has no significant assets or operations, its principal potential for profits comes solely from operations it may receive in an acquisition or merger transaction. Management of the Company has identified ETC-Texas as a suitable merger candidate because of its position in the emerging electronic medical claims processing industry and the related potential for significant growth. On March 21, 1996, the Company changed its name to ETC Transaction Corporation and effected a one-for-five consolidation of capital of the outstanding shares of Company Common Stock to facilitate the effectiveness of the Merger.

         The Company, in 1991 and 1992, issued $605,000 in convertible debentures. The proceeds of these offerings were used to fund costs and expenses incurred in identifying and negotiating acquisition or merger transactions with privately-held entities and for working capital. The Company did identify and conduct preliminary negotiations with two entities during 1993 and 1994. As a result of the Company's inability to consummate an acquisition or merger transaction, the debentures went into default. In April 1996, the Company issued 552,500 shares of Company Common Stock to the debenture holders in satisfaction of $552,500 of debt. Also in April 1996, the Company issued 284,928 shares of Company Common Stock in satisfaction of loans to the Company primarily from L. Cade Havard and other non-affiliated third parties. Mr. Havard, the Chairman of the Board and Chief Executive Officer of the Company and the Chairman of the Board, President and Chief Executive Officer of ETC-Texas, received 201,112 shares of Company Common Stock as a result of this debt to equity conversion. See "The Merger -- Interests of Certain Persons in the Merger" and "Certain Transactions."

         On July 29, 1992, the Company received a Cease Trade Order from the ASC for failure to file annual audited financial statements for the year ended December 31, 1991 and first quarter interim unaudited financial statements for the period ended March 31, 1992, and for failure to forward such financial statements to the Company's shareholders. On January 12, 1993, the shares of Company Common Stock were automatically removed from the ASE. On March 21, 1996, the ASC varied its Cease Trade Order for the purpose of allowing the Company to issue securities in satisfaction of the debt obligations referenced above and to consummate the Continuance and the Merger and ordered that the Cease Trade Order would be revoked 48 hours after delivery to the ASC of verification that the Registration Statement, of which this Proxy Statement/Prospectus is a part, has been declared effective by the Commission and upon confirmation to the ASC that the Company has issued a press release setting out the material terms of the Continuance and the Merger.

         On June 5, 1996, the Company consummated a private offering of Company Common Stock pursuant to which the Company issued 519,717 shares of Company Common Stock at a per share price of $1.50 for aggregate proceeds of $779,575. The proceeds of this offering have been loaned to ETC-Texas to fund (i) its business operations, (ii) costs associated with the Merger, including legal, accounting and related proxy statement printing costs, and (iii) for general working capital. See "Certain Terms of the Merger Agreement -- Certain Post-Merger Matters" and "Certain Transactions."

         The Company has never generated significant revenues or assets, owns no real or personal property, has no full- time personnel and is not involved in any material litigation. The Company has approximately 250 holders of its Company Common Stock.

BUSINESS INFORMATION CONCERNING ETC-TEXAS

         GENERALLY. ETC-Texas was organized in December 1994 under the laws of the State of Texas. Effective January 1, 1995, ETC-Texas paid to Sterling $210,000 and issued 3,965,100 shares of ETC-Texas Common Stock in exchange for Sterling's electronic medical claims processing business which was developed by Sterling as a segment of its overall business operations. L. Cade Havard, the Chairman, President and Chief Executive Officer of ETC-Texas and the Chairman of the Board and Chief Executive Officer of the Company, is the sole shareholder of Sterling. See "The Merger -- Interests of Certain Persons in the Merger" and "Certain Transactions." ETC-Texas has enhanced the electronic medical claims flow methodology established by Sterling and currently markets an electronic medical claims flow process whereby paper medical claims are electronically scanned and transposed into images formatted for the claims payor for adjudication and payment.

           CLAIMS AUTOMATION. The primary business of ETC-Texas is that of providing automated processing services of health care claims for (i) self-insured companies that administer their own health care plans and pay their own medical claims, (ii) TPAs that administer health care plans and pay medical claims for self-insured companies, (iii) PPOs, and (iv) other managed care organizations that offer discounts on medical claims and who reprice those claims to reflect discounts offered by providers to payors.

         ETC-Texas processes more than 90,000 claims per month for four clients, the majority of which are generated by a self-insured employer. Utilizing its existing work flow process and imaging technology, ETC-Texas processes standardized claim and plan enrollment forms by scanning these forms at the client's facilities, with the scanned data being transmitted to ETC-Texas' imaging center. Once received at ETC-Texas' imaging center, the data is processed using an optical character recognition process. ETC-Texas then extracts all available data from the scanned claim form, manually reviews each claim, and transmits the claim to the respective payor for adjudication and payment. See "Risk Factors -- Dependence on Major Client."

         CONTRACTING FOR DISCOUNTS. Health care providers may contract with various managed care organizations, and those contracts may limit the amount that providers may charge for a particular service. ETC-Texas utilizes provider information directly from the medical claim in order to contact either the managed care organization or a provider directly to secure a discount for medical services for the benefit of self-insured clients.

         REPRICING. Many PPOs cannot receive or send medical claims electronically despite the fact that electronic transmission is required by an increasing number of payors. ETC-Texas provides electronic processing and repricing to these organizations on a contract basis. This service is currently provided to and paid for entirely by the PPO networks.

         GROWTH STRATEGY. ETC-Texas intends to grow by consolidating its position in its existing market by expanding its base of self-insured, TPA and PPO clients. The objective of ETC-Texas is to become the dominant provider of electronic medical claims processing services. ETC-Texas intends to implement its strategy in the following manner:

         o Internal Market Development. The majority of ETC-Texas' growth is driven from its claims automation processing activities. ETC-Texas' internal growth initiatives consist of marketing its existing claims automation, contracting for discounts and repricing services to self-insured, TPA and PPO clients. ETC-Texas' relationships with existing clients in various geographic regions allow it to engage additional clients through referrals generated from its client base. ETC-Texas hopes to utilize the interrelationships between various self-insured companies, TPAs and PPOs for the purpose of enhancing its reputation in the marketplace and in turn increasing its client base through referrals within medical claims payor networks.

         o Long-Term Customer Contracts. ETC-Texas typically enters into 90-day service provider agreements which are cancelable by either the client or ETC-Texas at any time. During this 90-day period, ETC-Texas evaluates the needs of the client, develops a tailored claims processing system and initiates claims processing procedures for the client's analysis. Upon expiration of the 90-day period, ETC-Texas will enter into a long-term agreement, generally for a term of two years, under the terms of which ETC-Texas will provide claims automation processing services to the client on a per-claim processed fee basis. ETC-Texas intends to utilize the 90-day review process, which is risk free to the client, as a proving ground for its services thereby allowing it to enter into more lucrative long-term provider contracts. ETC-Texas believes that long-term contracts provide benefits to both itself and its clients. Clients are able to realize the cost savings associated with the processing of medical claims through an electronic medium, while long-term contracts add stability to ETC-Texas' revenue base and may deter potential competition. After the expiration of the initial term of a long-term contract, the term of the contract continues in effect until either ETC-Texas or the client notifies the other of its desire to terminate. To date, ETC-Texas has only entered into a long-term contract with Wal-Mart. See "-- Clients and Marketing."

         o Superior Customer Service. ETC-Texas seeks to differentiate itself through its attention to client service. Clients receive the necessary training in implementing the automated claims processing system and have the ability to consult with an ETC-Texas representative via a help line which is operational during normal business hours. ETC-Texas responds to service calls on a timely basis and the experience level of its personnel aids in the resolution of clients' concerns. Recognizing the public visibility of its clients, ETC-Texas carefully maintains the professional image of its employees.

         o Rapid Installation and Enhanced Processing Capability. ETC-Texas installs claims processing equipment, including computer, telecommunications and scanning equipment, for use at the client's facility. Once the contractual relationship is entered into, it is ETC-Texas' intention to initiate claims processing services within 20 days of the date that an agreement is reached. ETC-Texas believes its ability to rapidly install a processing system at a client's location with minimal disruption gives it a significant advantage in the marketplace. ETC-Texas intends to enhance its claims processing capabilities by increasing its number of scanners and retaining the services of additional claims processors, both of which will afford ETC-Texas the capability of increasing the volume of claims processed while reducing the time involved in doing so.

         o Expanded Automated Enrollment. One of the most time-consuming parts of initiating claims automation services for a new client is that of acquiring "Eligibility Data," which consists of all of the enrollment data gathered at the time the insured person makes application for medical coverage. ETC-Texas has developed an enrollment form which when filled out can be scanned and processed in much the same way medical claim forms are processed for the insurer. The result is that enrollment forms can be processed daily as they are received, with the data extracted from the forms being used by ETC-Texas in claims processing. ETC-Texas intends to utilize the availability of this form of enrollment to market its services to potential clients.

         o Expanded Repricing or Discounting of Medical Claims for PPOs. ETC-Texas developed its own electronic medical claim repricing system which is now used to do the work of repricing for PPO networks that do not have Electronic Data Interchange ("EDI") capabilities. With the agreement of the PPO networks the data used to reprice or discount the medical claims is provided to ETC and the repricing or discounting procedures are completed as a part of the existing claims automation services offered by ETC-Texas. While PPOs are the main focus of this service, the new entities that are forming in the medical community such as independent professional associations ("IPAs"), physician hospital organizations ("PHOs") and even some health maintenance organizations ("HMOs") are offering products that resemble those offered by PPOs and they have the same need to automate the repricing or discounting procedures and are potential clients for this service.

         o Providing Repricing or Discounting of Medical Claims for Payors. ETC-Texas has developed a value added service to the claims automation service which will allow ETC-Texas to become actively involved with acquiring discounts on medical claims for its existing clients as well as for all new clients. This new service offers discounts on many medical claims which have heretofore not been covered by traditional PPO arrangements. Traditionally, PPOs have offered significant discounts on services from their provider members, but fail to provide discounts on other claims because patients tend to see their physician of choice regardless of whether they are members of the particular PPO utilized by the primary insurer. With the information on medical providers which PPO networks are affiliated with, ETC-Texas has been able to direct its payor clients where to go for the best source of discounts from medical providers being used by the insured individuals. ETC-Texas has now contracted with several networks to lease access to the provider members for a fee and this service is resold to the payor clients of ETC-Texas. ETC-Texas is paid a percentage of the total discounts delivered to the insurer which the insurer would otherwise not have been able to access.

         o Workers' Compensation Automation Service. During the development of the work flow process by ETC-Texas, a common request by potential clients was the automation of the process for handling workers' compensation claims. The process in almost all cases has heretofore been done manually. The terminology of this business segment is completely different from healthcare as are the procedures for seeking treatment. However, most of the claims (called bills for workers' compensation) are the same claim forms used by medical providers for healthcare. As with healthcare claims, the problems with workers' compensation is the use of manual data entry to process the forms. As ETC-Texas had already developed a system for automated data entry, ETC-Texas may link the automation work flow process to an existing system for processing workers' compensation claims.

         ETC-Texas believes it has sufficient operating capital for the remainder of fiscal 1996 to operate the business without constraint. However, the capital on hand does not allow for expenditures deemed necessary for ETC-Texas to keep pace with its expansion plans. The plans for expansion include adding an additional five clients by the end of the year and expanding the office facilities to accommodate the growth which will be encountered with the addition of the new clients. Other plans are to expand the scope of services offered and the market segments to which the existing services are offered. ETC-Texas will expand its service for acquiring discounts on medical claims by entering into joint venture or revenue sharing agreements with existing PPO networks. Also, ETC-Texas intends to expand its services for medical claims to the workers' compensation segment of the market. This will be facilitated by first automating its Workers Compensation Bill Audit Review service and then offering these automated services to ETC-Texas' existing client base which have already expressed an interest in utilizing the new services. In order to fund expenditures deemed necessary for proper growth and expansion, it will be necessary to acquire additional operating capital by increasing equity capital and possibly the use of debt financing.

         ETC-Texas may seek to expand its business through acquisition. The goal of management in such cases will be to make prudent decisions before embarking on any acquisition and to negotiate agreements which will insure that any acquisition candidate will be financially self-sufficient in minimal time so as to not be a drain on the assets of ETC-Texas. Management will also evaluate in any such cases the ability to develop a product, service or block of business before attempting an acquisition. ETC-Texas has no commitment, understanding or agreement with any other party relating to a proposed acquisition. As ETC-Texas grows in the number of claims it processes the number of employees will also increase but not significantly. Personnel that is added to handle the increase in volume will typically be added in the data perfection and quality assurance departments. These are hourly employees and are readily available in the marketplace.

         CLIENTS AND MARKETING. ETC-Texas markets its processing services primarily to self-insured health plans, TPAs and PPOs. ETC-Texas currently provides services to one self-insured health plan client, one TPA client and two PPO clients. ETC-Texas generally enters into 90-day service provider agreements, which are cancelable either by the client or ETC-Texas at any time. During the 90-day period, ETC-Texas evaluates the needs of the client, develops a tailored claims processing system and initiates claims processing procedures for the client's analysis. Following the 90-day period, long-term service contracts are entered into. The long-term agreements are generally for a period of two years and detail the services to be provided for the benefit of the client.

         On March 5, 1996, ETC-Texas and Wal-Mart entered into an Agreement for Processing Medical Claims on a Temporary Basis (the "Wal-Mart Agreement") pursuant to which ETC-Texas was retained to evaluate the manner in which Wal-Mart processed its medical claims and to implement an electronic claims processing system for claims generated from medical services provided to Wal-Mart employees. Under the terms of the Wal-Mart Agreement, ETC-Texas installed all necessary equipment on-site to scan all machine-printed medical claim forms submitted by health care providers who rendered services for the benefit of Wal-Mart employees. ETC-Texas has trained Wal-Mart employees in scanning the machine-printed medical claims for the purpose of transmitting an effective image to ETC-Texas for processing. As of June 30, 1996, ETC-Texas electronically processed 150,975 medical claims for the benefit of Wal-Mart, resulting in revenues to ETC-Texas of approximately $150,975. Revenues generated from the Wal-Mart Agreement represent approximately 70% of ETC-Texas' revenues as of June 30, 1996. ETC-Texas has entered into an Agreement for Processing and Repricing Medical Claims with Wal-Mart (the "Long-Term Wal-Mart Agreement"), effective September 1, 1996. Under the terms of the Long-Term Wal-Mart Agreement, ETC-Texas has agreed to provide electronic medical claims processing and repricing services for Wal-Mart under the terms and conditions set forth therein for a term of two years from the effective date. ETC-Texas will receive $1.00 per claim processed for the first 50,000 claims processed in a given month, which amount will be reduced by $.10 for every additional 50,000 claims processed in that month. Once 150,000 claims have been processed in a given month, ETC-Texas will receive $.75 per additional claim processed during said month. See "Risk Factors -- Dependence on Major Client."

         ETC-Texas utilizes direct marketing efforts to solicit new clients and retain the business of existing clients. ETC-Texas' marketing department consists of two employees who focus on identifying and preparing presentations for the benefit of self-insured companies, TPAs and PPOs. The efforts of ETC-Texas' marketing staff are supplemented by ETC-Texas' executive officers. Also, ETC-Texas relies upon referrals within the network of medical claims payors to expand its client base. ETC-Texas does not anticipate that it will be required to expand its marketing efforts beyond the strategies currently in place in order to achieve a client base necessary to attain profitability.

         REGULATORY MATTERS. ETC-Texas is not subject to any direct federal or state government regulation because of the nature of its business. There can be no assurance that federal or state authorities will not in the future impose restrictions on its activities that might adversely effect the Surviving Corporation's business. The failure by the Surviving Corporation to obtain or retain any applicable licenses, certifications or operational approvals could adversely effect its existing operations and professional performance. There can be no assurance that in the future the Surviving Corporation will be able to acquire all the necessary licenses, permits or approvals, if any, necessary to conduct its business or that the costs associated with complying with laws and regulations affecting its business will not have a materially adverse effect on the Surviving Corporation.

         COMPETITION. The medical claims processing industry is intensely competitive and is characterized by providers of electronic claims automation and paper claims processing services. There are also participants in the industry which provide contracting for discount and repricing services for the benefit of participants in the market currently served by ETC-Texas.
ETC-Texas' competition in the market for electronic claims processing, contracting for discount and repricing services is primarily derived from certain insurance companies or other TPAs and management services organizations which are substantially larger than ETC-Texas with much greater financial and technical resources and longer operating histories than ETC-Texas. ETC-Texas also believes that its processing methodology is easily duplicated. However, management of ETC-Texas believes that ETC-Texas' competitors, while each provides only segments of the services offered by ETC-Texas, do not offer the interconnected array of services provided by ETC-Texas. ETC-Texas believes that it possesses a competitive advantage by offering its claims automation, contracting for discounts and repricing services in a format that connects payors, payees and service providers. The service methodology of ETC-Texas will allow it to compete against more established companies with much greater financial and technical resources. However, there is no barrier which would prohibit ETC-Texas' competitors from modifying their current services to emulate those offered by ETC-Texas. In addition, ETC-Texas may face substantial competition from new entrants into the electronic claims processing industry. ETC-Texas' ability to compete successfully with current and potential competitors will depend to a significant extent on its ability to continue developing processing methodologies which are superior to its competitors and to adapt to changes in the marketplace. ETC-Texas believes it will be able to do so by developing its current clients and using their recommendations to engage additional clients in order to compete effectively despite ETC-Texas's current financial condition.

         LEASED EMPLOYEES. Since January 1, 1996, ETC-Texas has been a party to a Staff Leasing Services Agreement with Network Employers Group, Inc. ("Network"). The Staff Leasing Services Agreement, with the consent of Network, which is not expected to be denied, will be assigned to and assumed by the Surviving Corporation upon completion of the Merger. Under such agreement, all personnel working for the Surviving Corporation, including its executive officers (totalling 40 persons as of September 30, 1996), will actually be employed by Network and "leased" to the Surviving Corporation. Under such contract, the "leased" employees will perform services for the Surviving Corporation in a manner substantially identical to being directly employed by the Surviving Corporation; however, Network will be their actual employer and will provide such employees with their medical, unemployment, worker's compensation and liability insurance through group insurance plans maintained by Network for the Surviving Corporation and other clients of Network. Pursuant to the terms of the contract, the cost of the aforesaid insurance as well as the payroll obligations for the leased employees will be funded by the Surviving Corporation to Network, and Network will be required to then apply such proceeds to cover the payroll and administrative costs of the employees. The agreement may be terminated by either party by giving 30 days prior written notice to the non-terminating party. As of September 1, 1996, ETC-Texas had 40 full-time employees, of whom 13 were involved in an executive, marketing or administrative capacity, 11 of whom were in technical development and support, 13 of whom were data entry personnel and three of whom performed clerical and support staff functions. See "Risk Factors -- Employee Leasing Agreement."

         PROPERTIES. ETC-Texas owns no real property. ETC-Texas' principal executive office is located in a 4,937 square foot office space facility in Dallas, Texas. The lease (the "Lease") for the ETC-Texas' offices expires September 30, 2001 and provides for monthly rental payments of $5,554. ETC-Texas has executed a Second Amendment to Lease Agreement providing that ETC-Texas may lease an additional 7,239 square feet of office space at its current location effective October 1, 1996. If either ETC-Texas or the Surviving Corporation chooses to lease this additional square footage, the average monthly rental rate will increase to $15,662. The Lease, as amended, will be assumed by the Surviving Corporation.

         LEGAL PROCEEDINGS. ETC-Texas is not currently a party to any litigation. Should ETC-Texas become a party to any litigation pursuant to which ETC-Texas would be required to pay damages, the payment of such damage award may have a material adverse effect upon ETC-Texas's financial condition and results of operations.

      MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE COMPANY'S AND ETC-TEXAS'
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE COMPANY

         The Company is, and has been for several years, an inactive Canadian based public company previously listed on the ASE. The Company received a Going Concern audit opinion for the year ended December 31, 1995 and 1994. The Company's plan to overcome its financial difficulties is to identify and merge with a suitable candidate and re- establish and maintain operations after the Merger. In June 1996, the Company raised $779,575 through a private offering of its Common Stock. Proceeds of the offering were loaned to ETC-Texas. The Company is inactive and has minimal cash needs, which will be met as needed during 1996 through proceeds from the repayment of the note by ETC-Texas until completion of the Merger. The major focus of the Company during the last two years has been to merge with a commercially viable private company in exchange for the additional liquidity and financing opportunities that are available in the public markets. The Company has no assets, other than its rights under an unsecured promissory note in the principal amount of $779,575 executed in favor of the Company by ETC-Texas, and had no continuing operations during fiscal 1995. Substantially all of management's efforts during fiscal 1995 and during the first quarter of fiscal 1996 were directed toward identifying a suitable merger candidate, preparing for such merger and obtaining capital through the issuance of equity securities to pay the legal, accounting and other expenses associated with such merger. Concurrent with the contemplated Merger with ETC-Texas, the Company plans to continue out of Canada and domesticate into the State of Delaware, and begin trading on The OTC-Bulletin Board as the Surviving Corporation. Eventually, the Surviving Corporation may seek listing on either the NASDAQ SmallCap Market or another national stock exchange.

         The Company, in 1991 and 1992, issued $605,000 in convertible debentures. The proceeds of these offerings were used to fund costs and expenses incurred in identifying and negotiating acquisition or merger transactions with privately-held entities and for working capital. The Company did identify and conduct preliminary negotiations with two entities during 1993 and 1994. As a result of the Company's inability to consummate an acquisition or merger transaction, the debentures went into default. In April 1996, the Company issued 552,500 shares of Company Common Stock to the debenture holders in satisfaction of $552,500 of debt. Also in April 1996, the Company issued 284,928 shares of Company Common Stock in satisfaction of loans to the Company primarily from L. Cade Havard and certain non-affiliated parties. Mr. Havard, the Chairman of the Board and Chief Executive Officer of the Company and the Chairman of the Board, President and Chief Executive Officer of ETC-Texas, received 201,112 shares of Company Common Stock as a result of this debt to equity conversion. See "Certain Transactions" and "The Merger -- Interests of Certain Persons in the Merger."

         On June 5, 1996, the Company consummated a private offering of Company Common Stock pursuant to which the Company issued 519,717 shares of Company Common Stock at a per share price of $1.50 for aggregate proceeds of $779,575. The proceeds of this offering have been loaned to ETC-Texas to fund (i) its business operations, (ii) costs associated with the Merger, including legal, accounting and related proxy statement preparation costs, and (iii) for general working capital. See "Certain Transactions" and "Certain Terms of the Merger Agreement -- Certain Post-Merger Matters."

         Since the Company has no significant assets and has been relatively inactive during the past two years, management of the Company does not believe that a discussion of the Company's financial condition and results of operations would be relevant or meaningful to either the Company's or ETC-Texas' shareholders. See "The Companies -- Business Information Concerning the Company."

         In connection with the proposed Merger, the Company, on March 21, 1996, changed its name from Solo Petroleums Ltd. to ETC Transaction Corporation, and will be the Surviving Corporation of the Merger. Also, on March 21, 1996, the shareholders of the Company approved a one-for-five consolidation of capital of the outstanding shares of the Company Common Stock.

DEVELOPMENT STAGE ACTIVITIES OF ETC-TEXAS

         ETC-Texas, a development stage enterprise founded December 22, 1994, is engaged in the business of electronic collection, manipulation and transmission of health care claims information. ETC-Texas' primary customers are self- insured companies that administer and pay their own claims, TPAs that assist self-insured companies, PPOs and certain managed care organizations. ETC-Texas has not generated sufficient revenues during its limited operating history to repay its outstanding indebtedness, pay its existing trade accounts or fund its ongoing operating expenses or service development activities. ETC-Texas received a Going Concern audit opinion for the fiscal years ended December 31, 1995 and 1994. ETC-Texas plans to alleviate its current financial problems through private offerings of debt or equity securities, borrowings and increased revenues from operations. ETC-Texas has historically been able to raise capital through the private sales of its common stock. Further, on June 5, 1996, ETC-Texas borrowed $779,575 from the Company. The proceeds of the loan were used to fund (i) its business operations, (ii) the costs associated with the Merger, including legal, accounting and related proxy statement preparation costs, and (iii) for general working capital. The loan bears interest at 6% and is due and payable on or before July 1, 1997. At June 30, 1996, ETC-Texas had cash and cash equivalents of approximately $476,000, and working capital of approximately $389,000. Management believes that cash and working capital are sufficient to fund operations through the close of its fiscal year ending December 31, 1996. During the first quarter of fiscal 1996, ETC-Texas completed development of its operating systems. Significant additional research and development expenditures are not anticipated at this time. ETC-Texas currently provides three specific types of services to its clients:

         o Automation services for health care claims for self-insured companies. Self-insured companies typically employ an in-house staff or TPA that manually processes medical claim forms. ETC-Texas assists companies in automating this process. Through ETC-Texas' systems and processes, claim forms are scanned at the client's location, then electronically captured, sent to any applicable managed care organization for repricing, and returned to the payor in an acceptable format for evaluation and payment. As a result, claims are paid faster, a greater degree of control over data integrity is maintained, and the customers' in-house claims processing costs are dramatically reduced.

         o Locating and contracting for discounts from medical providers. Health care providers may contract with various managed care organizations, and those contracts may limit the amount that providers may charge for a particular service. ETC-Texas utilizes provider information directly from the medical claim in order to contact either the managed care organization or a provider directly to secure a discount for medical services. The cost savings realized further reduces costs to ETC-Texas self-insured customers.

         o Processing medical claims on behalf of PPOs that are not automated. Many PPOs cannot receive or send medical claims electronically despite the fact that electronic transmission is required by an increasing number of payors. ETC-Texas provides electronic processing to these organizations on a contract basis. This service is currently provided to and paid for entirely by the PPO networks.

         At June 30, 1996, ETC-Texas had four clients. However, ETC-Texas believes there is a need for its services in the medical claims processing market. The market includes self-insured companies, their TPAs and the managed care organizations that serve them. ETC-Texas has expended considerable effort and resources, including operating briefly as a TPA and hiring personnel with extensive experience in paying medical claims, to develop its current work flow process. Additional resources were devoted to (i) defining the exact services that were needed by the market segment and (ii) developing, testing and ultimately implementing these services. While expensive and time consuming, these activities serve as the basis on which the future business of the Surviving Corporation will be built. As ETC-Texas expands its customer base, additional computer equipment and personnel will be required. Additional personnel and equipment will be added as needed to service new customers, which may contribute to increased revenues. Such expansion will be funded by (i) the revenues derived from operations, and (ii) ETC-Texas' $500,000 line of credit from Ironwood. ETC-Texas also has an agreement with Ironwood, under which Ironwood will fund capital equipment expenditures. See "-- Liquidity and Capital Resources."

         ETC-Texas believes that the proposed Merger with the Company will have a positive effect on its liquidity and capital resources. ETC-Texas' liquidity will be enhanced because the loan from the Company would become an intercompany borrowing that will not have to be repaid in 1997. The proposed Merger will provide ETC-Texas with greater capital resources and liquidity through the availability of public markets and financing opportunities; however, its results of operations will be only marginally improved as the Company has no significant operations.

RESULTS OF OPERATIONS OF ETC-TEXAS

         FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995. For the twelve months ended December 31, 1995, the results of the operations were significant in that ETC-Texas determined the types of clients to pursue and the nature of processing services to be provided. The development of the work flow process was virtually completed and tested to determine its ultimate feasibility. A comprehensive marketing effort was begun in the last quarter of fiscal 1995 with encouraging results. Management secured its first substantial clients and began the process of implementing its system for commercial use. Although no revenues were generated from the electronic transmission of data, the process of handling claims information was established.

         REVENUES AND COST OF REVENUES -- 1995. Revenues earned during the year ended December 31, 1995 were $66,612, resulting primarily from the sale of ETC-Texas' Automated Medical Practice Solution ("AMPS") system and from electronic claims processing for military clients. ETC-Texas ceased sales of its AMPS system on December 31, 1995 due to the fact that a viable market never developed for the product. During fiscal 1995, management activity was focused on programming, research and development, and staffing.

         The work flow process methodology was completed in the first quarter of fiscal 1996, and the first clients to use this service on a commercial basis were engaged. The first commercial operation utilizing the developed system began operation in April 1996. Despite the extended development period, ETC-Texas believed it was important to bring to market a service that was fully functional. Also, management recognized that much of ETC-Texas' potential market consists of larger, more established companies, and that success and credibility would be largely determined by the reliability of ETC-Texas' systems and processes. ETC-Texas has not encountered significant technical or procedural problems in any area of its claims processing operation since implementation of its work flow process during the first quarter of fiscal 1996.

         Direct expenses incurred for services provided during the development stage in fiscal 1995 were $40,764 or 61% of total revenues for the period. In the opinion of management, given that ETC-Texas posted insignificant revenues in fiscal 1995, such performance should not be used as a significant measure of future projections. In addition to minimal revenues, ETC-Texas' lack of operating history resulted in a reluctance by vendors to extend any credit to ETC-Texas and any credit that was offered was on unfavorable terms. With the lack of adequate trade credit to build its business, ETC-Texas relied on its ability to generate additional capital through the issuance of debt and/or equity securities to fund the operating expenses of the business.

SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995

         During the six months ended June 30, 1995, ETC-Texas was still a development stage enterprise. Revenues were $84,185 and net loss was $259,882. As ETC-Texas had not begun its ongoing operations, a detailed discussion of comparative results of operations is not meaningful.

         Revenues for the six months ended June 30, 1996 were $215,872 and net loss was $876,660. Principal expenses were personnel costs of approximately $481,776, and legal and professional expenses of approximately $354,592. Legal and professional expenses are primarily related to expenses incurred in seeking and identifying suitable merger candidates, general corporate matters, preparation of the Merger Agreement and related documents, the audit, accounting and legal fees for the preparation of this Proxy Statement/Prospectus.

         ETC-Texas anticipates gross profit margins on its services will increase during 1996. Although still in the initial stages of operations, management believes that gross profit percentages will be approximately 60%-68% for fiscal 1996. Also, ETC-Texas' current fixed costs of approximately $80,000 per month are not expected to change significantly in the near future. There can be no assurance that profitable operations will be achieved or sustained. ETC-Texas projects that annual revenues of $1.3 million to $1.6 million will be required for ETC-Texas to reach break even.

         During March 1996, ETC-Texas entered into an agreement to provide medical claims processing for Wal-Mart. For the six months ended June 30, 1996, revenues produced by the agreement were approximately $151,000 or approximately 70% of revenues. ETC-Texas has entered into the Long-Term Wal-Mart Agreement, effective September 1, 1996. Under the terms of the Long-Term Wal-Mart Agreement, ETC-Texas has agreed to provide electronic medical claims processing and repricing services for Wal-Mart under the terms and conditions set forth therein for a term of two years from the effective date. ETC-Texas will receive $1.00 per claim processed for the first 50,000 claims processed in a given month, which amount will be reduced by $.10 for every additional 50,000 claims processed in that month. Once 150,000 claims have been processed in a given month, ETC-Texas will receive $.75 per additional claim processed during said month. Loss of the Long-Term Wal-Mart Agreement would have a materially adverse effect on ETC-Texas' results of operations, and may require ETC-Texas to temporarily reduce staff, curtail operations and delay expansion plans ETC-Texas is currently negotiating with other potential clients from which revenues may be generated to offset the loss of the Wal-Mart contract.

OPERATING EXPENSES

         Start-up costs in fiscal 1995 consisted of $424,301 in employee costs and benefits, $245,526 in general and administrative expenses, and $37,613, $39,000 and $144,717 in legal, marketing and general consulting fees, respectively. Travel and entertainment costs were $71,469 and costs incurred in financing the reorganization and restructuring of the Company were $23,281. Research and development expenses in fiscal 1995 primarily consisted of $97,171 in programming personnel and benefits, $47,525 in professional computer fees and $35,135 from an investment in a TPA. Management believes that it will be able to manage the relationship between cost and revenues during fiscal 1996 as income should increase at a much faster rate than expenses as would be expected once the implementation of claims processing services begins in earnest.

NET LOSS

         ETC-Texas incurred a net loss of $1,093,329 for the fiscal year ended December 31, 1995. ETC-Texas expects to incur losses in future periods until it generates sufficient revenues from an expanded client base to offset ongoing operating costs and expansion expenses.

LIQUIDITY AND CAPITAL RESOURCES

         At June 30, 1996, ETC-Texas had cash and cash equivalents of approximately $476,000, and working capital of approximately $389,000. Additionally, ETC-Texas has a $500,000 line of credit available from Ironwood under which no borrowings were outstanding at June 30, 1996. Under the terms of the line of credit arrangement, ETC-Texas may draw from the line up to 80% of its accounts receivable that are under 65 days due. As security for borrowings against the line of credit, ETC-Texas is required to pledge shares of ETC-Texas Common Stock based upon a ratio whereby for every dollar borrowed ETC-Texas will pledge that number of shares of ETC-Texas Common Stock having two dollars worth of value. If the Merger is consummated, the Surviving Corporation will be required to pay a loan origination fee in an amount equal to 10% of Ironwood's exposure under the line of credit. Management believes that cash and working capital are sufficient to fund operations through the close of its fiscal year ending December 31, 1996. ETC-Texas has funded its initial capital needs and operations largely with funds provided by private debt and equity financing. For the fiscal year ended December 31, 1995, ETC-Texas issued an aggregate of $120,000 principal amount of debentures bearing interest at 12%. At various times throughout fiscal 1995, holders of $120,000 of debentures accepted ETC-Texas' offer to convert such debentures into shares of ETC-Texas Common Stock at a conversion rate of one share of common stock for each $1.25 of principal. All debentures were converted into a total of 96,000 shares of ETC-Texas Common Stock. This conversion allowed management to operate ETC-Texas without debt, which management believes was essential to the success of the venture. Management's decision to eliminate debt and to operate by increasing capital was necessary due to the sporadic nature and overall lack of revenue generated by ETC-Texas.

         During fiscal 1995, ETC-Texas acquired the segment of the business operations of Sterling related to electronic medical claims processing software for $210,000 and the issuance of 3,965,100 shares of ETC-Texas Common Stock. Also during fiscal 1995, ETC-Texas raised $1,335,098 by issuing 2,077,110 shares of ETC-Texas Common Stock to private investors. All of the offering proceeds were used to fund capital expenditures, research and development and general start-up costs. Also during this period, ETC-Texas issued an aggregate of 20,000 shares of ETC-Texas Common Stock for a sum total of $37,925 representing payment for services to a former employee of ETC-Texas valued at $4,000 and furniture and office equipment valued at $33,925.

         ETC-Texas has incurred losses from operations since its inception. At present, ETC-Texas is able to meet its funding needs the remainder of the current fiscal year ending December 31, 1996 as a result of borrowings available under the line of credit and from revenues generated from current operations. The ability of ETC-Texas to fund future costs associated with its operations is dependent upon its ability to raise additional capital through private offerings of ETC-Texas securities. ETC-Texas may require capital principally for the enhancement of its existing services and to fund its marketing efforts to existing and prospective clients.

         The availability of future sources of external capital are not known. Internal sources of capital are limited to the line of credit, successfully achieving profitable operations in future periods, or raising additional contributions of capital from shareholders and private investors.

         ETC-Texas believes it has sufficient operating capital for the remainder of fiscal 1996 to operate the business without constraint. However, the capital on hand does not allow for expenditures deemed necessary for ETC-Texas to keep pace with its expansion plans. The plans for expansion include adding an additional five clients by the end of the year and expanding the office facilities to accommodate the growth which will be encountered with the addition of the new clients. Other plans are to expand the scope of services offered and the market segments to which the existing services are offered. ETC-Texas will expand its service for acquiring discounts on medical claims by entering into joint venture or revenue sharing agreements with existing PPO networks. Also, ETC-Texas intends to expand its services for medical claims to the workers' compensation segment of the market. This will be facilitated by first automating its Workers Compensation Bill Audit Review service and then offering these automated services to ETC-Texas' existing client base which have already expressed an interest in utilizing the new services. ETC-Texas may also seek to expand its business through acquisitions. The goal of management in such cases will be to make prudent decisions before embarking on any acquisition and to negotiate agreements which will insure that any acquisition candidate will be financially self-sufficient in minimal time so as to not be a drain on the assets of ETC-Texas. Management will also evaluate in any such cases the ability to develop a product, service or block of business before attempting an acquisition. ETC-Texas has no commitment, understanding or agreement with any other party relating to a proposed acquisition. In order to fund expenditures deemed necessary for proper growth and expansion, it will be necessary to acquire additional operating capital by increasing equity capital and possibly the use of debt financing, which ETC-Texas believes is available.

         ETC-Texas has focused its efforts thus far on developing, refining and perfecting its medical claim work flow process for its existing clients. While the development of these services is now complete and working properly, the information generated while performing these services has given rise for additional service areas which ETC-Texas intends to develop in order to bolster its financial condition and results of operations, including automated enrollment procedures, repricing or discounting of medical claims for PPOs, repricing or discounting of medical claims for payors and workers' compensation automation services. See "The Companies -- Business Information Concerning ETC-Texas; Growth Strategy."

         As ETC-Texas grows in the number of claims it processes the number of employees will also increase but not significantly. Personnel that is added to handle the increase in volume will typically be added in the data perfection and quality assurance departments. These are hourly employees and are readily available in the marketplace.

                      DESCRIPTION OF COMPANY CAPITAL STOCK

GENERAL

         The Company's authorized capital consists of two classes of shares, one consisting of an unlimited number of Class A Common Stock, no par value (the "Company Common Stock"), and an unlimited number of Class B Redeemable Preferred Stock, no par value (the "Preferred Stock"). As of September 1, 1996, there were 2,007,145 shares of Company Common Stock outstanding and no shares of Preferred Stock outstanding. As of such date, there were approximately 147 holders of record of the Company Common Stock, plus a larger number of unregistered shareholders whose shares were held in brokerage accounts.

COMPANY COMMON STOCK

         The holders of Company Common Stock are entitled to one vote for each share in all matters submitted to a vote of shareholders. The holders of Company Common Stock do not have cumulative voting rights for the election of directors. The holders of Company Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Company's Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of the Company, the holders of the Company Common stock are entitled to share ratably in all assets of the Company remaining after provision for payment of liabilities in satisfaction of the liquidation preference of any shares of Preferred Stock that may be outstanding. The holders of Company Common Stock have no preemptive, subscription, redemptive or conversion rights. The outstanding shares are fully paid and non-assessable. The rights, preferences and privileges of the holders of Company Common Stock may be subject to those of holders of Preferred Stock, if such securities should ever be issued. See "-- Preferred Stock"."

PREFERRED STOCK

         The Board of Directors of the Company is authorized, without further shareholder action, to issue any of the undesignated shares of Preferred Stock in one or more series and to fix the voting rights, liquidation preferences, dividend rights, repurchase rights, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences of such shares of the Preferred Stock.

                     DESCRIPTION OF ETC-TEXAS CAPITAL STOCK

GENERAL

         ETC-Texas' authorized capital consists of 8,000,000 shares of common stock, no par value (the "ETC-Texas Common Stock"), and 2,000,000 shares of preferred stock, no par value (the "ETC-Texas Preferred Stock"). As of September 1, 1996, there were 7,153,601 shares of ETC-Texas Common Stock outstanding and no shares of ETC-Texas Preferred Stock outstanding. As of such date, there were approximately 150 holders of record of ETC-Texas Common Stock.

ETC-TEXAS COMMON STOCK

         The holders of ETC-Texas Common Stock are entitled to one vote for each share in all matters submitted to a vote of shareholders. The holders of ETC-Texas Common Stock do not have cumulative voting rights for the election of directors.

The holders of ETC-Texas Common Stock are entitled to receive ratably such dividends, if any, as may be declared by ETC-Texas' Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of ETC-Texas, the holders of ETC-Texas Common stock are entitled to share ratably in all assets of ETC-Texas remaining after provision for payment of liabilities in satisfaction of the liquidation preference of any shares of ETC-Texas Preferred Stock (as defined below) that may be outstanding. The holders of ETC-Texas Common Stock have no preemptive, subscription, redemptive or conversion rights. The outstanding shares are fully paid and non-assessable. The rights, preferences and privileges of the holders of ETC-Texas Common Stock may be subject to those of holders of ETC-Texas Preferred Stock, if such securities should ever be issued. See "ETC-Texas Preferred Stock."

ETC-TEXAS PREFERRED STOCK

         The Board of Directors of ETC-Texas is authorized, without further shareholder action, to issue any of the undesignated shares of ETC-Texas Preferred Stock in one or more series and to fix the voting rights, liquidation preferences, dividend rights, repurchase rights, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences of such shares of ETC-Texas Preferred Stock.

               DESCRIPTION OF SURVIVING CORPORATION CAPITAL STOCK

GENERAL

         The Surviving Corporation's authorized capital will consist of 15,000,000 shares of common stock, $0.001 par value (the "Continued Common Stock"), and 2,000,000 shares of preferred stock, $1.00 par value (the "Surviving Corporation Preferred Stock").

CONTINUED COMMON STOCK

         The holders of Continued Common Stock will be entitled to one vote for each share in all matters submitted to a vote of shareholders. The holders of Continued Common Stock will not have cumulative voting rights for the election directors. The holders of Continued Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Surviving Corporation's Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of the Surviving Corporation, the holders of Continued Common Stock are entitled to share ratably in all assets of the Surviving Corporation remaining after provision for payment of liabilities in satisfaction of the liquidation preference of any shares of Surviving Corporation Preferred Stock that may be issued and outstanding. The holders of Continued Common Stock shall have no preemptive, subscription, redemptive or conversion rights. The rights, preferences and privileges of the holders of Continued Common Stock may be subject to those of holders of Surviving Corporation Preferred Stock, if such securities should ever be issued. See "Surviving Corporation Preferred Stock."

SURVIVING CORPORATION PREFERRED STOCK

         The Board of Directors of the Surviving Corporation shall be authorized, without further shareholder action, to issue any of the undesignated shares of Surviving Corporation Preferred Stock in one or more series and to fix the voting rights, liquidation preferences, dividend rights, repurchase rights, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences of such shares of the preferred stock.

CERTAIN PROVISIONS OF THE SURVIVING CORPORATION CHARTER

         Section 102 of the DGCL authorizes a Delaware corporation to include a provision in its certificate of incorporation limiting or eliminating the personal liability of its directors to the corporation and its shareholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on material information reasonably available to them. Absent the limitations authorized by such provisions, directors are accountable to corporations and their shareholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although Section 102 of the DGCL does not change a director's duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Pursuant to such provisions, the Surviving Corporation Charter limits the personal liability of the Surviving Corporation's directors, in their capacity as directors (but not in their capacity as officers) to the Surviving Corporation or its shareholders to the fullest extent permitted by the DGCL. Specifically, a Surviving Corporation director will not be personally liable to the Surviving Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) any breach of the director's duty of loyalty to the Surviving Corporation or its shareholders, (i) acts or omissions not in good faith or which involve intentional misconduct and knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, and (iv) any transaction from which the director derived an improper personal benefit.

         The inclusion of this provision may have the effect of reducing the likelihood of derivative litigation against directors and discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Surviving Corporation and its shareholders. However, the inclusion of this provision together with the provision which requires the Surviving Corporation to indemnify its officers and directors against certain liabilities, is intended to enable the Surviving Corporation to attract qualified persons to serve as directors who might otherwise be reluctant to do so.

TRANSFER AGENT

         The Transfer Agent for the Continued Common Stock shall be Securities Transfer Corporation, 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248,
(214) 248-1922.

                                    EXPERTS

         The financial statements and financial statement schedules for fiscal years ended December 31, 1995 and 1994 for the Company and for the fiscal years ended December 31, 1995 and 1994 for ETC-Texas, to the extent of and for the periods indicated in the reports, have been audited by Simonton, Kutac & Barnidge, L.L.P., independent public accountants, and are included in the Registration Statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                 LEGAL MATTERS

         The validity of the shares of Company Common Stock to be issued as a result of the Continuance and the Merger has been passed upon for the Company by Beaumont Church, Barristers and Solicitors, Calgary, Alberta, Canada. The validity of the shares of Continued Common Stock to be issued as a result of the Continuance and upon consummation of the Merger has also been passed upon for the Company by Looper, Reed, Mark & McGraw Incorporated, Dallas, Texas. Looper, Reed, Mark & McGraw Incorporated has also issued an opinion regarding certain tax matters related to the Merger. Felesky Flynn, Barristers & Solicitors, Calgary, Alberta, Canada, has issued an opinion regarding certain tax matters related to the Continuance and the Merger on behalf of the Company.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C., a Registration Statement, as amended, on Form S-4 under the Securities Act of 1933, as amended, with respect to the Common Stock of the Company which may be distributed to Company shareholders in connection with this Proxy Statement/Prospectus. This Proxy Statement/Prospectus, filed as part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the Rules and Regulations of the Securities and Exchange Commission. For further information with respect to the Company and the Registration Statement, as amended, and to the Exhibits filed as a part thereof (Registration Statement No. 333-07069), which may be inspected at the office of the Securities and Exchange Commission without charge, or copies thereof may be obtained therefrom upon payment of a fee prescribed by the Securities and Exchange Commission.

                         INDEX TO FINANCIAL STATEMENTS





The Company
- -----------
Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-2

Balance Sheets as of December 31, 1994 and 1995 . . . . . . . . . . . . . . . . . . . F-3

Statements of Operations and Accumulated Deficit for
    the years ended December 31, 1994 and 1995  . . . . . . . . . . . . . . . . . . . F-4

Statements of Cash Flows for the years ended
    December 31, 1994 and 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . F-5

Notes to the Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . F-6


ETC - Texas
- -----------
Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-11

Balance Sheets as of December 31, 1994 and 1995 . . . . . . . . . . . . . . . . . .  F-12

Statements of Operations for the years ended
    December 31, 1994 and 1995  . . . . . . . . . . . . . . . . . . . . . . . . . .  F-13

Statements of Stockholders' Equity for the years ended
    December 31, 1994 and 1995  . . . . . . . . . . . . . . . . . . . . . . . . . .  F-14

Statements of Cash Flows for the years ended
    December 31, 1994 and 1995  . . . . . . . . . . . . . . . . . . . . . . . . . .  F-16

Notes to the Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . .  F-17

                          INDEPENDENT AUDITORS' REPORT


April 3, 1996

To the Board of Directors and Shareholders of Solo Petroleums Ltd.

We have audited the balance sheets of Solo Petroleums Ltd. as of December 31, 1994 and 1995 and the statements of operations and accumulated deficit and statement of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solo Petroleums Ltd. as of December 31, 1994 and 1995 and the results of its operations and cash flows for the years then ended in accordance with generally accepted accounting principles.

As described in Note 2, the accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has been inactive since 1992 and has accumulated a deficit of $1,057,297 as well as a working capital deficiency of $980,930. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Unless the Company obtains additional financing, it will not be able to meet its obligations as they come due and it will be unable to execute its long-term business plan. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Simonton, Kutac & Barnidge, L.L.P.

                              SOLO PETROLEUMS LTD.



                                 BALANCE SHEETS

                            (STATED IN U.S. DOLLARS)

                                     ASSETS

                                                                                            June 30,
                                                                                 ----------------------------
                                                           December 31,                    Unaudited
                                                 ------------------------------  ----------------------------
                                                       1994           1995           1995             1996
                                                 -------------   -------------   --------------   -----------
Current assets:
  Cash                                           $         140   $         143   $          139   $       139
                                                 -------------   -------------   --------------   -----------

      Total current assets                                 140             143              139           139
                                                 -------------   -------------   --------------   -----------

Note Receivable                                             --              --               --       779,575
                                                 -------------   -------------   --------------   -----------

                                                 $         140   $         143   $          139   $   779,714
                                                 =============   =============   ==============   ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                               $     110,481   $     110,845   $      110,361   $    26,848
  Due to shareholder                                   201,111         201,111          201,111            --
  Loan payable                                          23,201          23,647           23,052        22,945
  Accrued debenture interest payable                   339,668          40,470          400,168        45,720
      Short term debentures                            605,000         605,000          605,000        52,500
                                                 -------------   -------------   --------------   -----------

      Total current liabilities                      1,279,461         981,073        1,339,692       148,013
                                                 -------------   -------------   --------------   -----------

Stockholders' equity:
  Preferred stock, no par value, unlimited
      shares authorized; no shares issued
      and outstanding                                       --              --               --            --
  Common stock, no par value, unlimited
      shares authorized; 3,250,000 shares
      issued and outstanding at December 31,
      1994 and 1995, respectively; 2,007,144
      issued and outstanding at June 30, 1996           87,567          87,567           87,567     1,704,569

Accumulated deficit                                 (1,366,888)     (1,068,497)      (1,427,120)   (1,072,868)
                                                 -------------   -------------   --------------   -----------

                                                    (1,279,321)       (980,930)      (1,339,553)      631,701
                                                 -------------   -------------   --------------   -----------

                                                 $         140   $         143   $          139   $   779,714
                                                 =============   =============   ==============   ===========





      The accompanying notes are an integral part of these financial statements.

                              SOLO PETROLEUMS LTD.



                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                            (STATED IN U.S. DOLLARS)



                                                                                    For the Six Months
                                                                                      Ended June 30,
                                                 For the Years Ended         ---------------------------------
                                                    December 31,                         Unaudited
                                          --------------------------------   ---------------------------------
                                               1994             1995              1995             1996
                                          --------------   ---------------   --------------   ----------------
Expenses:
     Interest on debentures               $     121,000    $       93,375    $      60,500    $         5,250
     Other expense (income)                      (1,189)              807             (268)              (879)
                                          -------------    --------------    -------------    ---------------
          Total expenses                        119,811            94,182           60,232              4,371
                                          -------------    --------------    -------------    ---------------
Loss before extraordinary items                (119,811)          (94,182)         (60,232)            (4,371)

Extraordinary item:
     Gain on forgiveness of interest                 --           392,573               --                 --
                                          -------------    --------------    -------------    ---------------

Net income (loss)                              (119,811)          298,391          (60,232)            (4,371)

Accumulated deficit, beginning of year       (1,247,077)       (1,366,888)      (1,366,888)        (1,068,497)
                                          -------------    --------------    -------------    ---------------

Accumulated deficit, end of year          $  (1,366,888)   $   (1,068,497)   $  (1,427,120)   $    (1,072,868)
                                          =============    ==============    =============    ===============

Earnings (loss) per share
          Primary                         $       (0.04)   $         0.09    $        0.00    $          0.00
                                          =============    ==============    =============    ===============
          Fully diluted                   $       (0.04)   $         0.06    $        0.00    $          0.00
                                          =============    ==============    =============    ===============

Weighted average number of shares
   outstanding:
          Primary                             3,250,000         3,250,000        3,250,000          1,197,029
                                          =============    ==============    =============    ===============
          Fully diluted                       3,250,000         4,821,784        3,250,000          1,197,029
                                          =============    ==============    =============    ===============





   The accompanying notes are an integral part of these financial statements.

                              SOLO PETROLEUMS LTD.



                            STATEMENTS OF CASH FLOWS

                            (STATED IN U.S. DOLLARS)


                                                                                     For the Six Months
                                                    For the Years Ended                Ended June 30,
                                                                               -------------------------------
                                                    1994            1995            1995            1996
                                               --------------  --------------  --------------  ---------------
Cash Flows from Operating Activities:
    Net loss                                   $    (119,811)  $     298,391   $     (60,232)  $       (4,371)
Adjustments to reconcile net loss to
  net cash used in operating activities:
    Non-cash change in working capital               119,807        (298,388)         60,231            4,367
                                               -------------   -------------   -------------   --------------
        Net cash provided by operating
            activities                                    (4)              3              (1)              (4)
                                               -------------   -------------   -------------   --------------

Cash Flows by Investing Activities:
    Investment in note receivable                         --              --              --         (779,575)
                                               -------------   -------------   -------------   --------------

        Net cash provided by investment
           activities                                     --              --              --         (779,575)
                                               -------------   -------------   -------------   --------------

Cash Flows by Financing Activities:
    Issuance of common stock for cash                     --              --              --          779,575
                                               -------------   -------------   -------------   --------------

        Net cash provided by financing
           activities                                     --              --              --          779,575
                                               -------------   -------------   -------------   --------------

Increase in cash                                          (4)              3              (1)              (4)

Cash, beginning of year                                  144             140             140              143
                                               -------------   -------------   -------------   --------------

Cash, end of year                              $         140   $         143   $         139   $          139
                                               =============   =============   =============   ==============





   The accompanying notes are an integral part of these financial statements.

                              SOLO PETROLEUMS LTD.

                       NOTES TO THE FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                            (STATED IN U.S. DOLLARS)




NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES AND BACKGROUND

History -- The Company has been inactive since 1992 and is currently in the process of re-organizing its affairs. The Company is subject to a "Cease Trade Order" issued by the Alberta Securities Commission for failing to file annual audited financial statements for the year ended December 31, 1991 and the first quarter interim unaudited statements for the period ended March 31, 1992 and further that Solo failed to concurrently send the foregoing financial statements to each holder of its securities.

The Company's common shares were automatically removed from the Alberta Stock Exchange (the "ASE") on January 12, 1993, due to trading in its securities being suspended for six months. The Company has no intention to apply to relist on the ASE.

The following is a summary of the Company's proposed activities in connection with the reorganization of its affairs:

   (i)    Common share capital to be consolidated on a 1 for 5 basis;

  (ii)    Change its name to "ETC Transaction Corporation";

 (iii) Settle $552,500 of convertible debenture debt by the issuance of 552,500 post consolidated shares;

  (iv) Settle $83,816 of trade creditor debt and $201,111 of shareholder debt by the issuance of 284,927 post consolidated shares;

   (v) Continue out of the Province of Alberta and into the State of Delaware;
  (vi)    Complete a merger with Electronic Transmission Corporation
          ("ETC"), a Texas, USA based private company. The merger would become effective in consideration of Solo issuing 1.25 post consolidated shares of common stock for each issued and outstanding shares of common stock in ETC. As of April 3, 1996, ETC had 6,545,935 shares issued and outstanding and accordingly, the merger would result in the issuance of 8,182,419 shares of Solo common stock. The merger is in effect a reverse acquisition and will be accounted for as a recapitalization of Electronic Transmission Corporation, with Electronic Transmission Corporation as the acquirer. Additional, no goodwill or other intangible assets will be recorded.

 (vii) Solo and ETC file concurrently with the United States Securities and Exchange Common (the "SEC") a S-4 Registration Statement for the purpose of registering the Common Shares to be issued and outstanding in Solo, after giving effect to the preceding transactions and merger.

                              SOLO PETROLEUMS LTD.

                       NOTES TO THE FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                            (STATED IN U.S. DOLLARS)




NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES AND BACKGROUND
(CONTINUED)

On January 8, 1996 Solo filed with the ASC and sent to its security holders its annual audited financial statements for the years ending December 31, 1991 to and including 1994 and its interim unaudited quarterly financial statements for the periods ending March 31, 1995, June 30, 1995 and September 30, 1995.

On March 12, 1996, in accordance with an order from the Court of Queen's Bench of Alberta allowing Solo to hold its 1990 through 1994 annual meetings in 1996, Solo held a special and annual meeting of its shareholders at which time items
(i), (iii) and (iv) were voted on and approved.

On March 21, 1996 the ASC varied its Cease Trade Order for the purpose of completing the merger of Solo and ETC and items (iii) and (iv), the ASC also ordered that its Cease Trade Order would be revoked forty-eight (48) hours after delivery of the ASC of:

    (i) verification that the SEC has declared effective the Registration Statement on S-4;

   (ii) confirmation by Solo of the issuance of a press release setting out the material terms of the merger with ETC and the continuance of Solo out of the Province of Alberta into the State of Delaware.

On March 26, 1996, the Company underwent a name change to "ETC Transaction Corporation."

On April 1, 1996, the Company issued 552,500 post consolidated common shares in the Company to Debenture Holders representing $552,500 of debt in full and final settlement of all obligations under the debentures. In addition, the Company issued 83,816 post consolidated shares of common stock to Trade Creditors in full and final settlement of all obligations under $83,816 debt. $26,500 of this debt was owed to a former officer of the Company. The Company also issued 201,111 post consolidated shares of common stock to shareholders in full and final settlement of all obligations under $201,111 debt. $160,215 of this debt was owed to the Chairman of the Board/President of the Company and $40,896 was owed to companies directly controlled by the Chairman of the Board/President of the Company.

The proposed merger of Solo and ETC is subject to the approval of the shareholders of Solo and ETC and possible other regulatory authorities, which has not been obtained as of April 3, 1996.

                              SOLO PETROLEUMS LTD.

                       NOTES TO THE FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                            (STATED IN U.S. DOLLARS)




NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES AND BACKGROUND
(CONTINUED)

Earnings (Loss) Per Share -- Primary earnings (loss) per share is based upon the weighted average number of shares outstanding during the year (1995 - 3,250,000 shares; 1994 - 3,250,000 shares). Fully diluted earnings per share is calculated on the weighted average number of shares that would have been outstanding during the year had the trade creditor debt outstanding at year end that is to be converted into common shares at the settlement date (1995 - 4,821,784 shares). In 1994, common stock equivalents were excluded for the calculation of earnings per share as such inclusion would have an anti-dilutive effect; therefore, fully diluted earnings per share is considered to be the same as primary earnings per share.

NOTE 2 - GOING CONCERN AND CONTINUED OPERATIONS

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern. Accordingly, they do not reflect adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and liquidate its liabilities and commitments in other than the normal course of business and at amounts different from those in the accompanying financial statements.

Because of the accumulated deficit of $1,068,497 and a working capital deficiency of $980,930 as of December 31, 1995, the Company's ability to continue as a going concern is dependent upon its ability to obtain adequate financing and/or complete its proposed merger. It is not possible to predict whether financing efforts will be successful or if the Company will attain profitable levels of operation.

NOTE 3 - CONVERTIBLE SHORT-TERM DEBENTURES

During 1991 and 1992, the Company issued $500,000 and $105,000, respectively, for a total of $605,000 in short-term convertible debentures. These were due 180 days from issuance bearing an interest rate of 20%. The debentures provided for the holder to receive ten common shares of common stock for each one U.S. dollar of debenture.

                              SOLO PETROLEUMS LTD.

                       NOTES TO THE FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                            (STATED IN U.S. DOLLARS)




NOTE 3 - CONVERTIBLE SHORT-TERM DEBENTURES
(CONTINUED)

During 1995, debenture holders formally agreed to forgive all accrued interest on the debentures and convert the debentures into 552,500 post consolidated shares of common stock in settlement of all obligations under the $552,500 of outstanding debt. The accrued interest was charged to income in 1995 as an extraordinary item for early extinguishment of debt. On April 1, 1996, the Company converted the $552,500 of debentures into 552,500 common shares of the Company.

NOTE 4 - RELATED PARTY TRANSACTIONS

Included in accounts payable at December 31, 1994 and 1995, is accounts payable to previous officers totaling $26,500.

Amounts due to shareholders are for prior services rendered and working capital infusions.

NOTE 5 - INCOME TAXES

The Company has Canadian net operating loss carryforwards for Canadian tax purposes totaling $255,000 Cdn that are available to offset its future Canadian income tax liability. The net Canadian loss carryforwards expire as follows:

                      1996                               $    41,000 Cdn
                      1997                                   214,000 Cdn
                                                         -----------

                                                         $   255,000 Cdn
                                                         ===========

The Company has U.S. net operating loss carryforwards for U.S. tax purposes totaling $769,000 that are available to offset its future U.S. income tax liability. The net U.S. operating loss carryforwards expire as follows:

                      2006                                $       170,000
                      2007                                        362,000
                      2008                                        117,000
                      2009                                        120,000
                                                          ---------------

                                                          $       769,000
                                                          ===============

                              SOLO PETROLEUMS LTD.

                       NOTES TO THE FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                            (STATED IN U.S. DOLLARS)




NOTE 5 - INCOME TAXES
(CONTINUED)

Realization of the benefit of these net operating loss carryforwards appears uncertain, accordingly, a valuation allowance of $127,500 Canadian and U.S. has been recorded against the deferred tax asset resulting from the net operating loss carryforwards. There are no other significant temporary differences for financial and income tax reporting purposes at December 31, 1994 or 1995.

NOTE 6 - SUBSEQUENT EVENT

On May 15, 1996, the Company sold 519,717 shares in a private placement offering of common stock to raise working capital to fund its post-merger business plan. The private placement issued common stock at a price of $1.50 per share and raised $779,575 in capital. Upon completion of the offering, the capital was advanced to ETC for use as working capital.

NOTE 7 - SUPPLEMENTAL CASH FLOW INFORMATION

During the years ended December 31, 1995 and 1994, no cash payments were made for interest or income taxes. There were no non-cash investing or financing activities recorded, during the years ended December 31, 1995 and 1994.

                          INDEPENDENT AUDITORS' REPORT


April 30, 1996

To the Board of Directors and Shareholders of Electronic Transmission Corporation:

We have audited the accompanying balance sheets of Electronic Transmission Corporation (a development stage enterprise), as of December 31, 1994 and 1995 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Electronic Transmission Corporation as of December 31, 1994 and 1995, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

As described in Note 2, the accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has experienced a net loss of $1,093,329 and has not generated any significant revenue since its inception. Additionally, the Company's current assets exceeded its current liabilities by $53,346 at December 31, 1995. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Unless the Company obtains additional financing, it will not be able to meet its obligations as they come due and it will be unable to execute its long-term business plan. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Simonton, Kutac & Barnidge, L.L.P.
Houston, Texas

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)


                                 BALANCE SHEETS

                                     ASSETS


                                                                        December 31,
                                                             ------------------------------------
                                                                    1994              1995
                                                             -----------------  -----------------
Current Assets:
     Cash                                                    $          1,000   $        114,885
     Accounts receivable                                                   --              7,059
     Employee advances                                                     --              5,734
     Advances to shareholder                                               --             82,744
     Prepaid expense                                                       --              9,204
                                                             ----------------   ----------------

         Total current assets                                           1,000            219,626
                                                             ----------------   ----------------

Office furniture and equipment                                             --            169,521
     Less: accumulated depreciation                                        --            (32,173)
                                                             ----------------   ----------------

         Office furniture and equipment, net                               --            137,348
                                                             ----------------   ----------------

             Total Assets                                    $          1,000   $        356,974
                                                             ================   ================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Accounts payable
     Interest payable                                        $             --   $         56,340
     Accrued payroll and payroll taxes                                     --                809
                                                                           --            109,131
                                                             ----------------   ----------------
         Total current liabilities
                                                                           --            166,280
Stockholders' Equity:                                        ----------------   ----------------
     Preferred stock, no par value; 2,000,000 shares
        authorized; no shares issued and outstanding
        as of December 31, 1994 and 1995                                   --                 --
     Common stock, no par value; 8,000,000 shares
        authorized;  6,158,210 and 1,000 shares issued
        and outstanding as of December 31, 1994 and
        1995, respectively                                              1,000          1,494,023
         Deficit accumulated during the development stage                  --         (1,303,329)
                                                             ----------------   ----------------
         Total Stockholders' Equity                                     1,000            190,694
                                                             ----------------   ----------------
         Total Liabilities And Stockholders' Equity          $          1,000   $        356,974
                                                             ================   ================





   The accompanying notes are an integral part of these financial statements.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)


                            STATEMENTS OF OPERATIONS

               Years ended December 31, 1994 and 1995 and Period
            from December 22, 1994 (Inception) to December 31, 1995



                                                                                              Period from
                                                                                              December 22,
                                                                       Years Ended              1994 to
                                                                       December 31,           December 31
                                                              ----------------------------  ----------------
                                                                   1994           1995            1995
                                                              ------------    ------------  ----------------
Service revenues, earned during development stage             $         --    $     66,612  $         66,612

Costs and expenses:
  Direct costs, incurred during development stage                       --          40,764            40,764
  Start up costs                                                        --         939,347           939,347
  Research and development                                              --         179,830           179,830
                                                              ------------    ------------  ----------------

      Total costs and expenses                                          --       1,159,941         1,159,941
                                                              ------------    ------------  ----------------

Loss before income taxes                                                --     (1,093,329)       (1,093,329)

Income tax provision                                                    --              --                --
                                                              ------------    ------------  ----------------

Net loss                                                      $         --    $(1,093,329)  $    (1,093,329)
                                                              ============    ===========   ===============

Loss per common share:
  Primary and full-diluted                                    $         --    $     (0.24)
                                                              ============    ============

Weighted average common shares outstanding:
  Primary and full-diluted                                              53       4,523,146
                                                              ============    ============





   The accompanying notes are an integral part of these financial statements.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)


                       STATEMENTS OF STOCKHOLDERS' EQUITY

         Period from December 22, 1994 (Inception) to December 31, 1995







                                                                                    Deficit
                                                    Common Stock                   Accumulated
                                    -------------------------------------------    During the
                                                       $ Per                       Development
                                        Shares         Share          Amount         Stage          Total
                                    -------------  -------------  -------------  -------------   ------------
Balance at December 22, 1994
  (date of inception)                          --   $         --  $          --   $         --   $         --

  Issuance of shares for cash               1,000         1.0000          1,000             --          1,000
                                    -------------  -------------  -------------  -------------   ------------

Balance at December 31, 1994                1,000                 $       1,000  $          --   $      1,000

  Issuance of shares for business       3,965,100         0.0052         20,751             --         20,751
  Dividend paid                                --                            --       (210,000)      (210,000)
  Issuance of shares for cash              79,000         0.0040            316             --            316
  Issuance of shares for cash
     to related party                      50,000         0.0040            200             --            200
  Issuance of shares for cash             268,449         0.0373         10,000             --         10,000
  Issuance of shares for cash              20,000         0.0500          1,000             --          1,000
  Issuance of shares for cash
     to related party                       4,800         0.0600            288             --            288
  Issuance of shares for cash             258,288         0.1192         30,793             --         30,793
  Issuance of shares for cash             271,430         0.2210         60,000             --         60,000
  Issuance of shares for cash              16,000         0.3125          5,000             --          5,000
  Issuance of shares for cash               5,200         0.3846          2,000             --          2,000
  Issuance of shares for cash             120,212         0.6322         76,000             --         76,000
  Issuance of shares for cash              26,667         0.7500         20,000             --         20,000
  Issuance of shares for cash              58,824         0.8500         50,000             --         50,000
  Issuance of shares for cash
     to related party                      50,000         0.8640         43,200             --         43,200
  Issuance of shares for cash             202,000         1.0000        202,000             --        202,000
  Issuance of shares for cash             582,040         1.2500        727,550             --        727,550
  Issuance of shares for cash
     to related party                      55,200         1.2500         69,000             --         69,000
  Issuance of shares for cash               3,000         1.5000          4,500             --          4,500
  Issuance of shares for cash               5,000         2.5000         12,500             --         12,500





   The accompanying notes are an integral part of these financial statements.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)


                 STATEMENTS OF STOCKHOLDERS' EQUITY (CONTINUED)

         Period from December 22, 1994 (Inception) to December 31, 1995





                                                                                    Deficit
                                                    Common Stock                   Accumulated
                                    -------------------------------------------    During the
                                                       $ Per                       Development
                                        Shares         Share          Amount         Stage          Total
                                    -------------  -------------  -------------  -------------   ------------
  Issuance of shares for services
     to related party                       4,000         1.0000          4,000            --          4,000

  Issuance of shares for furniture
    and equipment                          16,000         2.1200         33,925            --         33,925

  Issuance of shares on conversion
     of convertible debentures             96,000         1.2500        120,000            --        120,000

Net loss                                       --                            --    (1,093,329)    (1,093,329)
                                    -------------                 -------------  ------------    -----------

Balance at December 31, 1995            6,158,210                 $   1,494,023  $ (1,303,329)   $   190,694
                                    =============                 =============  ============    ===========





   The accompanying notes are an integral part of these financial statements.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)


                            STATEMENTS OF CASH FLOWS

               Years ended December 31, 1994 and 1995 and Period
            from December 22, 1994 (Inception) to December 31, 1995



                                                                                               Period from
                                                                                               December 22,
                                                                     Years Ended                 1994 to
                                                                     December 31,              December 31,
                                                           --------------------------------  ---------------
                                                                1994              1995             1995
                                                           ---------------  ---------------  ---------------
Cash Flows from Operating Activities:
    Net loss                                               $            --  $   (1,093,329)  $   (1,093,329)
Adjustments to Reconcile Net Loss to
    Net Cash Used in Operating Activities:
         Non-cash issuance of common stock for
             services rendered                                          --           4,000            4,000
         Depreciation and amortization                                  --          32,173           32,173
         Increase in accounts receivable - trade                        --          (7,059)          (7,059)
         Increase in employee advances                                  --          (5,734)          (5,734)
         Increase in advances to shareholder                            --         (82,744)         (82,744)
         Increase in prepaid expense                                    --          (9,204)          (9,204)
         Increase in accounts payable                                   --          56,340           56,340
         Increase in interest payable                                   --             809              809
         Increase in accrued payroll and payroll taxes                  --         109,131          109,131
                                                           ---------------  --------------   --------------

         Net Cash Used in Operating Activities                          --        (995,617)        (995,617)

Cash Flows From Investing Activities:
         Purchase of office furniture and equipment                     --        (114,845)        (114,845)
                                                           ---------------  --------------   --------------

             Net Cash Used in Investing Activities                      --        (114,845)        (114,845)
                                                           ---------------  --------------   --------------

Cash Flows by Financing Activities:
         Issuance of convertible debentures                             --         120,000          120,000
         Dividend paid                                                  --        (210,000)        (210,000)
         Issuance of common stock for cash                           1,000       1,314,347        1,315,347
                                                           ---------------  --------------   --------------

             Net Cash Provided by Financing Activities               1,000       1,224,347        1,225,347
                                                           ---------------  --------------   --------------

Increase in Cash                                                     1,000         113,885          114,885

Cash, beginning of period                                               --           1,000               --
                                                           ---------------  --------------   --------------

Cash, end of period                                        $        1,000   $      114,885   $      114,885
                                                           ==============   ==============   ==============





   The accompanying notes are an integral part of these financial statements.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994





NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES AND BACKGROUND

Electronic Transmission Corporation ("ETC") is currently in the development stage as it has had no significant revenue. ETC is developing its business plan to provide electronic transaction processing services to the health care market. The principal service being developed is the electronic capture and transfer of medical claims for on-line eligibility, verification and adjudication between health care providers, self-insured organizations, third party administrators and other managed care organizations.

Background -- ETC was incorporated on December 22, 1994 as a Texas corporation to transact any business authorized under the general corporation law of the State of Texas. On April 19, 1995, the Company entered into an agreement to purchase the rights to the technology and business of electronically editing and transmitting medical claims from providers to payment organizations (the Purchased Business) from Sterling National Corporation ("Sterling") by issuing 3,965,100 shares and a cash payment of $210,000. This was not a significant segment of Sterling's core business and the assets were not material to the total operations of Sterling or the Company. Furthermore, the assets acquired have not remained the same as the software purchased has been substantially modified and redesigned. Sterling is a company wholly owned and controlled by the Chairman of the Board and Chief Executive Officer of ETC. The transaction was accounted for using the purchase method as follows:

                 Assets Acquired:
                    Accounts receivable                                          $           5,630
                    Computer hardware                                                        1,403
                    Computer software                                                       13,718
                                                                                 -----------------
                       Total tangible assets                                                20,751

                 Consideration Paid:
                    Cash                                                         $         210,000
                    3,965,100 shares                                                        20,751
                                                                                 -----------------
                       Total Consideration                                                 230,751
                                                                                 -----------------

                 Dividend paid to shareholder                                    $         210,000
                                                                                 =================

Treatment of the excess cash consideration paid for the acquired business is accounted for as a deemed dividend in accordance with generally accepted accounting principles. Goodwill was not recorded since this transaction was consummated with a related party and this treatment would have constituted a step-up in basis. The transaction is reflected in the financial statements as if the transaction occurred on January 1, 1995, in accordance with generally accepted accounting principles.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994





NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES AND BACKGROUND (CONTINUED)

The following supplemental schedule reflects the transaction had the purchase taken place on January 1, 1994. There was no effect on the statement of operations for year ended December 31, 1994.

                                                                 Pro-forma
                                                               December 31,
                                                                   1994
                                                            -------------------
      Assets:
           Accounts Receivable                              $             5,630
           Equipment                                                     15,121
                                                            -------------------
                                                            $            20,751
                                                            ===================

      Liabilities and Stockholder's Equity:
           Accounts payable                                           (209,000)
           Stockholder's Equity                                         188,249
                                                            -------------------

                                                            $            20,751
                                                            ===================

Cash Equivalents -- For purposes of the statement of cash flows, the Company considers any-short-term cash investment with a maturity of three months or less to be a cash equivalent.

Accounts receivable -- The Company's trade receivables arise from sales in the normal course of business. ETC uses the allowance method to account for uncollectible accounts and management feels that all accounts are collectible and no allowance is necessary at December 31, 1995.

Revenue recognition -- The Company recognizes revenue when services are performed.

Office Furniture and Equipment -- Office furniture, computer equipment and office equipment, and software are stated at cost. Maintenance and repairs are charged to operating expense. Costs of significant improvements and renewals are capitalized. Depreciation is provided on the straight-line basis over the following useful lives:

                                                                      Useful
                                                                       Lives
                                                                  -------------
                 Office furniture                                    5 years
                 Computer and office equipment                       3 years
                 Computer software                                   3 years

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994





NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES AND BACKGROUND (CONTINUED)

Periodically, the Company evaluates whether changes have occurred that would require revision of the remaining estimated useful lives of the equipment or rendered the value of the equipment not recoverable. The recoverability is evaluated by estimating the future cash flows expected to result from use of the asset and its eventual disposition. Equipment as of December 31, 1995, is not considered to be impaired.

Start-Up Costs -- Start-up costs incurred during the period of developing ETC's business plan are expensed as incurred in accordance with generally accepted accounting principles.

Research and Development -- Research and development costs incurred are expensed as incurred in accordance with generally accepted accounting principles.

Income Taxes -- ETC utilizes the asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Loss Per Share -- Loss per common share was calculated by dividing the Company's net loss by the weighted average common shares outstanding. Common stock equivalents were excluded from the calculation as such inclusion would have had an anti-dilutive effect; therefore, fully diluted earnings per share is considered to be the same as primary earnings per share. Loss per common share assuming full dilution was calculated in the same manner as described in the preceding paragraph, except that those shares that were issued in connection with debt conversions were assumed to be outstanding for the entire period.

Use of Estimates and Assumptions -- Management uses estimates and assumptions in preparing its financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

Stock-based Compensation -- The Company compensated certain employees for services rendered by issuing shares of common stock to these individuals during 1995. The measurement date for determining compensation costs is the date of the grant. Compensation cost is the excess, if any, of the quoted market price of the stock at grant date over the amount the employee must pay to acquire the stock. Compensation cost is recognized as an expense over the period of employment attributable to the option.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994





NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES AND BACKGROUND (CONTINUED)

New Accounting Standards -- In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock- based Compensation" (SFAS 123), was issued. This statement requires the fair value of stock options and other stock- based compensation issued to employees to either be included as compensation expense in the income statement or the pro forma effect on net income and earnings per share of such compensation expense to be disclosed in the footnotes to the Company's financial statements commencing with the Company's 1996 fiscal year. ETC adopted SFAS 123 on January 1, 1996. Implementation of SFAS No. 123 is not expected to materially impact the Company's financial statements. The Company will continue to measure compensation costs using the "intrinsic value based method" of accounting for stock issued to employees.

NOTE 2 - GOING CONCERN AND CONTINUED OPERATIONS

The financial statements have been prepared on the assumption that the Company will continue as a going concern. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or classification of liabilities which may result from the inability of the Company to continue as a going concern. ETC sustained a net operating loss of approximately $1,093,329 during the year ended December 31, 1995 and has accumulated losses and dividends of approximately $1,303,329 since its inception, December 22, 1994. Cash used by operating activities and dividends for the same periods aggregated approximately $995,617.
Additionally, at December 31, 1995, ETC's current assets exceeded its current liabilities by $53,346. ETC's continued existence depends upon the success of management's efforts to raise sufficient capital to execute its business plan. There can be no degree of assurance given that the Company will be successful in completing additional financing transactions or execute its' business plan to the extent that it will be profitable.

NOTE 3 - OFFICE FURNITURE AND EQUIPMENT

The following is a summary of office furniture and equipment:

      Furniture                                         $         43,056
      Computer & Office Equipment                                 68,752
      Computer Software                                           57,713
                                                        ----------------
                                                                 169,521
      Less:  accumulated depreciation                            (32,173)
                                                        ----------------
                                                        $        137,348
                                                        ================

Depreciation expense is $0 and $32,173 for 1994 and 1995, respectively.

At various times throughout 1995 the Company issued convertible debentures amounting to $120,000 in total. These debentures bore interest at 12% per annum and were convertible into common shares at the option of the holder at a conversion rate of one common share per $1.25 of debenture being converted.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994





NOTE 4 - CONVERTIBLE DEBENTURES

As of December 31, 1995 all debenture holders had exercised their options and converted their debentures into a total of 96,000 common shares.

NOTE 5 - INCOME TAXES

ETC has net operating loss carryforwards totalling $1,093,000 that are available to offset its future income tax liability. The net operating loss carryforwards expire in the year 2010. The realization of the benefits from these net operating loss carryforwards appears uncertain due to going concern questions and the possible effects of the Solo merger discussed in Note 8. Accordingly, a valuation allowance of $372,000 has been recorded in 1995 against the deferred tax asset resulting from the net operating loss carryforward. There are no other significant temporary differences for financial and income tax reporting purposes at December 31, 1994 or 1995.

NOTE 6 - STOCK OPTIONS

During 1995 ETC entered into an employment contract with its C.E.O. and Chairman of the Board under which certain stock options were granted at an exercise price of $0.001 per share and are exercisable as follows:

                                                             Number of
                                                              Shares
                                                           ------------
            Upon consummation of merger                         100,000
                  January 1, 1996                               100,000
                  January 1, 1997                               100,000
                  January 1, 1998                               100,000
                                                           ------------

                                                           $    400,000
                                                           ============

Under various other employment contracts the Company has offered certain stock options which were granted at an exercise price of $0.001 per share to certain employees of the Company that vest at various dates as set out below:

                                                              Number of
                                                                Shares
                                                            -------------
                        1996                                      146,666
                        1997                                       51,667
                        1998                                       46,667
                        1999                                       30,000
                                                            -------------

                                                                  275,000
                                                            =============

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994





NOTE 6 - STOCK OPTIONS (CONTINUED)
Compensation costs will be recognized as an expense over the periods of employment attributable to the options at an amount equal to the excess of the fair market value of the stock at the measurement over the amount the employee must pay. The measurement date is generally the grant date.

NOTE 7 - COMMITMENTS

On January 5, 1995 ETC entered into a long term lease for office premises expiring February 28, 2000. Future minimum lease payments under the terms of the lease are as follows:

                        1996                     $    55,533
                        1997                          58,647
                        1998                          61,761
                        1999                          64,876
                        2000                          10,899
                                                 -----------
                                                 $   251,716
                                                 ===========

Rent expense is $0 and $49,988 for 1994 and 1995, respectively.

On April 19, 1995, ETC entered into an agreement with Texas Administrators, Inc., a Texas corporation ("TAI") being in the business of acting as a third party administrator (a "TPA") for medical claims. The agreement called for TAI to assign the rights to third party administrator accounts for a total purchase price of $75,000, representing 1.15 times one year's contracted revenue. Of the purchase price, $35,000 was paid to TAI subsequent to year end. Additionally, ten (10) monthly payments of $4,000 commencing June 10, 1995, are payable to TAI under an executed promissory note.

The agreement called for ETC to enter into consulting agreements with each of the 3 key employees/sole shareholders of TAI. The consulting agreements called for each of the individuals to assist ETC in retaining and servicing the assigned accounts and to seek out new third party administrator accounts for which the individuals would be paid commissions. The consulting agreements were for a period of one year commencing April 30, 1995. The Company intended to use TAI's third party administrator accounts as a basis to test ETC's electronic processing work flow system for processing self- insured medical claims.

On June 1, 1995 ETC terminated the agreement for breach of contract as the medical claims accounts assigned were not in full force and effect. As of December 31, 1995, ETC has received $26,232 as third party administrator fees from accounts assigned by TAI. ETC does not expect to be successful in recovering the $35,000 paid to TAI for the accounts and accordingly the amount has been expensed in 1995 as research and development third party administrator fees. It is management's expectation that TAI will not challenge the termination of the contract and ETC is seeking court protection releasing it from any obligations to TAI under the contract.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994





NOTE 7 - COMMITMENTS (CONTINUED)

On April 22, 1995 ETC also purchased office furniture from TAI having an estimated value of $33,925, with the issuance of 16,000 common shares of ETC to TAI.

In December 1995, the Company entered into an agreement with a marketing firm to assist in obtaining and servicing customers. A member of the marketing firm is a member of the Board of Directors. Compensation for services rendered to the Company will be paid through November 1997 on a monthly basis equal to 15% of the gross realized revenue from new accounts obtained on behalf of the Company by the firm. In return, the Company has agreed to market the services offered by the marketing representative and will be paid monthly over the same term an amount equal to 10% of the gross realized revenue from new accounts obtained on behalf of the firm by the Company.

The Company has an employee agreement with a shareholder and former officer of the company which expires on August 1, 1996. The shareholder will assist the Company in obtaining financing as deemed necessary and will be paid a commission for any financing obtained during his tenure.

NOTE 8 - SUBSEQUENT EVENTS

In January 1996, the Company entered into a consulting agreement with a director in which the director will perform services for the benefit of the Company for a period of two years ending January 1998. In connection with this agreement, the director was issued options to purchase 100,000 shares of-post-merger Solo common stock from ETC-Texas in compensation for his services.

Between January 1, 1996 and March 31, 1996, ETC made the following additional common share issuances:

                                                            # of            $ per
                                                           Shares           Share            Amount
                                                       -------------    -------------    --------------
Issuance of shares for cash                                  333,100    $        1.25    $      416,375
Issuance of shares for cash                                    3,000             1.00             3,000
Issuance of shares for cash                                   40,000             0.50            20,000
                                                       -------------    -------------    --------------
                                                             376,100                            439,375

Issuance of shares for services                               10,625             1.25            13,281
                                                       -------------                     --------------
Total shares issued                                          386,725                     $      452,656
                                                       =============                     ==============

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994





NOTE 8 - SUBSEQUENT EVENTS (CONTINUED)

Proposed Merger -- As of March 31, 1996, ETC is negotiating a merger with Solo Petroleum Ltd. ("Solo"), an Alberta, Canada based Reporting Issuer. Solo is presently inactive and is attempting to reorganize its affairs. The merger would be effected by Solo issuing 1.25 shares for each issued and outstanding common share in ETC. As of March 31, 1996, ETC has 6,544,935 shares issued and outstanding and accordingly, the merger would result in the issuance of 8,181,169 shares in Solo for all of the issued and outstanding common shares of Electronic Transmission Corporation. The merger is in effect a reverse acquisition and will be accounted for as a recapitalization of Electronic Transmission Corporation, with Electronic Transmission Corporation as the acquirer. Additional, no goodwill or other intangible assets will be recorded.

Solo is subject to a "Cease Trade Order" issued by the Alberta Securities Commission for failing to file annual audited financial statements for the year ended December 31, 1991, and first quarter interim unaudited financial statements for the period ended March 31, 1992 and further that Solo failed to concurrently send the foregoing financial statements to each holder of its securities.

Solo's common shares were automatically removed from The Alberta Stock Exchange (the "ASE") on January 12, 1993, as trading in its securities had been suspended for six months. Solo has no intention to apply to relist on the ASE.

The following is a summary of Solo's proposed activities in connection with the reorganization of its affairs.

    (i)    Common share capital to be consolidated on a 1 for 5 basis;

   (ii)    Solo to change its name to ETC Transaction Corporation;

  (iii) Settle $552,500 of convertible debenture debt by the issuance of 552,500 post consolidation shares;

   (iv) Settle $83,816 of trade creditor debt and $201,111 of shareholder debt by the issuance of 284,927 post consolidation shares;

    (v) Solo to continue out of the Province of Alberta and into the State of Delaware;

   (vi) Solo and ETC to file concurrently with the United States Securities and Exchange Commission (the "SEC") an S-4 Registration Statement for the purpose of registering the Common Shares to be issued and outstanding in Solo, after giving effect to the preceding transactions.

On January 8, 1996, Solo filed with the ASC and sent to its security holders its annual audited financial statements for the years ending December 31, 1991, to and including 1994, and its interim unaudited quarterly financial statements for the periods ending March 31, 1995, June 30, 1995 and September 30, 1995.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994





NOTE 8 - SUBSEQUENT EVENTS (CONTINUED)

On March 12, 1996, in accordance with an order from the Court of Queen's Bench of Alberta allowing Solo to hold its 1990 through 1994 annual meetings in 1996, Solo held a special and annual general meeting of its shareholders at which time items (i), (ii) and (v) were voted and approved.

On March 21, 1996, The Alberta Securities Commission varied its Cease Trade Order for the purposes of completing the merger of Solo and ETC and items (iii) and (iv). The Alberta Securities Commission also ordered that its Cease Trade Order would be revoked forty-eight (48) hours after delivery to the ASC of:

   (i) verification that the SEC has declared effective the Registration Statement on S-4.

  (ii) confirmation by Solo of the issuance of a press release setting out the material terms of the acquisition of ETC and the continuance of Solo out of Alberta and into the State of Delaware.

On March 26, 1996 Solo underwent its name change to "ETC Transaction
Corporation".

On April 1, 1996, Solo consolidated its common shares on a 1 for 5 basis, thereby reducing its common shares issued and outstanding from 3,250,000 to 650,000 before accounting for the additional common share issuances noted below. In addition, Solo issued 552,500 post consolidated shares to debenture holders in settlement of debt and 83,816 post consolidated shares to trade creditors and 201,111 post consolidated shares to shareholders in settlement of debt.

As of December 31, 1995, after the aforementioned debt settlements, Solo has $143,646 in current liabilities and no tangible assets. Subject to the consummation of the merger, ETC would become obligated to extinguish these obligations. As Solo has no tangible assets or means to raise adequate funding to transact its' reorganization, ETC has agreed to fund the reorganization.
For the year ended December 31, 1995 ETC funded $23,281 in such expenditures, all of which has been expensed by ETC in 1995.

The proposed merger is subject to approval by the shareholders of ETC and Solo and certain other regulatory authorities.

In April 1996, The Company entered into an equipment lease agreement and stock option agreement with a leasing company which will effectively be recorded as capital lease by the Company. The agreement is for a term of five years and allows the Company to lease certain equipment for amounts specified in the agreement. Rental payments will be due on the first of each month for thirty months beginning the month following delivery of the equipment. As of May 1996, monthly payments required under the lease agreement amounted to $3,441 expiring in 1998. The Company has agreed to escrow all accounts received which are derived from the use of this equipment, less third party costs, until any class of securities of ETC, or any company with which ETC merges, is registered under the Securities Exchange Act of 1934 or otherwise becomes publicly traded, or the funds in escrow equal the total purchase price of the equipment as stated in the agreement.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994





NOTE 8 - SUBSEQUENT EVENTS (CONTINUED)

At any time during the term of the agreement, the leasing company has the right to 1) sell to ETC any or all of the equipment in exchange for the number of shares of ETC common stock, or stock of any company with which ETC merges, that is equal to the purchase of the equipment divided by $1.25 per share or 2) purchase, at $1.25 per share, the number of shares of ETC stock, or stock of the merged company, equal to the purchase price of the equipment divided by 1.25, and give ETC the option to purchase the equipment at the end of the lease for $1.00; provided, that if ETC issues, agrees to issue or grants an option to purchase ETC stock to any other person for a price less than $1.25 per share, the price payable to the leasing company will be reduced to such lower price.

Under the agreement with the leasing company, ETC has obtained a $500,000 line of credit from the leasing company to be used as working capital. ETC may draw from this line up to 80% of its accounts receivable that are under 65 days due. To secure this line of credit, ETC will pledge shares of its common stock on a two for one basis (i.e., two dollars trade value of its stock for every one dollar drawn from the line of credit). ETC will pay a loan origination fee, beginning three months after ETC merges with a public company, in an amount to 10% of the leasing company's exposure under this agreement including the amount spent to purchase equipment and the amount drawn on the line of credit. This fee will be a cumulative amount calculated each quarter.

The leasing company agreement contains certain restrictive covenants which restrict the Company from issuing securities between the date of the agreement and the completion of the proposed merger and covenants which require the Company to escrow accounts received which are derived by use of the leased equipment. The Company is in violation of this agreement and has obtained a waiver from the leasing company releasing the Company of any claims under this covenant violation.

The Company has issued stock options to certain individuals for the right to purchase shares of post-merger common stock at a price of $1 per one thousand shares in compensation for assistance and services rendered. The stock options are exercisable at various dates and replace stock options dated prior to year ended December 31, 1995. The total number of outstanding stock options under agreements amounted to 558,000 as of June 1, 1996.

In April 1996, the Company made an agreement with a large national self-insured company to provide electronic transaction processing services for insurance claims. The agreement allows for a 90-day trial period for processing claims and the Company has been successful in providing the service at a fee of $1 per claim. The parties are currently in negotiations for a two-year contract which would utilize the Company's technology to electronically process the insurance claims nationally. The Company is engaged in a marketing strategy of utilizing the 90-day trial period with other organizations.

Effective June 1, 1996, the Company issued 220,000 stock warrants which expire on June 15, 1997, and allow the holder of each warrant to purchase one share of common stock at a price of $1.50 per share.

On May 15, 1996, the Company received a cash advance of $779,575 from Solo Petroleums, Ltd. to be used as working capital to fund its post-merger business plan. The capital for the Solo Petroleums, Ltd. cash advance was raised in a private placement offering of Solo common stock.

                      ELECTRONIC TRANSMISSION CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994





NOTE 9 - RELATED PARTY TRANSACTIONS

Advances to Sterling, a company wholly owned by the Chairman of the Board and C.E.O. of ETC, and the company from which ETC acquired its sole business from were fully repaid subsequent to December 31, 1995. During the period January 1, 1996 through March 31, 1996 Sterling has advanced ETC $106,100 for working capital purposes.

The Company has an agreement to purchase equipment from Sterling, an organization which is wholly-owned by the Chairman and Chief Executive Officer. The relationship exists due to Sterling having a purchase contract with an equipment wholesaler which allows Sterling to purchase equipment at a significant discount. Since the Company is able to purchase the equipment from Sterling at the discounted price, the Company intends to utilize this relationship for capital expenditures as deemed necessary in the future.

NOTE 10 - CASH FLOW SUPPLEMENTAL INFORMATION

The following is a schedule of required supplemental cash flow information:

                                                   1994             1995
                                              --------------    -------------
        Interest paid                         $           --    $       6,424
                                              ==============    =============

        Income taxes paid                     $           --    $          --
                                              ==============    =============

                                                                      APPENDIX A





                          AGREEMENT AND PLAN OF MERGER


                                 by and between


                      ELECTRONIC TRANSMISSION CORPORATION,
                              a Texas corporation

                                      and

                          ETC TRANSACTION CORPORATION,
                         an Alberta, Canada corporation





                                  May 1, 1996

ARTICLE/SECTION                                                                                       PAGE
- ---------------                                                                                       ----
RECITALS                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE 1        THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.2     Closing    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.3     Effective Time of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.4     Articles of Incorporation and Bylaws . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.5     Directors and Officers of the Surviving Corporation  . . . . . . . . . . . . . . . .    2

ARTICLE 2        CONVERSION OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         2.1     Conversion of Company Common Stock . . . . . . . . . . . . . . . . . . . . . . . . .    2
         2.2     Stock Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.3     Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.4     Dissenting Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

ARTICLE 3        REPRESENTATION AND WARRANTIES OF TRANSACTION CORP. . . . . . . . . . . . . . . . . .    4
         3.1     Organizations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         3.2     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         3.3     Certain Corporate Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         3.4     Authority Relative to this Agreement . . . . . . . . . . . . . . . . . . . . . . . .    4
         3.5     Consents and Approvals; No Violations  . . . . . . . . . . . . . . . . . . . . . . .    4

ARTICLE 4        REPRESENTATIONS AND WARRANTIES OF ETC-TEXAS  . . . . . . . . . . . . . . . . . . . .    5
         4.1     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         4.2     Capitalization and Ownership of ETC-Texas  . . . . . . . . . . . . . . . . . . . . .    5
         4.3     Certain Corporate Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         4.4     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         4.5     Authority Relative to this Agreement . . . . . . . . . . . . . . . . . . . . . . . .    6
         4.6     Consents and Approvals; No Violations  . . . . . . . . . . . . . . . . . . . . . . .    6
         4.7     Reports    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         4.8     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         4.9     Events Subsequent to Financial Statements  . . . . . . . . . . . . . . . . . . . . .    7
         4.10    Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         4.11    Tax Returns and Audits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         4.12    Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         4.13    Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         4.14    Questionable Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         4.15    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         4.16    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         4.17    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         4.18    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         4.19    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         4.20    Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         4.21    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         4.22    Legal Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         4.23    Broker's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         4.24    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE 5        CONDUCT OF BUSINESS PENDING THE CLOSING  . . . . . . . . . . . . . . . . . . . . . .   12
         5.1     Conduct of Business by ETC-Texas Pending the Closing . . . . . . . . . . . . . . . .   12
         5.2     Other Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE 6        ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         6.1     Access and Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         6.2     Registration Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         6.3     Meetings of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         6.4     Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         6.5     Reimbursement of Transaction Corp. . . . . . . . . . . . . . . . . . . . . . . . . .   14

ARTICLE 7        CONDITIONS TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         7.1     Conditions to Obligations of Each Party to Effect the Closing  . . . . . . . . . . .   15

         7.2     Additional Conditions to Transaction Corp.'s Obligations . . . . . . . . . . . . . .   15
         7.3     Additional Conditions to ETC-Texas' Obligations  . . . . . . . . . . . . . . . . . .   17

ARTICLE 8        REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         8.1     Indemnification by ETC-Texas . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         8.2     Indemnification by Transaction Corp. . . . . . . . . . . . . . . . . . . . . . . . .   18
         8.3     Conditions of Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         8.4     Waiver     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         8.5     Remedies Not Exclusive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

ARTICLE 9        TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         9.1     Termination by Mutual Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         9.2     Termination by Any Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         9.3     Effect of Termination and Abandonment  . . . . . . . . . . . . . . . . . . . . . . .   20

ARTICLE 10       GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         10.1    Notices    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         10.2    Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         10.3    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         10.4    Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         10.5    Separate Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         10.6    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         10.7    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 1, 1996, is made and entered into by and between ETC Transaction Corporation, an Alberta, Canada corporation ("Transaction Corp.") f/k/a Solo Petroleums, Ltd. ("Solo") and Electronic Transmission Corporation, a Texas corporation ("ETC-Texas").

                                    RECITALS

         WHEREAS, the Board of Directors of Transaction Corp. has adopted resolutions approving and adopting the continuance and domestication of Transaction Corp. into a Delaware corporation (the "Continuance") for the purposes of merging with ETC-Texas (the "Merger");

         WHEREAS, the Board of Directors of ETC-Texas has adopted resolutions approving and adopting the Merger;

         WHEREAS, the Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1
                                  THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3 hereof), ETC-Texas shall be merged with and into Transaction Corp. and the separate corporate existence of ETC-Texas shall thereupon cease. Transaction Corp. (sometimes hereinafter referred to as the "Surviving Corporation") shall be the surviving corporation in the Merger. The Merger shall have the effects set forth in the applicable provisions of the Delaware General Corporation Law (the "DGCL") and the Texas Business Corporation Act (the "TBCA").

1.2 Closing. The closing of the Merger (the "Closing") shall take place at a time and place to be mutually agreed upon by ETC-Texas and Transaction Corp. as soon as the conditions set forth in Article 7 have been satisfied or waived or as soon as practicable thereafter. Such date is herein referred to as the "Closing Date."

1.3 Effective Time of the Merger. If all of the conditions to the Merger set forth in Article 7 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in
Article 9, the parties hereto shall cause Articles of Merger (the "Articles of Merger") that meet the requirements of the applicable provisions of the DGCL and the TBCA, respectively, to be properly executed and filed with the Secretary of State of the States of Delaware and Texas, respectively, on the Closing Date. The Merger shall be effective at the time of acceptance of the filing of the Articles of Merger with the Secretary of State of the States of Delaware and Texas in accordance with the DGCL and the TBCA, respectively, or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

1.4 Certificate of Incorporation and Bylaws. In continuing and domesticating into Delaware, Transaction Corp. shall file a Certificate of Incorporation and Bylaws with the Secretary of State of the State of Delaware and such Certificate of Incorporation and Bylaws of Transaction Corp. shall become the Certificate of Incorporation and Bylaws of Transaction Corp. and of the Surviving Corporation, subject always to the right of the Surviving Corporation to amend its Articles of Incorporation and Bylaws in accordance with the laws of the State of Delaware and the provisions of the Certificate of Incorporation and Bylaws.

1.5 Directors and Officers of the Surviving Corporation. The directors and officers of ETC-Texas immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation and shall hold such positions from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law.

                                   ARTICLE 2
                              CONVERSION OF SHARES

2.1 Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Transaction Corp. or ETC-Texas or any holder of capital stock of any of them:





AGREEMENT AND PLAN OF MERGER - Page 1

         (a) Subject to the limitations contained herein, each share of common stock of ETC-Texas, no par value (the "ETC-Texas Common Stock"), issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive one and one-fourth of a share of common stock of Transaction Corp. no par value (the "Transaction Corp. Common Stock").

         (b) All shares of ETC-Texas Common Stock shall be cancelled and cease to be outstanding and each holder of a certificate representing ETC-Texas Common Stock shall thereafter cease to have any rights with respect thereto except as set forth in this Article 2.

2.2 Stock Certificates. At or following the Effective Time, each holder of an outstanding certificate or certificates representing ETC-Texas Common Stock shall surrender the same to Transaction Corp. and Transaction Corp. shall, in exchange therefor, cause to be issued to the holder of such certificate(s) a new certificate representing shares of Transaction Corp. Common Stock in accordance with this Article 2, less any amount required to be withheld under applicable federal, state or local tax requirements, and the surrendered certificate(s) shall be cancelled. Until so surrendered and exchanged, each such certificate shall represent solely the right to receive shares of Transaction Corp. Common Stock in accordance with this Article 2, without interest and less any tax withholding.

2.3 Fractional Shares. No fractional shares of Transaction Corp. Common Stock shall be issued in the Merger. In lieu thereof, all fractional shares of Transaction Corp. Common Stock that a holder of ETC-Texas Common Stock would otherwise be entitled to receive as a result of the Merger shall be automatically converted into the right to receive one full share of Transaction Corp. Common Stock.

2.4 Dissenting Shares. Each share of ETC-Texas Common Stock issued and outstanding immediately prior to the Effective Time not voted in favor of the Merger, the holder of which has given written notice of the exercise of dissenter's rights as required by the TBCA is herein called a "Dissenting Share." Dissenting Shares shall not be converted into or represent the right to receive shares of Transaction Corp. Common Stock pursuant to this Article 2 and shall be entitled only to such rights as are available to such holder pursuant to the TBCA, unless the holder thereof shall have withdrawn or forfeited his dissenter's rights. Each holder of Dissenting Shares shall be entitled to receive the value of such Dissenting Shares held by him in accordance with the applicable provisions of the TBCA. Transaction Corp. will promptly pay to any holder of Dissenting Shares such amount as such holder shall be entitled to receive in accordance with the applicable provisions of the TBCA. If any holder of Dissenting Shares shall effectively withdraw or forfeit his dissenter's rights under the TBCA, such Dissenting Shares shall be converted into the right to receive shares of Transaction Corp. Common Stock in accordance with this Article 2.

                                   ARTICLE 3
              REPRESENTATIONS AND WARRANTIES OF TRANSACTION CORP.

         Transaction Corp. hereby represents and warrants to ETC-Texas as follows:

3.1 Organization. Transaction Corp. has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of Alberta, its province of incorporation, and has the requisite corporate power to carry on its business as now conducted.

3.2 Capitalization. The authorized capital stock of Transaction Corp. consists of an unlimited number of Class "A" Common Shares and an unlimited number of Class "B" Preferred Shares in the capital stock of Transaction Corp. As of the date of this Agreement, 1,487,428 Class "A" Common Shares of Transaction Corp. are issued and outstanding. No Class "B" Preferred Shares have been issued. All of the issued and outstanding shares of Transaction Corp. Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. All shares of Transaction Corp. Common Stock issuable in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable.

3.3 Certain Corporate Matters. Transaction Corp. is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where such failure would not have a material adverse effect on Transaction Corp.'s financial condition, results of operations or business. Transaction Corp. has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

3.4 Authority Relative to this Agreement. Transaction Corp. has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Transaction Corp. and the consummation by Transaction Corp. of the transactions contemplated hereby have been duly authorized by the Board of Directors of Transaction Corp. and, subject to stockholder approval as set forth in this Agreement, no other actions on the part of Transaction Corp. are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Transaction Corp. and constitutes, subject to stockholder approval as set forth in this Agreement, a valid and binding agreement of Transaction Corp., enforceable against





AGREEMENT AND PLAN OF MERGER - Page 2

Transaction Corp. in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

3.5 Consents and Approvals; No Violations. Except for applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws, and the filing and recordation of a certificate of merger or the articles of merger as required by the DGCL and the TBCA, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Transaction Corp. of the transactions contemplated by this Agreement. Neither the execution or delivery of this Agreement by Transaction Corp. nor the consummation by Transaction Corp. of the transactions contemplated hereby, nor compliance by Transaction Corp. with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Certificate of Incorporation or Bylaws of Transaction Corp. (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Transaction Corp. is a party or by which it or its properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Transaction Corp. or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to Transaction Corp. taken as a whole.

                                   ARTICLE 4
                       REPRESENTATIONS AND WARRANTIES OF
                                   ETC-TEXAS

         ETC-Texas hereby represents and warrants to Transaction Corp. as follows:

4.1 Organization. ETC-Texas is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to carry on its business as now conducted.

4.2 Capitalization and Ownership of ETC-Texas. ETC-Texas' entire authorized capital stock consists of 8,000,000 shares of ETC-Texas Common Stock, no par value and 2,000,000 shares of ETC-Texas Preferred Stock, no par value. All shares of ETC-Texas Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and have not been issued in violation of any pre-emptive rights. Except as set forth on Schedule 4.2 hereto, there are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which ETC-Texas is a party or which is binding upon ETC-Texas providing for the issuance by ETC-Texas or transfer by ETC-Texas of additional shares of its capital stock and ETC-Texas has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments based upon the book value, income or other attribute of ETC-Texas.

4.3 Certain Corporate Matters. ETC-Texas is duly licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of ETC-Texas' properties or nature of ETC-Texas' business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, in the future will not, have a material adverse effect on its financial condition, results of operations or business. ETC-Texas has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. ETC-Texas has delivered to Transaction Corp. true, accurate and complete copies of its Articles of Incorporation and Bylaws, which reflect all amendments made thereto at any time prior to the date of this Agreement. The records of meetings of the shareholders and Board of Directors of ETC-Texas are complete and correct in all material respects. The stock records of ETC-Texas and the shareholder lists of ETC-Texas that ETC-Texas has previously furnished to Transaction Corp. are complete and correct in all material respects and accurately reflect the record ownership and the beneficial ownership of all the outstanding shares of ETC-Texas' capital stock and all other outstanding securities issued by ETC-Texas. ETC-Texas is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws in any material respect. ETC-Texas is not in default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

4.4 Subsidiaries. ETC-Texas does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

4.5 Authority Relative to this Agreement. ETC-Texas has the requisite corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution, delivery and performance of this Agreement by ETC-Texas and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of ETC-Texas and, subject to shareholder approval as set forth in this Agreement, no other actions on the part of ETC-Texas are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by ETC-Texas and constitutes, subject to shareholder approval as set forth in this Agreement, a valid and binding obligation of ETC-Texas, enforceable in accordance with its terms, except as such enforcement may be limited by





AGREEMENT AND PLAN OF MERGER - Page 3
bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

4.6 Consents and Approvals; No Violations. Except for applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, and the filing and recordation of a certificate of merger or the articles of merger as required by the DGCL and the TBCA, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by ETC-Texas of the transactions contemplated by this Agreement. Neither the execution or delivery of this Agreement by ETC-Texas nor the consummation by ETC-Texas of the transactions contemplated hereby, nor compliance by ETC-Texas with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Articles of Incorporation or Bylaws of ETC-Texas, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which ETC-Texas is a party or by which it or any of its properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to ETC-Texas, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to ETC-Texas taken as a whole.

4.7 Financial Statements. ETC-Texas has delivered to Transaction Corp. all financial information requested by Transaction Corp. (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and present fairly the financial condition of ETC-Texas as of such dates and the results of its operations and changes in cash flows for such periods.

4.8 Events Subsequent to Financial Statements. Since March 31, 1996, there has not been:

         (a) Any adverse change in the financial condition, results of operations or business of ETC-Texas;

         (b) Any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of ETC-Texas;

         (c) Any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of ETC-Texas;

         (d) Any declaration, setting aside or payment of any dividend or distribution with respect to the shares of capital stock of ETC-Texas or any redemption, purchase or other acquisition of any such shares;

         (e) Any subjection to any lien on any of the assets, tangible or intangible, of ETC-Texas;

         (f) Any incurrence of indebtedness or liability or assumption of obligations by ETC-Texas;

         (g) Any waiver or release by ETC-Texas of any right of any material value;

         (h) Any increase in compensation or benefits to officers or directors of ETC-Texas;

         (i) Any change made or authorized in the Articles of Incorporation or Bylaws of ETC-Texas;

         (j) Except as set forth on Schedule 4.9 hereto, any issuance, transfer, sale or other disposition by ETC-Texas of any shares of its capital stock or other equity securities, or any grant of any options, warrants or other rights to purchase or obtain (including upon conversion or exercise) shares of its capital stock or other equity securities;

         (k) Any loan to or other transaction with any officer, director or shareholder of ETC-Texas giving rise to any claim or right of ETC-Texas against any such person or of such person against ETC-Texas; or

         (l) Any other transaction or commitment entered into other than in the ordinary course of business by ETC- Texas.

4.9 Undisclosed Liabilities. ETC-Texas has no material liability or obligation whatsoever, either accrued, absolute, contingent or otherwise.

4.10 Tax Returns and Audits. ETC-Texas has duly and timely filed or caused to be filed all federal, foreign, state and local income, franchise, sales, value added and property tax returns (the "Tax Returns") required to be filed by it and has paid in full or fully reserved against in the Financial Statements all taxes, interest, penalties, assessments and deficiencies due or claimed to be due by it to foreign, federal, state or local taxing authorities (including taxes on properties, income, franchises, licenses, sales, use and payrolls). The income tax returns filed by ETC-Texas are not being, to the knowledge of ETC-Texas, examined by the Internal Revenue Service (the "IRS") or other applicable taxing authorities for any period. All taxes or estimates thereof that are due as of December 31, 1995, or are claimed or asserted by any taxing authority to be due as of such date, have been (a) timely and appropriately paid so as to avoid penalties for underpayment or (b) accrued for on the balance sheet as of





AGREEMENT AND PLAN OF MERGER - Page 4

December 31, 1995, as contained in the Financial Statements. Except for amounts not yet due and payable, all tax liabilities to which the properties of ETC-Texas may be subject have been paid and discharged. The provisions for income and other taxes payable reflected in the Financial Statements make adequate provision for all then accrued and unpaid taxes of ETC-Texas. There are no tax liens on any property of ETC-Texas, nor are there any pending or threatened examinations or tax claims asserted. ETC-Texas has not been granted any extensions of limitation periods applicable to tax claims. Since December 31, 1996, except jurisdictions in which ETC-Texas filed tax returns, no claim has been made by a taxing authority that ETC-Texas is or may be subject to taxation by that jurisdiction. All copies of Tax Returns delivered to Transaction Corp. by ETC-Texas are true and correct, and any and all notices from foreign, federal, state and local taxing authorities, tax examination reports and statements of deficiencies assessed against or agreed to by ETC-Texas since December 31, 1996 have been made available to Transaction Corp. ETC-Texas is not a party to, or bound by, any tax indemnity, tax sharing or tax allocation agreement. ETC-Texas is not a member of an "affiliated group," as defined in Section 1504(a) of the Code and is not the owner of any interest in a partnership, joint venture, trust, limited liability company or other entity or organization. All positions taken on federal Tax Returns that could give rise to a penalty for substantial understatement pursuant to Section 6662(d) of the Code have been disclosed on such Tax Returns. ETC-Texas has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method. ETC-Texas has no application pending with any taxing authority requesting permission for any changes in any accounting method, and the IRS has not proposed any such adjustment or change in accounting method. ETC-Texas is not subject to any limitation under Section 382 or Section 383 of the Code.

4.11 Real Property. ETC-Texas does not own any real property. ETC-Texas does lease the premises located at 5025 Arapaho Road, Suite 515, Dallas, Texas 75248 as its principal place of business.

4.12 Books and Records. The books and records of ETC-Texas fairly reflect the transactions to which ETC-Texas is a party or by which its properties are bound.

4.13 Questionable Payments. ETC-Texas nor any employee, agent or representative of ETC-Texas has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using ETC-Texas funds or made any payments from ETC-Texas' funds to governmental officials for improper purposes or made any illegal payments from ETC-Texas' funds to obtain or retain business.

4.14     Environmental Matters.

         (a) Environmental Laws. ETC-Texas is not currently in violation of, or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under, any laws or regulations pertaining to health or the environment (hereinafter sometimes collectively called "Environmental Laws"), including without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), and the regulations promulgated thereunder, (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. 6901 et seq.), as amended by the Hazardous and Solid Waste Amendment of 1984 ("RCRA"), and the regulations promulgated thereunder, (iii) any statutes, rules or regulations, whether federal, state or local, relating to asbestos or polychlorinated biphenyls, and (iv) the provisions contained in any applicable state statutes, rules and regulations. This representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the assets and operations of ETC-Texas.

         (b) Use of Assets. To the best knowledge of ETC-Texas, the assets of ETC-Texas have never been used in a manner that would be in violation of any of the Environmental Laws, including without limitation CERCLA, RCRA and any applicable state statutes, rules or regulations.

         (c) Permits. ETC-Texas has not obtained and is not required to obtain, and ETC-Texas has no knowledge of any reason that Transaction Corp. will be required to obtain, any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment owned or leased by ETC- Texas by reason of any Environmental Laws.

         (d) Superfund List. To the best knowledge of ETC-Texas, none of the assets owned or leased by ETC-Texas are on any federal or state "Superfund" list or subject to any environmentally related liens.

4.15 Intellectual Property. Except as set forth on Schedule 4.15, there are no patents and patent applications, trade names, trademark and service mark registrations and applications for or registered trade dress rights, common law trademarks and copyright registrations and applications owned by ETC-Texas or which ETC-Texas is licensed to use.

4.16 Insurance. Except as disclosed on Schedule 4.16, ETC-Texas has no insurance policies in effect.





AGREEMENT AND PLAN OF MERGER - Page 5

4.17 Contracts. Except as disclosed on Schedule 4.17, ETC-Texas has no material contracts, leases, arrangements and commitments (whether oral or written). ETC-Texas is not a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) collective bargaining with, or any representation of any employees by, any labor union or association; (b) the purchase or sale of real property; (c) distribution, agency or construction; and (d) lending or advancing of funds.

4.18 Litigation. ETC-Texas is not subject to any judgment or order of any court or quasijudicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending or, to the best knowledge of ETC-Texas, threatened against ETC-Texas. ETC-Texas is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings or investigations of ETC-Texas, and ETC-Texas knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting ETC-Texas or to which ETC-Texas is a party.

4.19 Employees. ETC-Texas currently leases 30 persons. ETC-Texas has entered into written employment agreements with certain officers and/or directors of ETC-Texas as outlined on Schedule 4.19. ETC-Texas is not a party to or bound by any collective bargaining agreement. There are no loans or other obligations payable or owing by ETC-Texas to any shareholder, officer, director or employee of ETC-Texas, nor are there any loans or debts payable or owing by any of such persons to ETC-Texas or any guarantees by ETC-Texas of any loan or obligation of any nature to which any such person is a party.

4.20 Employee Benefit Plans. ETC-Texas has no (a) non-qualified deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by ETC-Texas within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

4.21 Legal Compliance. No claim has been filed against ETC-Texas alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. ETC-Texas holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted.

4.22 Broker's Fees. ETC-Texas nor anyone on its behalf has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with the Merger or any similar transaction.

4.23 Disclosure. The representations and warranties and statements of fact made by ETC-Texas in this Agreement and in any Schedule hereto are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein or therein not misleading.

                                   ARTICLE 5
                    CONDUCT OF BUSINESS PENDING THE CLOSING

5.1 Conduct of Business by ETC-Texas Pending the Closing. ETC-Texas covenants and agrees that prior to the Closing Date:

         (a) ETC-Texas shall conduct its business and operations only in the usual and ordinary course of business and consistent with past custom and practice;

         (b) ETC-Texas shall not directly or indirectly do any of the following: (i) sell, pledge, dispose of or encumber any of its assets;
         (ii) amend or propose to amend its Articles of Incorporation or Bylaws; (iii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of its capital stock; (iv) redeem, purchase or acquire or offer to acquire any shares of its capital stock or other securities; (v) create any subsidiaries; (vi) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

         (c) ETC-Texas shall not (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, its capital stock; (ii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division or the material assets thereof; (iii) incur any indebtedness for borrowed money, issue any debt securities or guarantee any indebtedness to others; or (iv) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;





AGREEMENT AND PLAN OF MERGER - Page 6

         (d) ETC-Texas shall not enter into any employment, severance or similar agreements or arrangements with, or grant any bonus, salary increase, severance or termination pay to, any officers or directors;

         (e) ETC-Texas shall not adopt any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee;

         (f) Except as otherwise required by its Articles of Incorporation or Bylaws, by this Agreement or by applicable law, ETC-Texas shall not call any meeting of its shareholders;

         (g) ETC-Texas shall (i) use their best efforts not to take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at any time prior to the Closing Date as if then made; and (ii) notify Transaction Corp. of any emergency or other change in the normal course of its business or in the operation of its properties and of any tax audits, tax claims, governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, audit, claim, complaint, investigation or hearing would be material, individually or in the aggregate, to the financial condition, results of operations or business of ETC-Texas, or to the ability of any of the parties hereto to consummate the transactions contemplated by this Agreement;

         (h) ETC-Texas shall notify Transaction Corp. promptly of any material adverse event or circumstance affecting ETC-Texas (including the filing of any material litigation against ETC-Texas or the existence of any dispute with any person or entity which involves a reasonable likelihood of such litigation being commenced); and

         (i) ETC-Texas shall comply with all legal requirements and contractual obligations applicable to its operations and business and pay all applicable taxes.

5.2 Other Actions. Unless approved in writing by Transaction Corp., ETC-Texas shall not take any action or permit any action to occur that might reasonably be expected to result in any of the representations and warranties of ETC- Texas contained in this Agreement becoming untrue after the date hereof or any of the conditions to the Closing set forth in Article 7 of this Agreement not being satisfied.

                                   ARTICLE 6
                             ADDITIONAL AGREEMENTS

6.1 Access and Information. Except for information relating to any claims any party may have against the other, ETC-Texas and Transaction Corp. shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of its books, records, properties and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information as such other party may reasonably request. Each party shall hold in confidence all non-public information until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will upon written request deliver to the other all documents, work papers and other material obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

6.2 Registration Statement. ETC-Texas and Transaction Corp. shall jointly prepare and file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act with respect to all issued and outstanding Transaction Corp. Common Stock as well as stock to be issued in the Merger. The Registration Statement shall also serve as the proxy statement with the respect to the meetings of the respective shareholders of ETC-Texas and Transaction Corp. to approve the Merger and the transactions contemplated thereby. ETC-Texas and Transaction Corp. shall use their reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. ETC-Texas and Transaction Corp. shall use their reasonable best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities or blue sky permits or approvals required to carry out the transactions contemplated by the Registration Statement. The Registration Statement, when declared effective by the SEC, will not include an untrue statement of material fact or omit to state a material fact which is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it is made.

6.3 Press Releases. ETC-Texas and Transaction Corp. shall consult with each other as to the form and substance of any press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby; provided, however, that nothing in this Section 6.3 shall be deemed to prohibit any party hereto from making any disclosure that is required to fulfill such party's disclosure obligations imposed by law, including, without limitation, federal, state or provincial securities laws.





AGREEMENT AND PLAN OF MERGER - Page 7

                                   ARTICLE 7
                             CONDITIONS TO CLOSING

7.1 Conditions to Obligations of Each Party to Effect the Closing. The respective obligations of each party to effect the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

         (a) Transaction Corp. will have been continued and domesticated in the State of Delaware;

         (b) The Registration Statement shall have been deemed and declared effective by the SEC, no stop order with respect thereto shall be in effect and no proceedings for the purpose of suspending the effectiveness of the Registration Statement shall have been issued by the SEC;

         (c) The Merger shall have been approved by the shareholders of ETC-Texas and Transaction Corp., respectively, in accordance with the laws of the State of Texas and the Province of Alberta, respectively; and

         (d) No order shall have been entered and remain in effect in any action or proceeding before any foreign, federal or state court or governmental agency or other foreign, federal or state regulatory or administrative agency or commission that would prevent or make illegal the consummation of the transactions contemplated hereby.

7.2 Additional Conditions to Transaction Corp.'s Obligations. The obligations of Transaction Corp. to effect the Closing are subject to the satisfaction of the following additional conditions on or before the Closing
Date:

         (a) The representations and warranties set forth in Article 4 of this Agreement will be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though then made;

         (b) ETC-Texas shall have performed, in all material respects, each obligation and agreement and complied with each covenant to be performed and complied with by it under Articles 5 and 6 of this Agreement prior to the Closing Date;

         (c) All consents by governmental or regulatory agencies or otherwise that are required for the consummation of the transactions contemplated hereby or that are required for Transaction Corp. to own, operate or control ETC- Texas or any portion of the assets of ETC-Texas to prevent a breach of or a default under or a termination of any agreement material to ETC-Texas to which ETC-Texas is a party or to which any material portion of the assets of ETC-Texas is subject, will have been obtained;

         (d) No action or proceeding before any court or governmental body will be pending or threatened wherein a judgment, decree or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded or which might adversely affect the right of Transaction Corp. to own, operate or control ETC-Texas;

         (e) Transaction Corp. and its financial and legal advisors shall have completed a due diligence review of the business, operations and financial statements of ETC-Texas, the results of which shall be satisfactory to Transaction Corp. in its sole discretion; and

         (f) At the Closing, ETC-Texas shall have delivered or caused to be delivered to Transaction Corp. the following:

                 (i) a certificate executed on behalf of ETC-Texas stating that the conditions set forth in Sections 7.2(a) through (d) of this Agreement have been satisfied;

                 (ii) certified copies of the resolutions duly adopted by ETC-Texas' Board of Directors authorizing and approving the Merger and the execution, delivery and performance of this Agreement;

                 (iii) certified copies of resolutions duly adopted by ETC-Texas' shareholders authorizing and approving the Merger and the execution, delivery and performance of this Agreement;

                 (iv) certificates of good standing or comparable certificates for ETC-Texas from the jurisdiction of its incorporation and from every jurisdiction where a failure to be qualified or licensed would have a material adverse effect on its financial condition, results of operations or business, dated not earlier than five (5) days prior to the Closing Date;

                 (v) a copy of ETC-Texas' Articles of Incorporation certified as of a recent date by the Secretary of State of the State of Texas;

                 (vi) an incumbency certificate of the officers of ETC-Texas;
                 and





AGREEMENT AND PLAN OF MERGER - Page 8

                 (vii) such other documents as Transaction Corp. may reasonably request in connection with the transactions contemplated hereby.

7.3 Additional Conditions to ETC-Texas' Obligations. The obligations of ETC-Texas to effect the Closing are subject to the satisfaction of the following conditions on or before the Closing Date:

         (a) The representations and warranties set forth in Article 3 of this Agreement will be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though then made;

         (b) Transaction Corp. shall have performed, in all material respects, each obligation and agreement and complied with each covenant required to be performed and complied with by it under Article 6 of this Agreement prior to the Closing Date;

         (c) No action or proceeding before any court or governmental body will be pending or threatened wherein a judgment, decree or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded;

         (d) On the Closing Date, Transaction Corp. shall have delivered to ETC-Texas the following:

                 (i) a certificate executed on behalf of Transaction Corp. stating that the conditions set forth in Sections 7.3(a) through (c) of this Agreement have been satisfied;

                 (ii) certified copies of resolutions duly adopted by Transaction Corp.'s Board of Directors authorizing and approving the Merger and the execution, delivery and performance of this Agreement;

                 (iii) certified copies of the resolutions duly adopted by the shareholders of Transaction Corp. authorizing and approving the Merger and the execution, delivery and performance this Agreement;

                 (iv) a good standing certificate for Transaction Corp. from the Secretary of State of the State of Delaware, dated not earlier than five (5) days prior to the Closing Date;

                 (v) a copy of Transaction Corp.'s Certificate of Incorporation certified by the Secretary of State of the State of Delaware;

                 (vi) an incumbency certificate of the officers of Transaction Corp.; and

                 (vii) such other documents as ETC-Texas may reasonably request in connection with the transactions contemplated hereby.

                                   ARTICLE 8
                                    REMEDIES

8.1 Indemnification by ETC-Texas. Subject to the terms and conditions of this Article 8, ETC-Texas agrees to indemnify, defend and hold Transaction Corp. and its directors, officers, agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by any such person or entity by reason of or resulting from a breach of any representation, warranty or covenant of ETC-Texas contained in this Agreement.

8.2 Indemnification by Transaction Corp. Subject to the terms and conditions of is Article 8, Transaction Corp. hereby agrees to indemnify, defend and hold ETC-Texas and its directors, officers, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by any such person or entity by reason of or resulting from a breach of any representation, warranty or covenant of Transaction Corp. contained in this Agreement.

8.3 Conditions of Indemnification. The respective obligations and liabilities of ETC-Texas and Transaction Corp. (the "indemnifying party") to the other (the "party to be indemnified") under Sections 8.1 and 8.2 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

         (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided that the party to be indemnified may participate in the defense with counsel of its own choice, the fees and expenses of which counsel shall be paid by the party to be





AGREEMENT AND PLAN OF MERGER - Page 9
         indemnified unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the party to be indemnified and the party to be indemnified has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case, if the party to be indemnified informs the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the party to be indemnified, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the party to be indemnified, which firm shall be designated in writing by the party to be indemnified).

         (b) If the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

         (c) Notwithstanding the foregoing, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified.

         (d) The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

8.4 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

8.5 Remedies Not Exclusive. The remedies provided in this Article 8 shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

                                   ARTICLE 9
                                  TERMINATION

9.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the mutual consent of the parties hereto.

9.2 Termination by Any Party. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of any party hereto if a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause shall have used all reasonable efforts to remove such injunction, order or decree.

9.3 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to Section 6.1.

                                   ARTICLE 10
                               GENERAL PROVISIONS

10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by telex, telecopy, facsimile or overnight courier, or mailed by registered or certified mail





AGREEMENT AND PLAN OF MERGER - Page 10

(postage prepaid and return receipt requested), to the party to whom the same is so delivered, sent or mailed at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to Transaction Corp.:

                 5025 Arapaho Road, Suite 515
                 Dallas, Texas 75248
                 Attn: L. Cade Havard
                 Phone:  (214) 980-0900
                 Fax:    (214) 980-0929

         (b) if to ETC-Texas:

                 5025 Arapaho Road, Suite 515
                 Dallas, Texas 75248
                 Attn: L. Cade Havard
                 Phone:  (214) 980-0900
                 Fax:    (214) 980-0929

10.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

10.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

10.4 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise.

10.5 Separate Counsel. Each party hereby expressly acknowledges that it has been advised and urged to seek its own separate legal counsel for advice with respect to this Agreement.

10.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

10.7 Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ETC-TEXAS:

ELECTRONIC TRANSMISSION CORPORATION


By:      /s/ L. Cade Havard
         -------------------------------
         Name: L. Cade Havard
         Its:  Chief Executive Officer


TRANSACTION CORP.:

ETC TRANSACTION CORPORATION


By:      /s/ L. Cade Havard
         -------------------------------
         Name: L. Cade Havard
         Its:  Chief Executive Officer





AGREEMENT AND PLAN OF MERGER - Page 11

                                                                      APPENDIX B


                          NOTICE OF CHANGE OF AUDITOR



TO:              THE ALBERTA SECURITIES COMMISSION;
AND TO:          HANS P. CREMERS, CHARTERED ACCOUNTANT
AND TO:          SIMONTON, KUTAC & BARNIDGE, LLP, CERTIFIED PUBLIC ACCOUNTANTS

TAKE NOTICE THAT effective June 1, 1996, ETC Transaction Corporation (the "Company") has appointed Simonton, Kutac & Barnidge, LLP, Certified Public Accountants, (the "Successor Auditor") of Houston, Texas as auditor of the Company for the fiscal year ending December 31, 1996. The former auditor, Hans
P. Cremers, Chartered Accountant (the "Former Auditor"), was not reappointed after the expiry of his term of office in 1996 after he completed the Company's December 31, 1995 annual audited financial statements. This notice is given pursuant to National Policy No. 31.

There were no reservations in the Former Auditor's Report for the period specified in paragraph 3.2 of National Policy No. 31.

The recommendation to appoint the Successor Auditor was considered and approved by the Company's Board of Directors.

In the opinion of the Company, there were no reportable events occurring prior to the termination of the Former Auditor in 1996.

         DATED at Dallas, Texas this ______ day of June, 1996.

                                        ETC TRANSACTION CORPORATION


                                 per:
                                        ----------------------------------------
                                        L. Cade Havard, President

                                                                      APPENDIX C


                          CERTIFICATE OF DOMESTICATION


         The undersigned, L. Cade Havard, Chief Executive Officer of ETC Transaction Corporation, in accordance with the provisions of Section 388 of Title 8 of the Delaware Code does hereby certify:

         1. The corporation was first formed on September 5, 1986 in Calgary, Alberta, Canada under the name Solo Petroleums Ltd.

         2. The name of the corporation immediately prior to the filing of this Certificate of Domestication was ETC Transaction Corporation.

         3. The name of the corporation as set forth in its Certificate of Incorporation is ETC Transaction Corporation.

         4. The jurisdiction that constituted the seat, siege social, principal place of business or central administration of the corporation immediately prior to the filing of this Certificate of Domestication was Calgary, Alberta, Canada.

         IN WITNESS WHEREOF, I, being the Chief Executive Officer and being duly authorized to sign this Certificate of Domestication on behalf of the corporation have made, signed and sealed this Certificate of Domestication on _____________, 1996.


                                      ETC TRANSACTION CORPORATION


                                      By:
                                         ---------------------------------------
                                         L. Cade Havard, Chief Executive Officer





CERTIFICATE OF DOMESTICATION - SOLO

                                  APPENDIX "D"

                          CERTIFICATE OF INCORPORATION

                                       OF

                          ETC TRANSACTION CORPORATION


         I, the undersigned natural person acting as an incorporator of a corporation (hereinafter called the "Corporation") under the General Corporation Law of the State of Delaware (the "DGCL"), do hereby adopt the following Certificate of Incorporation for the Corporation:

         FIRST:  The name of this corporation is ETC Transaction Corporation.

         SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle. The name of the registered agent of the Corporation at such address is CT Corporation Systems.

         THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts or activity for which corporations may be organized under the DGCL. The Corporation will have perpetual existence.

         FOURTH: The Corporation shall have authority to issue two classes of shares to be designated respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Seventeen Million (17,000,000) shares of which Fifteen Million (15,000,000) shall be Common Stock and Two Million (2,000,000) shall be Preferred Stock. Each share of Common Stock shall have a par value of $0.001, and each share of Preferred Stock shall have a par value of $1.00.

         The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series, each of which shall have such designation(s) or title(s) as may be fixed by the Board of Directors prior to the issuance of any shares thereof. The Board of Directors is hereby authorized to fix or alter the dividend rates, conversion rights, rights and terms of redemption, including sinking fund provisions, the redemption price or prices, voting rights and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The rights, powers, preferences, limitations and restrictions, if any, accompanying such shares of Preferred Stock shall be set forth by resolution of the Board of Directors providing for the issue thereof prior to the issuance of any shares thereof, in accordance with the applicable provisions of the DGCL. Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.

         FIFTH: The name of the incorporator is George L. Diamond, and the mailing address of such incorporator is Looper, Reed, Mark & McGraw Incorporated, 1601 Elm Street, Suite 4100, Dallas, Texas 75201.

         SIXTH: The number of directors constituting the initial board of directors is six (6), and the names and addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

                 Name                                       Address
                 ----                                       -------
                 L. Cade Havard                             5025 Arapaho Road
                                                            Suite 515
                                                            Dallas, Texas 75248

                 Elaine Boze                                5025 Arapaho Road
                                                            Suite 515
                                                            Dallas, Texas 75248

                 Timothy P. Powell                          5025 Arapaho Road
                                                            Suite 515
                                                            Dallas, Texas 75248





CERTIFICATE OF INCORPORATION - Page 1

                 Michael Eckstein                           5025 Arapaho Road
                                                            Suite 515
                                                            Dallas, Texas 75248

                 David O. Hannah                            5025 Arapaho Road
                                                            Suite 515
                                                            Dallas, Texas 75248

                 Rick L. Snyder                             5025 Arapaho Road
                                                            Suite 515
                                                            Dallas, Texas 75248

         SEVENTH: Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

         EIGHTH: The directors of the Corporation shall have the power to adopt, amend and repeal the bylaws of the Corporation.

         NINTH: No contract or transaction between the Corporation and one or more of its directors, officers or stockholders, or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers or stockholders are directors, officers or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

         TENTH: The Corporation shall indemnify any person who was, is or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Tenth is in effect. Any repeal or amendment of this Article Tenth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Tenth. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.





CERTIFICATE OF INCORPORATION - Page 2

         Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article Tenth shall extend to proceedings involving the negligence of such person.

         The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

         As used herein, the term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

         The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Section 145 of the DGCL.

         ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper benefit. Any repeal or amendment of this Article Eleventh by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Eleventh, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the DGCL.

         TWELFTH:     The Corporation prohibits the use of a written consent
in lieu of any meeting of the stockholders of the Corporation.

         THIRTEENTH: Cumulative voting with respect to the election of directors is expressly prohibited.

         FOURTEENTH:  The Corporation expressly elects not to be governed by
Section 203 of the DGCL.

         I, the undersigned, for the purpose of forming the Corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation and do certify that this is my act and deed and that the facts stated herein are true and, accordingly, I do hereunto set my hand on _______________, 1996.


                                        ----------------------------------------
                                        GEORGE L. DIAMOND





CERTIFICATE OF INCORPORATION - Page 3

                                                                      APPENDIX E



                                                              September 13, 1996



ETC Transaction Corporation
5025 Arapaho Road, Suite 515
Dallas, Texas
U.S.A.  75248


Ladies and Gentlemen:

                    RE: AGREEMENT AND PLAN OF MERGER BETWEEN ELECTRONIC TRANSMISSION CORPORATION ("ETC-TEXAS") AND ETC TRANSACTION CORPORATION (THE "COMPANY")

          Our opinion has been requested on certain specific matters of Canadian federal income tax law with respect to ETC Transaction Corporation, an Alberta corporation (the "Company") under the circumstances described below. This letter is intended solely for the use of the Company, and accordingly, it is not intended to be, and should not be, relied upon by any person, or entity, other than the Company.

          We have acted as special Canadian tax counsel for the Company in connection with the Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Electronic Transmission Corporation, a Texas corporation ("ETC-Texas") will merge into the Company after the Company continues and domesticates in the state of Delaware, all as described in the Company's Form S-4 Registration Statement (the "Registration Statement"). In such capacity, we have familiarized ourselves with the Merger Agreement and the Registration Statement. The specific matters of Canadian federal income tax law upon which you have requested our opinion are:

a) that the shareholders of the Company will not recognize gain or loss solely due to the continuation and domestication of the Company from Alberta to Delaware;

b) that the shareholders of the Company will not recognize gain or loss solely due to the merger of ETC-Texas into the Company, unless a shareholder otherwise elects to recognize such gain or loss;

c) that the Company will be deemed to dispose of all its property at fair market value immediately before the deemed year end immediately before the continuance and may have a liability for tax under Part XIV of the Income Tax Act (Canada); and

d) that dissenting shareholders of the Company who receive cash in respect of their shares of the Company will recognize a gain or loss, and possibly a deemed dividend.

          No other opinions have been requested and no other opinions are expressed or implied.

          Our opinions are based upon the facts as set forth below, which facts the Company has represented to us by its Certificate dated September 12, 1996 that we may assume for purposes of these opinions. We have no reason to believe that any of these represented facts are not true and accurate or that any assumed future event will not occur as contemplated. Further, we have no reason to believe that we cannot rely upon the Company's statements relating to these facts and events. However, we have no knowledge or information regarding the formation, operation, management, tax status or finances of the Company or ETC-Texas, other than as the Company has represented to us. To the extent the facts of any actual situation are different from those relied upon, our opinions should be disregarded as they might be different under the actual facts than as stated below.

          The Company has represented to us that for purposes of our opinions we may assume the following facts.

i) The accuracy of the matters contained in the Company's Form S-4 Registration Statement.

ii) The Company will continue and domesticate into the state of Delaware (the "Continuance"). Upon the Continuance, holders of issued and outstanding shares of the Company ("Company Common Stock"), who do not exercise their rights of dissent and appraisal, shall receive one share of the common capital stock of the Company, as continued and domesticated (the "Continued Common Stock") for each share of Company Common Stock held before the Continuance.

iii) At the time of the Continuance, the Company Common Stock will not be listed on any stock exchange.

iv) Immediately before the Continuance, the fair market value of the Company's property will be less than the aggregate of its liabilities and "paid-up capital" as defined in the Income Tax Act (Canada).

v) As of the effective time of the Merger Agreement (the "Effective Time") and by virtue of the Continuance and the Merger Agreement, each share of ETC-Texas common stock issued and outstanding immediately prior to the Effective Time will be converted into 1.25 shares of validly issued, fully paid and non-assessable shares of Continued Common Stock. Therefore, former holders of ETC-Texas common stock (except holders who exercise dissenter's rights of appraisal) will hold Continued Common Stock issued pursuant to the Merger Agreement. No fractional shares of the Company will be issued pursuant to the Merger Agreement. Holders of each share of ETC-Texas common stock who would have otherwise been entitled to fractional shares based on the exchange formula described above will instead receive one share of Continued Company Stock.

vi) Substantially all of the shares (i.e., more than 90%) of the Company and ETC-Texas will be exchanged for or become shares of the Company by virtue of the Merger.

vii) Substantially all of the property and liabilities (i.e., more than 90%) of the Company and ETC-Texas will become the property and the liabilities of the Company by virtue of the merger (with the exception of amounts receivable from or payable to the other corporation).

viii) Shareholders of the Company who exercise their dissent rights with respect to the Continuance or merger will be paid fair value by the Company.


          Our opinions are based on the current provisions of the Income Tax Act (Canada), the Regulations thereunder, the current provisions of the Canada-United States Income Tax Convention, 1980, as amended, and our understanding of the current administrative practices of Revenue Canada, Customs, Excise & Taxation ("Revenue Canada"). Our opinions take into account the amendments to the Income Tax Act and Regulations publicly announced by the Minister of Finance prior to the date hereof (the "Proposed Amendments") and assume that all Proposed Amendments will be enacted in their present form although no assurances can be given that the Proposed Amendments will be enacted in the form proposed, or at all. Our opinions do not take into account or anticipate any changes in law, whether by legislative or judicial decision or action, nor do they take into account provincial, territorial or foreign income tax legislation.

          Based upon our review of the Merger Agreement, the Registration Statement and such other documents as we have deemed necessary, upon the assumptions set forth above, and upon the representations made to us by the Company, and assuming the Continuance and the merger and all other events occur as contemplated in the Merger Agreement and the Registration Statement, our opinions are:

1. Shareholders of the Company will not recognize gain or loss solely due to the continuation and domestication of the Company from Alberta to Delaware.

2. The shareholders of the Company will not recognize gain or loss as a result of the merger of ETC-Texas into the Company unless a shareholder otherwise elects to recognize such gain or loss.

3. The Company will be deemed to dispose of all its property at fair market value immediately before the deemed year end immediately before the Continuance and may have a liability for tax under Part XIV of the Income Tax Act (Canada).

4. Dissenting shareholders of the Company who receive cash in respect of their shares of the Company will recognize a gain or loss and, if payment is received before the Continuance, possibly a deemed dividend.


          This opinion does not deal with the specific circumstances of any particular shareholder of the Company. EACH SHAREHOLDER OF THE COMPANY SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE CONTINUANCE AND THE MERGER AGREEMENT TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, TERRITORIAL, PROVINCIAL AND FOREIGN TAX LAWS.

          You have not asked for, and we do not express, any opinion concerning the tax consequences of the Continuance or Merger Agreement other than those expressly set forth above.

          We express no opinion with respect to the effect of any laws other than the federal income tax laws of Canada.

          Our opinions are rendered as of the date hereof based on the facts in existence on the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes or any new developments, whether material or not material, that may be brought to our attention at a later date. Any change in the facts and assumptions stated above, upon which these opinions are based, could modify the conclusions.

          This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the inclusion of this opinion as an Appendix to the Joint Proxy Statement/Prospectus and/or to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Felesky Flynn, Barristers & Solicitors, under the heading "Certain Canadian Federal Income Tax Consequences of the Continuance and the Merger" in the Registration Statement.

                                   Yours truly,

                                   FELESKY FLYNN

                                                                      APPENDIX F


                          LOOPER, REED, MARK & McGRAW
                                  INCORPORATED
                                   ATTORNEYS
                            4100 THANKSGIVING TOWER
                                1601 ELM STREET                   HOUSTON OFFICE
                              DALLAS, TEXAS 75201                  713-625-9100
                                 214-654-4135              TELECOPY 713-625-9191
                             TELECOPY 214-953-1332



                               September 13, 1996



Electronic Transmission Corporation
5025 Arapaho Road, Suite 515
Dallas, Texas 75248

         Re: Agreement and Plan of Merger between Electronic Transmission Corporation ("ETC-Texas") and ETC Transaction Corporation (the "Company")

Ladies and Gentlemen:

         Our opinion has been requested on certain specific matters of U.S. Federal Income Tax law with respect to Electronic Transmission Corporation, a Texas corporation ("ETC-Texas") under the circumstances described below. This letter is intended solely for the use of ETC-Texas, and accordingly, it is not intended to be, and should not be, relied upon by any person, or entity other than ETC-Texas.

         We have acted as special counsel for ETC-Texas in connection with the Agreement and Plan of Merger (the "Merger Agreement") pursuant to which ETC-Texas will merge into ETC Transaction Corporation, a Delaware corporation (the "Company"), which is proposed to be the continuation and domestication of ETC Transaction Corporation, an Alberta, Canada corporation ("ETC-Canada"), all as described in ETC-Canada's Form S-4 Registration Statement, as amended (the "Registration Statement"). In such capacity, we have familiarized ourselves with the Merger Agreement and the Registration Statement. The specific matters of federal income tax law upon which you have requested our opinion are:

          (i) that the Merger Agreement between ETC-Texas and the Company will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

          (ii) that no gain or loss will be recognized by the Company or ETC-Texas as a result of the Merger Agreement;

         (iii) that the federal tax basis of ETC-Texas assets in the hands of the Company will be the same as the federal tax basis of those assets in the hands of ETC-Texas immediately prior to the Merger Agreement, and that the holding period of the ETC-Texas assets in the hands of the Company will include the period during which such assets were held by ETC-Texas;

          (iv) that the shareholders of ETC-Texas will not recognize gain or loss with respect to the their sole receipt of common stock of the Company ("Company Common Stock") in exchange for their shares of common stock in ETC-Texas ("ETC-Texas Common Stock"); and

           (v) that the federal tax basis and holding period for the shares of the Company Common Stock received by ETC-Texas shareholders will be the same as the federal tax basis and holding period for the ETC-Texas Common Stock exchanged therefor, provided that, for purposes of the holding period, the ETC-Texas Common Stock was held as a capital asset as of the Merger Agreement.

Electronic Transmission Corporation
September 13, 1996
Page 2




         Other than the above specific requested tax opinions, no other opinions have been requested and no other opinions are expressed or implied.

         Our opinions are based upon the existence of the facts as set forth below, which facts ETC-Texas has represented to us by its Certificate dated September 11, 1996 that we may assume for purposes of this opinion. We have no reason to believe that any of these represented facts are not true and accurate or that any assumed future events will not occur as contemplated. Further, we have no reason to believe that we cannot rely upon ETC-Texas' statement relating these facts and events. However, we have no knowledge or information regarding the formation, operation, management or finances of ETC-Texas, ETC-Canada, or the Company, other than as ETC-Texas has represented to us. To the extent the facts of any actual situation are different from those relied upon, our opinion should be disregarded as it might be different under the actual facts than as stated below.

         ETC-Texas has represented to us that for purposes of this opinion we may assume the following:

         (a)     The accuracy of the matters contained in the Registration
Statement;

         (b) ETC-Canada will continue and domesticate into the state of Delaware and be succeeded by the Company (the "Continuation"). Substantially all of the historic shareholders (i.e., more than 99%) of ETC-Canada will become shareholders of the Company after the Continuation is complete.

         (c) As of the effective time of the Merger Agreement (the "Effective Time") and by virtue of the Continuation and the Merger Agreement, each share of ETC-Texas Common Stock issued and outstanding immediately prior to the Effective Time will be converted into 1.25 shares of validly issued, fully paid and nonassessable shares of Company Common Stock. Therefore, former holders of ETC-Texas Common Stock (except holders who exercise dissenters' rights of appraisal) will hold Company Common Stock issued pursuant to the Merger Agreement. No fractional shares of the Company will be issued pursuant to the Merger Agreement. Holders of ETC-Texas Common Stock who would have otherwise been entitled to fractional shares based on the exchange formula described above will instead receive one share of Continued Common Stock in lieu of fractional shares.

         (d) The Company will continue the historic business of ETC-Texas, utilizing the historic assets of ETC- Texas.

         (e) There is no plan or intention on the part of holders of ETC-Texas Common Stock to sell, exchange or otherwise dispose of a number of shares of the Company Common Stock received pursuant to the Merger Agreement that would reduce the ETC-Texas historic shareholders' ownership of the Company Common Stock to a number of shares having a value, as of the Effective Time of the Merger Agreement, of less than 50% of the value of all of the formerly outstanding shares of ETC-Texas Common Stock as of the same date. For purposes of this assumption, shares of ETC-Texas Common Stock exchanged for cash in lieu of fractional shares will be treated as outstanding ETC-Texas Common Stock as of the date of the Merger Agreement.

         (f) ETC-Texas shall pay the expenses incurred in connection with the transaction.

         (g) The payment of one share of Continued Common Stock to ETC-Texas shareholders in lieu of fractional shares of the Company Common Stock is solely for the purpose of avoiding the expense and inconvenience to the Company of issuing fractional shares and does not represent separately bargained for consideration.

         (h) The Company has no plan or intention to redeem or otherwise reacquire any of its stock issued in the transaction.

         (i) The number of shares of the Company Common Stock received by each ETC-Texas stockholder in exchange for his or her ETC-Texas Common Stock was determined in arms-length negotiations between the Company and ETC-Texas. The merger of ETC-Texas into the Company has an identifiable business purpose, and is not being undertaken for the purpose of tax avoidance.

Electronic Transmission Corporation
September 13, 1996
Page 3


         Based upon our review of the Merger Agreement, the Registration Statement and such other documents as we have deemed necessary, upon the assumptions set forth above, and upon the representations made to us by ETC-Texas, we are of the opinion that, assuming the Continuation and the merger and all other events occur as contemplated in the Merger Agreement and the Registration Statement, under the United States federal income tax laws in effect on the date hereof:

         (1) The merger and acquisition by the Company of substantially all of the assets of ETC-Texas in exchange for shares of Company Common Stock will constitute a reorganization within the meaning of Section 368(a) of the Code. The Company and ETC-Texas will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

         (2) No gain or loss will be recognized by the Company or ETC-Texas as a result of the exchange of substantially all of the assets of ETC-Texas for Company Common Stock.

         (3) The federal tax basis of ETC-Texas assets in the hands of the Company will be the same as the federal tax basis of those assets in the hands of ETC-Texas immediately prior to the Effective Time of the Merger Agreement. The holding period of the ETC-Texas assets in the hands of the Company will include the period during which such assets were held by ETC-Texas.

         (4) Shareholders of ETC-Texas Common Stock who receive solely shares of Company Common Stock in exchange for their ETC-Texas Common Stock will not recognize any gain or loss as a result of the Merger Agreement.

         (5) The federal tax basis and holding period for the shares of the Company Common Stock received by ETC- Texas shareholders will be the same as the federal tax basis and holding period for the ETC-Texas Common Stock exchanged therefor, provided that, for purposes of the holding period, the ETC-Texas Common Stock was held as a capital asset at the Effective Time.

         The discussion set forth above does not address the state, local or foreign tax aspects of the Continuation or the Merger Agreement. The discussion is based on currently existing provisions of the Code, existing and proposed treasury regulations thereunder, and current administrative rulings and court decisions. All of the foregoing is subject to change and any such change could affect the continuing validity of the discussion. The opinion does not deal with the specific circumstances of any particular ETC-Texas shareholder. EACH ETC-TEXAS SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISER AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER AGREEMENT TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

         You have not asked for, and we do not express, any opinion concerning the tax consequences of the Merger Agreement other than those expressly set forth above. The foregoing opinion is qualified, and no opinion is expressed as to the federal income tax consequences of the Continuation.



         We express no opinion with respect to the effect of any laws other than the federal income tax laws of the United States of America.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the inclusion of this opinion as an Appendix to the Joint Proxy Statement/Prospectus and/or to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Looper, Reed, Mark & McGraw Incorporated under the heading "Certain Federal Income Tax Consequences" in the Registration Statement and the Joint Proxy Statement/Prospectus.

                                        Very truly yours,

                                        LOOPER, REED, MARK & McGRAW INCORPORATED



                                        By:   /s/ Looper, Reed, Mark & McGraw
                                           -------------------------------------

                                                                      APPENDIX G

                            DISSENTERS' RIGHTS UNDER
                       ALBERTA BUSINESS CORPORATIONS ACT


184(1)   Subject to sections 185 and 234, a holder of shares of any class of a corporation may dissent if the corporation resolves to

         (a) amend its articles under section 167 or 168 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class,

         (b) amend its articles under section 167 or 168 to add, change or remove any restrictions on the business or businesses that the corporation may carry on,

         (c)     amalgamate with another corporation, otherwise than under
                 section 178 or 180.1,

         (d)     be continued under the laws of another jurisdiction under
                 section 182, or

         (e) sell, lease or exchange all or substantially all its property under section 183.

(2) A holder of shares of any class or series of shares entitled to subsection (20), a shareholder entitled to vote under section 170, other than section 170(1)(a), may dissent if the corporation resolves to amend its articles in a manner described in that section.

(3)      In addition to any other right he may have, but subject to section
(20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares held by him in respect of which he dissents, determined as of the close of business on the last business day before the day on which the resolution from which he dissents was adopted.

(4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by him or on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

(5) A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) or (2)

         (a) at or before any meeting of shareholders at which the resolution is to be voted on, or

         (b) if the corporation did not send notice to the shareholder of the purpose of the meeting or of his right to dissent, within a reasonable time after he learns that the resolution.

(6) An application may be made to the Court by originating notice after the adoption of a resolution referred to in subsection (1) or (2)

         (a)     by the corporation, or

         (b) by a shareholder if he has sent an objection to the corporation under subsection (5)

to fix the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section.

(7) If an application is made under subsection (6), the corporation shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer to pay him an amount considered by the directors to be the fair value of the shares.

(8) Unless the Court otherwise orders, an offer referred to in subsection (&) shall be sent to each dissenting shareholder

         (a) at least 10 days before the date on which the application is returnable, if the corporation is the applicant, or

         (b) within ten days after the corporation is served with a copy of the originating notice, if a shareholder is the applicant.

(9)      Every offer made under subsection (7) shall

         (a)     be made on the same terms, and

         (b) contain or be accompanied by a statement showing how the fair value was determined.

(10) A dissenting shareholder may make an agreement with the corporation for the purchase of his shares by the corporation, in the amount of the corporation's offer under subsection (7) or otherwise, at any time before the Court pronounces an order fixing the fair value of the shares.

(11)     A dissenting shareholder

         (a) is not required to give security for costs in respect of an application under subsection (6), and

         (b) except in special circumstances shall not be required to pay the costs of the application or appraisal.

(12) In connection with an application under subsection (6), the Court may give directions for

         (a) joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Court, are in need of representation,

         (b) the trial of issues and interlocutory matters, including pleadings and examinations for discovery,

(13)     On an application under subsection (6), the Court shall make an order

         (a) fixing the fair value of the shares in accordance with subsection (3) of all dissenting shareholders who are parties to the application,

         (b) giving judgment in that amount against the corporation and in favor of each of those dissenting shareholders, and

         (c) fixing the time within which the corporation must pay that amount to a shareholder.

(14)     On

         (a) the action approved by the resolution from which the shareholder dissents becoming effective,

         (b) the making of an agreement under subsection (10) between the corporation and the dissenting shareholder as to the payment to be made by the corporation for his shares, whether by the acceptance of the corporation's offer under subsection (7) or otherwise, or

         (c)     the pronouncement of an order under subsection (13),

whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of his shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be.

(15) Subsection 14(a) does not apply to a shareholder referred to in subsection (5)(b).

(16)     Until one of the events mentioned in subsection (14) occurs,

         (a)     the shareholder may withdraw his dissent, or

         (b)     the corporation may rescind the resolution,

and in either event proceedings under this section shall be discontinued.

(17) The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder ceases to have any rights as a shareholder by reason of subsection
(14) until the date of payment.

(18) If subsection (20) applies, the corporation shall, within 10 days after

         (a)     the pronouncement of an order under subsection (13), or

         (b) the making of an agreement between the shareholder and the corporation as to the payment to be made for his shares,

notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

(19) Notwithstanding that a judgment has been given in favor of a dissenting shareholder under subsection (13)(b), if subsection (20) applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw his notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to his full rights as a shareholder, failing which he retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in prior to its shareholders.

(20) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

         (a) the corporation is or would after the payment be unable to pay its liabilities as they become due, or

         (b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

                                                                      APPENDIX H

                            DISSENTERS' RIGHTS UNDER
                         TEXAS BUSINESS CORPORATION ACT


ART. 5.11.       RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN
CORPORATE ACTIONS

         A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

         (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

         (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation requiring the special authorization of the shareholders as provided by this Act;

         (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

         B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if (1) the shares held by the shareholder are part of a class shares of which are listed on a national securities exchange, or are held of record by not less than 2,000 holders, on the record date fixed to determine the shareholders entitled to vote on the plan of merger or the plan of exchange, and (2) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for his shares any consideration other than (a) shares of a corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series of shares of which are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange, or (ii) held of record by not less than 2,000 holders, and (b) cash in lieu of fractional shares otherwise entitled to be received.

ART. 5.12.  PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTIONS

         A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

         (1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten
(10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

         (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of

Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand with the twenty (20) day period shall be bound by the action.

         (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
(60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

         (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

         B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

         C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

         D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

         E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

         F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

         G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

ART. 5.13.  PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

         A. Any shareholder who had demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

         B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

         C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to
Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), brought against them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding. Article Tenth of the Certificate of Incorporation of the Surviving Corporation together with Article VI of its Bylaws provide for indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding because such person is or was an officer or director of the Surviving Corporation or is a person who is or was serving at the request of the Surviving Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service relating to employee benefit plans, to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Surviving Corporation's Certificate of Incorporation and the Bylaws were adopted or as may be thereafter amended.
Article VI of the Surviving Corporation's Bylaws and Article Tenth of its Certificate of Incorporation expressly provide that they are not the exclusive methods of indemnification.

         Article VI of the Bylaws and Article Tenth of the Certification of Incorporation also provide that the Surviving Corporation may maintain insurance, at its own expense, to protect itself and any director, officer, employee or agent of the Surviving Corporation or of another entity against any expense, liability or loss, regardless of whether the Surviving Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director' duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock), or (iv) for any transaction from which the director derived an improper personal benefit. Article Eleventh of the Surviving Corporation's Certificate of Incorporation contains such a provision.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 21.                  EXHIBITS AND FINANCIAL SCHEDULES

         A.      Exhibits:

 EXHIBIT
 NUMBER                                            DESCRIPTION OF EXHIBITS
 ------        ----------------------------------------------------------------------------------------------

   2.1**       Agreement and  Plan of  Merger  dated as  of May 1,  1996,  by and  among the  Registrant  and
               Electronic Transmission Corporation.
   3.1**       Articles of Incorporation of the Registrant, dated September 5, 1986.
   3.2**       Articles  of Amendment  to the Articles  of Incorporation  of the  Registrant, dated March 26,
               1996.

   3.3**       Bylaws of the Registrant, dated September 5, 1986.
   3.4**       Form of Certificate  of Incorporation of  the Registrant, as  continued and domesticated  into the State of Delaware

   3.5**       Form of Bylaws of the Registrant, as continued and domesticated into the State of Delaware.

 EXHIBIT
 NUMBER                                            DESCRIPTION OF EXHIBITS
 ------        ----------------------------------------------------------------------------------------------

   4.1**       Specimen of Continued Common Stock Certificate.

   5.1**       Opinion of Looper, Reed,  Mark & McGraw Incorporated regarding the  legality of the securities being registered.

   5.2**       Opinion  of  Beaumont  Church, Barristers  and  Solicitors,  regarding  the  legality  of  the securities being registered.

   8.1*        Opinion of Looper, Reed, Mark & McGraw Incorporated regarding tax matters.

   8.2*        Opinion of Felesky Flynn, Barristers & Solicitors, regarding tax matters.


   9.1**       Voting Trust Agreement, dated January 26, 1995, between Sterling National Corporation and holders of Sterling Options.

  10.1**       Bill  of  Sale, dated  effective  January  1, 1995,  by  and  between Electronic  Transmission
               Corporation and Sterling National Corporation.

  10.2**       Agreement for Processing  Medical Claims on a Temporary Basis,  dated effective March 5, 1996, by and between Electronic Transmission Corporation and Wal-Mart.

  10.3**       Equipment  Lease and  Stock  Option  Agreement,  effective  April 23,  1996,  by  and  between
               Electronic Transmission Corporation and Ironwood Leasing Limited.

  10.4**       Letter Agreement,  dated  June 20,  1996,  between  Electronic  Transmission  Corporation  and
               Ironwood Leasing Limited.

  10.5**       Promissory  Note, dated  June 1, 1996,  in the  principal amount  of $779,574.50,  executed in favor of the Registrant by Electronic Transmission Corporation.

  10.6**       Staff Leasing  Services Agreement, dated effective  December 15, 1995, by  and between Network
               Employers Group, Inc. and Electronic Transmission Corporation.


  10.7**       Employment  and Settlement Agreement,  dated January 2,  1995, between Electronic Transmission
               Corporation and L. Cade Havard.

  10.8**       Employment and Settlement Agreement,  dated December 4, 1995, between  Electronic Transmission
               Corporation and Elaine Boze.

  10.9**       Employment  and Settlement  Agreement, dated  March 1,  1995, between  Electronic Transmission
               Corporation and Timothy P. Powell.

  10.10**      Employment Agreement,  dated May  1,  1996, between  Electronic Transmission  Corporation  and
               Ann C. McDearmon.

  10.11**      Employment Agreement,  dated April 1,  1996, between  Electronic Transmission  Corporation and
               Louann Smith.

  10.12**      Settlement and  Employment  Agreement,  dated May 1,  1996,  between  Electronic  Transmission
               Corporation and Roy W. Mers.

  10.13**      Office Lease, dated January 5, 1995, by and between  Natron Limited Partnership and Electronic
               Transmission Corporation, including amendments thereto.

  10.14*       Agreement  for Processing and  Repricing Medical Claims,  effective September 1, 1996,  by and between Electronic Transmission Corporation and Wal-Mart.

  16.1**       Form of Notice of Change of Auditor.

  16.2**       Letter of Hans P. Cremers, Chartered Accountant, dated June 24, 1996.

  16.3**       Letter of Simonton, Kutac & Barnidge, L.L.P., dated June 24, 1996.

  23.1**       Consent of  Looper,  Reed, Mark  & McGraw  Incorporated  (set forth  in  Exhibit 5.1 and  8.1, respectively).

  23.2**       Consent of Beaumont Church, Barristers and Solicitors (set forth in Exhibit 5.2).

  23.3*        Consent  of  Simonton,  Kutac  &  Barnidge,  L.L.P. as  to  the  financial  statements  of the
               Registrant.

  23.4*        Consent of  Simonton, Kutac &  Barnidge, L.L.P. as  to the financial  statements of Electronic
               Transmission Corporation.

  23.5*        Consent of Felesky Flynn, Barristers & Solicitors (set forth in Exhibit 8.2).

 EXHIBIT
 NUMBER                                            DESCRIPTION OF EXHIBITS
 ------        ----------------------------------------------------------------------------------------------

  24.1**       Power of Attorney.  (See page II-4 of the Registration Statement).

  27.1*        Financial Data Schedule

  99.1**       Form of Proxy for the Registrant.

  99.2**       Form of Proxy for Electronic Transmission Corporation.


- ------------------------------
*        Filed herewith.
**       Previously filed.

         B.      Financial Statement Schedules:

                 Not applicable.

ITEM 22.         UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required in Section 10(a)(3) of the Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

         (5)     That every prospectus (a) that is filed pursuant to paragraph
(4) immediately preceding, or (b) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 13th day of September, 1996.

                                        ETC TRANSACTION CORPORATION
                                        (Registrant)


                                        By:          /s/ L. Cade Havard
                                           -------------------------------------
                                           L. Cade Havard, Chief Executive
                                           Officer



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


                       Signature                                       Title                            Date
                       ---------                                       -----                            ----
                   /s/ L. Cade Havard                    Chief Executive Officer, Chairman of    September 13, 1996
 -----------------------------------------------------   the Board of Directors and Principal
 L. Cade Havard                                          Financial and Accounting Officer


                 /s/ Edward Bollinger*                   Director                                September 13, 1996
 -----------------------------------------------------
 Edward Bollinger



              /s/ Katherine L. MacDonald*                Director                                September 13, 1996
 -----------------------------------------------------
 Katherine L. MacDonald

 *By:              /s/ L. Cade Havard
     -------------------------------------------------
                     L. Cade Havard
                    Attorney-in-fact

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                                           DESCRIPTION OF EXHIBITS
- ------   -------------------------------------------------------------------------------------------------------------
 2.1**   Agreement and Plan of Merger dated as of May 1, 1996, by and among the Registrant and Electronic Transmission
         Corporation.

 3.1**   Articles of Incorporation of the Registrant, dated September 5, 1986.

 3.2**   Articles of Amendment to the Articles of Incorporation of the Registrant, dated March 26, 1996.

 3.3**   Bylaws of the Registrant, dated September 5, 1986.

 3.4**   Form of Certificate of Incorporation of the Registrant, as continued and domesticated into the State of
         Delaware

 3.5**   Form of Bylaws of the Registrant, as continued and domesticated into the State of Delaware.

 4.1**   Specimen of Continued Common Stock Certificate.

 5.1**   Opinion of Looper, Reed, Mark & McGraw Incorporated regarding the legality of the securities being registered.

 5.2**   Opinion of Beaumont Church, Barristers and Solicitors, regarding the legality of the securities being registered.

 8.1*    Opinion of Looper, Reed, Mark & McGraw Incorporated regarding tax matters.

 8.2*    Opinion of Felesky Flynn, Barristers & Solicitors, regarding tax matters.

 9.1**   Voting Trust Agreement, dated January 26, 1995, between Sterling National Corporation and holders of Sterling
         Options.

10.1**   Bill of Sale, dated effective January 1, 1995, by and between Electronic Transmission Corporation and Sterling
         National Corporation.

10.2**   Agreement for Processing Medical Claims on a Temporary Basis, dated effective March 5, 1996, by and between
         Electronic Transmission Corporation and Wal-Mart.

10.3**   Equipment Lease and Stock Option Agreement, effective April 23, 1996, by and between Electronic Transmission
         Corporation and Ironwood Leasing Limited.

10.4**   Letter Agreement, dated June 20, 1996, between Electronic Transmission Corporation and Ironwood Leasing
         Limited.

10.5**   Promissory Note, dated June 1, 1996, in the principal amount of $779,574.50, executed in favor of the
         Registrant by Electronic Transmission Corporation.

10.6**   Staff Leasing Services Agreement, dated effective December 15, 1995, by and between Network Employers Group,
         Inc. and Electronic Transmission Corporation.

10.7**   Employment and Settlement Agreement, dated January 2, 1995, between Electronic Transmission Corporation and L.
         Cade Havard.

10.8**   Employment and Settlement Agreement, dated December 4, 1995, between Electronic Transmission Corporation and
         Elaine Boze.

10.9**   Employment and Settlement Agreement, dated March 1, 1995, between Electronic Transmission Corporation and
         Timothy P. Powell.

EXHIBIT
NUMBER                                           DESCRIPTION OF EXHIBITS
- ------   ----------------------------------------------------------------------------------------------------------------
10.10**  Employment Agreement, dated May 1, 1996, between Electronic Transmission Corporation and Ann C. McDearmon.

10.11**  Employment Agreement, dated April 1, 1996, between Electronic Transmission Corporation and Louann Smith.

10.12**  Settlement and Employment Agreement, dated May 1, 1996, between Electronic Transmission Corporation and Roy W.
         Mers.

10.13**  Office Lease, dated January 5, 1995, by and between Natron Limited Partnership and Electronic Transmission
         Corporation, including amendments thereto.

10.14*   Agreement for Processing and Repricing Medical Claims, effective September 1, 1996, by and between Electronic
         Transmission Corporation and Wal-Mart.

16.1**   Form of Notice of Change of Auditor.

16.2**   Letter of Hans P. Cremers, Chartered Accountant, dated June 24, 1996.

16.3**   Letter of Simonton, Kutac & Barnidge, L.L.P., dated June 24, 1996.

23.1**   Consent of Looper, Reed, Mark & McGraw Incorporated (set forth in Exhibit 5.1 and 8.1, respectively).

23.2**   Consent of Beaumont Church, Barristers and Solicitors (set forth in Exhibit 5.2).

23.3*    Consent of Simonton, Kutac & Barnidge, L.L.P. as to the financial statements of the Registrant.

23.4*    Consent of Simonton, Kutac & Barnidge, L.L.P. as to the financial statements of Electronic Transmission
         Corporation.

23.5*    Consent of Felesky Flynn, Barristers & Solicitors (set forth in Exhibit 8.2).

24.1**   Power of Attorney.  (See page II-4 of the Registration Statement).

27.1*    Financial Data Schedule

99.1**   Form of Proxy for the Registrant.

99.2**   Form of Proxy for Electronic Transmission Corporation.


- ------------------------------
*        Filed herewith.
**       Previously filed.